As filed with the U.S. Securities and Exchange Commission on January 13, 2025

Registration No. 333-281109

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hyperscale Data, Inc.

(f/k/a Ault Alliance, Inc.)

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3679 (Primary Standard Industrial Classification Code Number)	94-1721931 (I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240 Las Vegas, Nevada 89141 Telephone: (949) 444-5464
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry Nisser President and General Counsel Hyperscale Data, Inc. 122 East 42nd Street, 50th Floor New York, NY 10168 Telephone: (646) 650-5044
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Spencer G. Feldman, Esq. Kenneth A. Schlesinger, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 Tel: (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 13, 2025

Hyperscale Data, Inc.

1,500,000 Shares of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock

This prospectus relates to the offer and resale of up to 1,500,000 shares of Hyperscale Data, Inc.’s (“we,” “us,” “our company” or the “Company”) 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (“Series D Preferred Stock” or the “Shares”), by Orion Equity Partners LLC (the “Selling Stockholder” or “Orion”). The shares included in this prospectus consist of shares of our Series D Preferred Stock that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to a Purchase Agreement we entered into with the Selling Stockholder on June 20, 2024, as amended (as amended, the “Purchase Agreement”), in which the Selling Stockholder has committed to purchase from us, at our direction, up to an aggregate of $37.5 million of shares of Series D Preferred Stock (the “Commitment Amount”) as consideration for its irrevocable commitment to purchase shares of our Series D Preferred Stock at our election in our sole discretion, from time to time after the date of this prospectus. See the section titled “Committed Equity Financing” for a description of the Purchase Agreement and the section entitled “Selling Stockholder” for additional information regarding the Selling Stockholder.

We are not selling any shares of Series D Preferred Stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Stockholder. However, we may receive up to $37.5 million in aggregate gross proceeds from sales of our Series D Preferred Stock to the Selling Stockholder, in our sole and absolute discretion, that we elect to make, from time to time over the approximately 36-month period commencing on the date of the Purchase Agreement, provided that this registration statement, of which this prospectus forms a part, and any other registration statement the Company may file from time to time, covering the resale by the Selling Stockholder of the shares of our Series D Preferred Stock purchased from us by the Selling Stockholder pursuant to the Purchase Agreement is declared effective by the U.S. Securities and Exchange Commission (“SEC”) and remains effective, and the other conditions set forth in the Purchase Agreement are satisfied (the “Commencement Date”).

The Selling Stockholder may sell or otherwise dispose of the shares of our Series D Preferred Stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution (Conflicts of Interest)” for more information about how the Selling Stockholder may sell or otherwise dispose of the Series D Preferred Stock being offered in this prospectus.

Selling Stockholder may be deemed to be an affiliate of Spartan Capital Securities, LLC, or Spartan, a FINRA member by virtue of the fact that Selling Stockholder is 50% beneficially owned and controlled by each of John Lowry, the 100% beneficial owner of Spartan, and William Coons, an associated person of Spartan. The Selling Stockholder will receive a 5.5% discount to the market price of the Shares it is required to purchase under the Purchase Agreement, plus the reimbursement of legal costs and the costs of engagement of $115,000 as a “qualified independent underwriter” in compliance with FINRA Rule 5121, and $700,000 in original interest discounts under the notes issued to affiliate entities of Orion under a 2024 Credit Agreement (see “Plan of Distribution (Conflicts of Interest)” hereunder for a detailed description of all compensation payable to Orion in connection with the Purchase Agreement and (indirectly) the 2024 Credit Agreement). Because Orion will receive all the net proceeds from any resales of the shares made to the public, Spartan Capital Securities, LLC (including Orion) is deemed to have a “conflict of interest” within the meaning of Rule 5121 of FINRA. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. For the avoidance of doubt, Spartan Capital Securities, LLC is not a party to the Purchase Agreement, has no obligations under the Purchase Agreement and shall derive no benefit from the Purchase Agreement.

Each of Selling Stockholder and Northland Securities, Inc. (in its capacity as a “qualified independent underwriter” hereunder) is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution (Conflicts of Interest)” for more information about the role and responsibilities of Northland Securities, Inc. as a qualified independent underwriter.

The Company’s Series D Preferred Stock trades on the NYSE American LLC (“NYSE American”) under the symbol “GPUS PD.” On January 8, 2025, the last reported sales price of the Company’s Series D Preferred Stock, as reported by NYSE American, was $24.05 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in the Series D Preferred Stock is highly speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 22 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Series D Preferred Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January ___, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-1 that we filed with the SEC. The Selling Stockholder may, from time to time, sell up to 1,500,000 shares of our Series D Preferred Stock, as described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the securities described in this prospectus.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by us or on our behalf and filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholder is offering to sell our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any shares of our Series D Preferred Stock, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

For investors outside of the United States: Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This document includes trademarks, tradenames and service marks, certain of which belong to the Company and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this document appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that the Company will not assert its rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. The Company does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of the Company by, these other parties.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our company” and similar terms refer to Hyperscale Data, Inc. and its consolidated subsidiaries.

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MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this document. See “Cautionary Note Regarding Forward-Looking Statements.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, contains forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	we will need to raise additional capital to fund our operations in furtherance of our business plan;

•	we have an evolving business model, which increases the complexity of our business;

•	our Bitcoin mining operations present a number of risks;

•	we are highly reliant on the price of Bitcoin and the level of demand for, and financial performance of, Bitcoin;

•	our holding company model presents certain additional risks;

•	our growth strategy is subject to a significant degree of risk;

•	we are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer;

•	if we fail to anticipate and adequately respond to rapid technological changes in our industry, including evolving industry-wide standards, in a timely and cost-effective manner, our business, financial condition and results of operations would be materially and adversely affected;

•	we are subject to risks related to governmental regulation and enforcement with respect to Bitcoin mining, including:

o	regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin network in a manner that adversely affects an investment in our securities;

o	due to the unregulated nature and lack of transparency surrounding the operations of many Bitcoin trading venues, they may experience fraud, security failures or operational problems, which may adversely affect the value of our bitcoin;

o	if regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Act”) by the SEC, we may be required to register and comply with such regulations. To the extent we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. This would likely have a material adverse effect on us and investors may lose their investment; and

o	changing environmental regulation and public energy policy may expose our business to new risks;

•	we may be significantly impacted by developments and changes in laws and regulations, including increased regulation of the industry in which we operate through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act;

•	if we do not continue to satisfy the NYSE American continued listing requirements, our securities could be delisted from NYSE American;

•	our Series D Preferred Stock price is volatile; and

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•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Series D Preferred Stock, you should read the entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and related notes thereto included elsewhere in this prospectus.

Company Overview

Hyperscale Data, Inc., a Delaware corporation formerly known as Ault Alliance, Inc., was incorporated in September 2017. Through our wholly and majority owned subsidiaries and strategic investments, we own and/or operate data centers at which we mine Bitcoin and offer colocation and hosting services for the emerging artificial intelligence (“AI”) ecosystems and other industries as well as provide mission-critical products that support a diverse range of industries, including a metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma and textiles. Our direct and indirect wholly owned subsidiaries include (i) Sentinum, Inc. (“Sentinum”), (ii) Alliance Cloud Services, LLC (“ACS”), (iii) BNI Montana, LLC (“BNI Montana”).

We own a majority of Ault Capital Group, Inc. (“Ault Capital”), which in turn has a direct controlling interest in (i) Ault Lending, LLC (“Ault Lending”), (ii) RiskOn International, Inc., formerly known as BitNile Metaverse, Inc. (“ROI”), which wholly owns BitNile.com, Inc. (“BNC”), RiskOn360, Inc., formerly known as Ault Iconic, Inc. (“RiskOn360”) and RiskOn Learning, Inc., (iii) askROI, Inc., (iv) Ault Global Real Estate Equities, Inc. (“AGREE”), (v) Eco Pack Technologies, Inc. (“Eco Pack”), which has a controlling interest in Eco Pack Technologies Limited, (vi) Ault Aviation, LLC (“Ault Aviation”), (vii) Third Avenue Apartments, LLC (“Third Avenue”), (viii) Circle 8 Holdco LLC (“Circle 8 Holdco”), which wholly owns Circle 8 Crane Services, LLC (“Circle 8”), (ix) TurnOnGreen, Inc. (“TurnOnGreen”), which wholly owns TOG Technologies, Inc. (“TOG Technologies”) and Digital Power Corporation (“Digital Power”), (x) Gresham Worldwide, Inc., formerly known as Giga-tronics Incorporated (“GIGA”), which wholly owns Gresham Holdings, Inc., formerly Gresham Worldwide, Inc. (“GWW”), which in turn wholly owns Gresham Power Electronics Ltd. (“Gresham Power”), Enertec Systems 2001 Ltd. (“Enertec”), Relec Electronics Ltd. (“Relec”) and has a controlling interest in Microphase Corporation (“Microphase”) and (xi) Avalanche International Corp. (“Avalanche” or “AVLP”), which does business as MTIX International (“MTIX”).

We were founded by Milton C. (Todd) Ault, III, our Executive Chairman, and are led by Mr. Ault, William B. Horne, our Chief Executive Officer and Vice Chairman, and Henry Nisser, our President and General Counsel. Together, they constitute the Executive Committee, which manages the day-to-day operations of the holding company. The Company’s long-term objective is to maximize per share intrinsic value. All major investment and capital allocation decisions are made for us by Mr. Ault and the Executive Committee.

We currently have the following reportable segments, though it should be noted that we are in the process of transitioning our data centers away from Bitcoin mining to operations dedicated to high-performance computing (“HPC”) and AI purposes:

•	Technology and Finance (“Fintech”) – commercial lending, activist investing, and stock trading through Ault Lending;

•	Sentinum: crypto assets mining operations and colocation and hosting services for the emerging artificial intelligence ecosystems and other industries through Sentinum;

•	Ault Global Real Estate Equities, Inc. (“AGREE”): hotel operations and other commercial real estate holdings;

•	Circle 8: crane rental and lifting solutions provider for oilfield, construction, commercial and infrastructure markets;

•	ROI: operates a software-as-a-service platform called askROI.com, which is a unique, generative AI-driven platform engineered to provide pertinent and unique data insights through integration with business specific data that pushes beyond the conventional uses of existing large language models. ROI also owns 100% of BNC, which operates a metaverse platform and 100% of GuyCare, which develops products designed to improve men’s health;

•	GIGA: defense solutions with operations conducted by GWW’s subsidiaries Microphase, Enertec, Gresham Power and Relec; and

•	TurnOnGreen: commercial electronics solutions with operations conducted by Digital Power, and electric vehicle (“EV”) charging solutions through TOG Technologies.

We operate as a holding company with operations conducted primarily through our subsidiaries, which are described below.

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Recent Events and Developments

On December 14, 2023, we, along with our wholly owned subsidiaries Sentinum, Third Avenue, ACS, BNI Montana, Ault Lending, Ault Aviation and AGREE (collectively with our company, Sentinum, Third Avenue, ACS, BNI Montana, Ault Lending and Ault Aviation, the “Guarantors”) entered into a Loan and Guaranty Agreement (the “2023 Loan Agreement”) with institutional lenders, pursuant to which Ault & Company, Inc. (“Ault & Company”), a related party, borrowed $36 million and issued secured promissory notes to the lenders in the aggregate amount of $38.9 million (collectively, the “Secured Notes”; and the transaction, the “Loan”). The 2023 Loan Agreement was amended as of April 15, 2024.

Pursuant to the 2023 Loan Agreement, the Guarantors, as well as Milton C. Ault, III, our Executive Chairman and the Chief Executive Officer of Ault & Company, agreed to act as guarantors for repayment of the Secured Notes. In addition, certain Guarantors entered into various agreements as collateral in support of the guarantee of the Secured Notes, including (i) a security agreement by Sentinum, pursuant to which Sentinum granted to the Lenders a security interest in (a) 19,226 Antminers (the “Miners”), (b) all of the Bitcoins mined or otherwise generated from the Miners and (c) the membership interests of ACS, (ii) a security agreement by the Company, Ault Lending, BNI Montana and AGREE, pursuant to which those entities granted to the lenders a security interest in substantially all of their assets, as well as a pledge of equity interests in Ault Aviation, AGREE, Sentinum, Third Avenue, Ault Energy, LLC, our wholly owned subsidiary (“Ault Energy”), ADTC, Eco Pack, and Circle 8 Holdco, (iii) a mortgage and security agreement by Third Avenue on the real estate property owned by Third Avenue in St. Petersburg, Florida (the “Florida Property”), (iv) a future advance mortgage by ACS on the real estate property owned by ACS in Dowagiac, Michigan (the “Michigan Property”), (v) an aircraft mortgage and security agreement by Ault Aviation on a private aircraft owned by Ault Aviation (the “Aircraft”), and (vi) deposit account control agreements over certain bank accounts held by certain of our subsidiaries.

In addition, pursuant to the 2023 Loan Agreement, we agreed to establish a segregated deposit account (the “Segregated Account”), which would be used as a further guarantee of repayment of the Secured Notes. $3.5 million of cash was paid into the Segregated Account on the closing date. We were required to have the minimum balance in the Segregated Account be not less than $7 million, $15 million, $20 million and $27.5 million on the five-month, nine-month, one-year and two-year anniversaries of the closing date, respectively. In addition, starting on March 31, 2024, we were required to deposit $0.3 million monthly into the Segregated Account, which increases to $0.4 million monthly starting March 31, 2025. Further, we agreed to deposit into the Segregated Account, (i) up to the first $7 million of net proceeds, if any, from the sale of the Hilton Garden Inn in Madison West, the Residence Inn in Madison West, the Courtyard in Madison West, and the Hilton Garden Inn in Rockford; (ii) 50% of cash dividends (on a per dividend basis) received from Circle 8 on or after June 30, 2024; (iii) 30% of the net proceeds from any bond offerings we conduct, which shall not exceed $9 million in the aggregate; and (iv) 25% of the net proceeds from cash flows, collections and revenues from loans or other investments made by Ault Lending (including but not limited to sales of loans or investments, dividends, interest payments and amortization payments), which shall not exceed $5 million in the aggregate. In addition, if we decide to sell certain assets, we further agreed to deposit funds into the Segregated Account from the sale of those assets, including, (i) $15 million from the sale of the Florida Property, (ii) $11 million from the sale of the Aircraft, (iii) $17 million from the sale of the Michigan Property, (iv) $350 per Miner, subject to a de minimis threshold of $1 million, and (v) $10 million from the sale of Circle 8.

On May 15, 2024, the 2023 Loan Agreement was amended to extend the date by which we were required to have a specified minimum balance in the Segregated Account from May 15, 2024 to July 22, 2024 and the specified minimum balance to be in the account as of such date was increased from $7 million to $7.4 million. On July 25, 2024, the 2023 Loan Agreement was further amended to extend the date by which we were required to have a specified minimum balance in the Segregated Account from July 22, 2024 to July 31, 2024. On August 16, 2024, the 2023 Loan Agreement was further amended to have the minimum balance in the Segregated Account be not less than $15 million, $20 million and $27.5 million on the nine-month, one-year and two-year anniversaries of the closing date, respectively. On September 17, 2024, the 2023 Loan Agreement was further amended to eliminate the required nine-month, one-year and two-year anniversaries required minimum balance. Further, starting on September 30, 2024, we were required to deposit $0.4 million monthly into the Segregated Account, which increases to $0.5 million monthly starting March 31, 2025.

On January 12, 2024, pursuant to the approval provided by our stockholders at the annual meeting of stockholders, we filed an Amendment to our Certificate of Incorporation with the State of Delaware to effectuate a reverse stock split of our Class A common stock, $0.001 par value (“Common Stock”) affecting both the authorized and issued and outstanding number of such shares by a ratio of one-for-twenty-five. The reverse stock split became effective on January 16, 2024. All share amounts in this registration statement have been updated to reflect the reverse stock split.

On January 31, 2024, Ault Lending entered into a securities purchase agreement (the “January 2024 SPA”) with Alzamend Neuro, Inc. (“Alzamend”), pursuant to which Alzamend agreed to sell, in one or more closings, to Ault Lending up to 6,000 shares of Series B convertible preferred stock (the “ALZN Series B Preferred”) and warrants to purchase up to 6.0 million shares of Alzamend common stock (the “ALZN Series B Warrants”) for a total purchase price of up to $6.0 million. On January 31, 2024, Ault Lending purchased 1,220 shares of ALZN Series B Preferred and warrants to purchase 122,000 shares for a total purchase price of $1.22 million. The purchase price was paid by the cancellation of $1.22 million of cash advances made by Ault Lending to Alzamend between November 9, 2023 and January 31, 2023. Each share of ALZN Series B Preferred has a stated value of $1.00 per share and is convertible into a number of shares of Alzamend’s common stock determined by dividing the stated value by $10.00, subject to adjustment in the event of an issuance of Alzamend common stock at a price per share lower than the conversion price, as well as upon customary stock splits, stock dividends, combinations or similar events. The ALZN Series B Warrants are exercisable on the first business day after the six-month anniversary of issuance and have a five-year term, expiring on the fifth anniversary of the initial exercise date. The exercise price of the ALZN Series B Warrants is $12.00, subject to adjustment in the event of an issuance of Alzamend common stock at a price per share lower than the conversion price, as well as upon customary stock splits, stock dividends, combinations or similar events.

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On each of March 7, 2024, March 8, 2024, March 18, 2024, March 19, 2024 and April 17, 2024 pursuant to the securities purchase agreement we entered into with Ault & Company, dated as of November 6, 2023 (the “November 2023 SPA”), we sold to Ault & Company 500 shares of Series C Convertible Preferred Stock and warrants to purchase 4,223 shares of common stock, for a purchase price of $500,000.

On March 11, 2024, we entered into a note purchase agreement with two institutional investors (the “Buyers”) pursuant to which the Buyers purchased from the Company, on March 12, 2024 in a registered direct offering to the Buyers an aggregate of $2,000,000 principal face amount convertible promissory notes (the “Notes”). The Notes were sold to the Buyers for an aggregate purchase price of $1,800,000, which reflects an original issue discount of $200,000. The Notes accrue interest at the rate of 6% per annum, unless an event of default (as defined in the Notes) occurs, at which time the Notes would accrue interest at 12% per annum. The Notes were subsequently converted in full into shares of common stock at a conversion price of $12.25 per share.

On March 26, 2024, pursuant to the January 2024 SPA, Ault Lending purchased 780 shares of ALZN Series B Preferred Stock and ALZN Series B Warrants to purchase 78,000 shares of Alzamend common, for a purchase price of $780,000.  As of the date of this prospectus, Ault Lending has purchased an aggregate of 2,000 shares of ALZN Series B Preferred and ALZN Series B Warrants to purchase an aggregate of 200,000 shares of Alzamend common stock, for an aggregate purchase price of $2.0 million.

On March 25, 2024 we entered into an amendment to the (i) November 2023 SPA, (ii) the related Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Convertible Stock and (iii) the number of Series C Warrants, to provide for (A) an increase in the dollar amount of the Series C Convertible Preferred Stock that Ault & Company may purchase from us from $50,000,000.00 to $75,000,000.00 and (B) extended the date of on which the final closing may occur to June 30, 2024, subject to Ault & Company’s ability to further extended such date for ninety days.

Effective April 29, 2024, we issued to an accredited investor a term note with a principal face amount of $1,705,000. The note bears interest at the rate of 15% per annum and the note was issued with an original issuance discount. The maturity date of the note was May 17, 2024. The note contained a standard and customary event of default for failure to make payments when due under the note. The purchase price for the note was $1,550,000. The term note was amended on May 16, 2024 to extend the maturity date to June 15, 2024 and further amended on June 18, 2024 to extend the maturity date to July 31, 2024.

On June 4, 2024, we entered into a Loan Agreement (the “2024 Credit Agreement”) with OREE Lending Company, LLC and Helios Funds LLC, as lenders (“Lenders”). Each Lender is a 50% member of (and thus affiliate of) Orion. The 2024 Credit Agreement provided for an unsecured, non-revolving credit facility in an aggregate principal amount of up to $20,000,000, provided, however, that at no point shall the Company be allowed to have outstanding loans under the 2024 Credit Agreement in a principal amount received of more than $2,000,000 (unless otherwise allowed by Lenders in their sole discretion). All loans under the 2024 Credit Agreement are due December 4, 2024. The Lenders are not obligated to make any further loans under the 2024 Credit Agreement after the maturity date described above. Loans under the 2024 Credit Agreement are evidenced by promissory notes (the “Promissory Notes”) and have an original issuance discount of 20% to the amount of each loan and all Promissory Notes, originally bore interest at the rate of 15.0% per annum and may be repaid at any time without penalty or premium.

Under the 2024 Credit Agreement, the Lenders loaned to the Company $1,500,000 on June 4, 2024, $500,000 on June 20, 2024 and $1,500,000 on or about July 2, 2024. As of the date of this prospectus, the Company has repaid $2,000,000 to Lenders. On January 9, 2025, the Company and each Lender amended (a) the 2024 Credit Agreement whereby, among other things, upon the effectiveness of the registration statement of which this prospectus is made a part, the 2024 Credit Agreement shall terminate and be of no further force and effect, (b) the notes whereby no additional interest (other than the 20% OID) shall accrue on such notes. As a result of these amendments, the aggregate amount payable to the Lenders by the Company, above the principal amount of $3,500,000 under the 2024 Credit Agreement, is $700,000.

On June 20, 2024, we entered into the ELOC Purchase Agreement, as amended (as amended, the “Purchase Agreement”) with Orion Equity Partners, LLC, the Selling Stockholder named herein, pursuant to which the Selling Stockholder has committed to purchase up to the $37.5 million Commitment Amount of our Series D Preferred Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Series D Preferred Stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time beginning on the Commencement Date and during the term of the Purchase Agreement.

On June 23, 2024, our former subsidiary, Ault Disruptive Technologies Corporation (“Ault Disruptive”), and our subsidiary, GIGA, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ADRT Merger Sub, Inc., a direct and wholly owned subsidiary of Ault Disruptive, whereby ADRT Merger Sub, Inc. would merge with and into GIGA, with GIGA being the surviving corporation and thereby becoming a wholly owned subsidiary of Ault Disruptive. Upon the closing of the Merger Agreement, it was expected that Ault Disruptive would be renamed Gresham Worldwide, Inc., and thereafter remain listed on the NYSE American under a new ticker symbol, “GWWI.”

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However, on August 15, 2024, Ault Disruptive delivered a termination notice to Gresham notifying it that Ault Disruptive was exercising its right to terminate the Merger Agreement effective August 15, 2024 because GIGA recently filed a petition for a Chapter 11 bankruptcy in Arizona. No termination fee or other payment is due to any party to the Merger Agreement from any of the other parties as a result of the termination. Following the termination, we will continue to beneficially own a majority of GIGA’s shares of common stock and our board of directors as well as GIGA’s will consist of several identical members.

On July 18, 2024, we entered into a note purchase agreement with an institutional investor pursuant to which the institutional investor agreed to acquire, and we agreed to issue and sell in a registered direct offering to the institutional investor, a $5,390,000 10% OID Convertible Promissory Note (the “OID Note”). The OID Note was sold to the institutional investor for a purchase price of $4,900,000, an original issue discount of $490,000. The OID Note will accrue interest at the rate of 15% per annum, unless an event of default occurs, at which time the OID Note would accrue interest at 18% per annum. The OID Note matured on October 19, 2024. In addition, the OID Note is convertible into shares of our common stock at a conversion price of $5.867 per share (the “OID Conversion Price”), subject to adjustment. On December 10, 2024, we entered into a forbearance agreement with the investor pursuant to which the investor agreed to forebear through the close of business on December 31, 2024, from exercising the rights and remedies it is entitled to under the OID Note, and we issued the investor a convertible promissory note in the amount of $853,068 (the “Forbearance Note”). Subject to the approval by the NYSE American and the Company’s stockholders, the Forbearance Note shall be convertible into shares of Common Stock at a conversion price equal to $5.47, subject to adjustment. The Forbearance Note will accrue interest at the rate of 18% per annum and mature on February 15, 2025.

On August 2, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 300 shares of Series C Convertible Preferred Stock and warrants to purchase 2,534 shares of common stock to Ault & Company, for a purchase price of $300,000.

In October 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold an aggregate of 1,400 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 11,825 shares of common stock to Ault & Company, for an aggregate purchase price of $1,400,000.

In November 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold an aggregate of 1,280 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 10,811 shares of common stock to Ault & Company, for an aggregate purchase price of $1,280,000.

On November 13, 2024, we announced the distribution of six hundred fifty thousand (650,000) shares of our 10% Series E Redeemable Perpetual Preferred Stock (the “Series E Preferred Stock”), a $16.25 million stated value, to holders of Common Stock and Series C Convertible Preferred Stock on an as-converted basis. The record date for this dividend was November 26, 2024, and the payment date was December 9, 2024. Dividends will accrue on the stated amount of $25.00 per share of the Series E Preferred Stock at a rate per annum equal to 10.00%.

On November 15, 2024, we announced the distribution of five million (5,000,000) shares of our Class B Common Stock (the “Class B Common Stock”) to all holders of our Common Stock and Series C Convertible Preferred Stock on an as-converted basis. The record date for this dividend was November 29, 2024, and the payment date is December 16, 2024. There will be no public trading market for the Class B Common Stock at the payment date. While the Company presently intends to seek to have the Class B Common Stock listed for trading on the NYSE American within the foreseeable future, there can be no assurance when, or if, such a listing will occur. The Class B Common Stock is identical to the currently outstanding Common Stock, with the exception that each share thereof carries ten (10) times the voting power of a share of Common Stock. The Class B Common Stock is convertible at any time after the payment date into Common Stock on a one-for-one basis.

On November 20, 2024, pursuant to the approval provided by our stockholders at the annual meeting of stockholders held on June 28, 2024, we filed an Amendment to our Certificate of Incorporation with the State of Delaware to effectuate a reverse stock split of our Common Stock affecting the issued and outstanding number of such shares by a ratio of one-for-thirty-five. The reverse stock split became effective on November 22, 2024. All share amounts in this registration statement have been updated to reflect the reverse stock split.

On November 26, 2024, we announced the distribution of one million (1,000,000) shares of our Series F Exchangeable Preferred Stock (“Series F Preferred Stock”) to holders of Common Stock and Series C Convertible Preferred Stock on an as-converted basis. The record date for this dividend was December 13, 2024, and the payment date is December 23, 2024. The Series F Preferred Stock has a $1.00 liquidation preference and will not pay a dividend. Each share of Series F Preferred Stock will be exchangeable, at the option of its holder, for (i) ten (10) shares of Class A Common Stock of Ault Capital Group, Inc., a wholly owned subsidiary of the Company and a Nevada corporation (“ACG”) and (ii) five (5) shares of Class B Common Stock of ACG, at any time beginning on the later of (i) one year after issuance of the Series F Preferred Stock and (ii) the date of the registration under the Securities Act of 1933, as amended, of all of the foregoing shares of ACG Class A Common Stock and ACG Class B Common Stock. Once this distribution will have been effectuated, and the Series F Preferred Stock has been exchanged into shares of ACG Class A and Class B Common Stock, the Company’s sole business will be its ownership of Sentinum, Inc. through which it operates its Bitcoin mining business as well as its high power computing and AI operations.

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In December 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold an aggregate of 3,020 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 25,509 shares of common stock to Ault & Company, for an aggregate purchase price of $3,020,000. As of the date of this prospectus, Ault & Company has purchased an aggregate of 50,000 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 422,337 shares of common stock, for an aggregate purchase price of $50 million.

On December 13, 2024 (the “Closing Date”), Third Avenue completed the sale of its real property located at the southeast corner of 5th Street North and 3rd Avenue North in St. Petersburg, Florida (the “Property”). The Property was sold on the Closing Date to Cats Mirror Lake, LLC (the “Buyer”) pursuant to a contract of sale, as amended entered into by Third Avenue and the Buyer. The sale price for the property was $13,000,000.

Through January 8, 2025 pursuant to the securities purchase agreement we entered into with Ault & Company, dated as of December 21, 2024 (the “December 2024 SPA”), we sold to Ault & Company 860 shares of Series G Convertible Preferred Stock and warrants to purchase 145,319 shares of common stock, for a purchase price of $860,000.

Our Corporate Structure

On September 10, 2024, we changed our name from Ault Alliance, Inc. to Hyperscale Data, Inc. (the “Name Change”). The Name Change did not affect the rights of our security holders. Our common stock is traded on the NYSE American under the symbol “AULT.” Existing stock certificates that reflect a prior corporate name continue to be valid. Certificates reflecting the new corporate name are issued as old stock certificates are tendered for exchange or transfer to our transfer agent.

In March and August of 2024, we reorganized our corporate structure pursuant to a series of transactions by and among the Company and its directly and indirectly owned subsidiaries as well as third parties. The purpose of the reorganization was to simplify our organizational and reporting structure to more accurately reflect our business operations. As a result of the foregoing transactions, our corporate structure is currently as follows:

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Our Business Strategy

As principally a holding company, our business strategy is designed to increase stockholder value. Under this strategy, we are focused on managing and financially supporting our existing subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing the value returned to stockholders. We have, are and will consider initiatives including, among others: public offerings, the sale of individual partner companies, the sale of certain or all partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize stockholder value, such as activist trading. We anticipate returning value to stockholders after satisfying our debt obligations and working capital needs.

On October 7, 2019, we created an Executive Committee which is comprised of our Executive Chairman, Chief Executive Officer and President. The Executive Committee meets on a daily basis to address the Company’s critical needs and provides a forum to approve transactions which are communicated to our Chief Financial Officer and Senior Vice President of Finance on a bi-weekly basis by our Chief Executive Officer.

Our Executive Committee approves and manages our investment and trading strategy. The Executive Committee has decades of experience in financial, investing and securities transactions. Led by our Founder and Executive Chairman, Milton C. (Todd) Ault, III, we seek to find undervalued companies and disruptive technologies with a global impact. We use a traditional methodology for valuing securities that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling or sizable but non-controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. Mr. Ault relies heavily on William B. Horne, our Vice Chairman and Chief Executive Officer, and Henry Nisser, our President and General Counsel, to provide analysis and guidance on all acquisition targets and throughout the acquisition process.

From time to time, we engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our stockholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, transactions in their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings, mergers or spin-offs and directed share subscription programs. We will continue to consider these and functionally equivalent programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our stockholders.

Over the recent past, we have provided capital and relevant expertise to fuel the growth of businesses in Bitcoin mining, generative AI and metaverse platform development, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics and textiles. We have provided capital to subsidiaries as well as partner companies in which we have an equity interest or may be actively involved, influencing development through board representation and management support.

Our Principal Subsidiaries and their Businesses

The following is a brief summary of the principal businesses that we either wholly own or in which we own a controlling interest:

Sentinum, Inc.

Sentinum conducts data center operations and Bitcoin mining through ACS.

Overview

Through its owned and operated data centers, Sentinum’s mission is to support internal computing requirements and to empower AI-focused businesses and other businesses requiring high-density power with reliable, scalable, and secure hosting solutions. We currently have data centers in Michigan and Montana. The Michigan data center design and available power provides Sentinum the ability to create bespoke solutions enabling it to seize growth opportunities within the broader data center services market. The Michigan data center design continues to evolve to address prospective customer requirements, including cooling techniques such as direct to chip heat exchange and backup power systems such as uninterruptible power supplies with batteries to store energy. Sentinum can provide a range of service options tailored to a customer’s needs, including high-performance computing (“HPC”) and AI. HPC and AI are synonymous with applications requiring immense computational power to process complex models and perform real-time inferences. These use cases are being adopted by a wide range of industries, such as healthcare, energy, automotive, robotics and other autonomous systems. We are exploring the potential of working directly with end user companies as well as companies who we could partner with to provide comprehensive solutions.

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Sentinum’s attentiveness to disruptive technologies such as HPC, AI and blockchain combined with the foundational elements of data centers, power infrastructure, telecommunications and security enable it to support the internal operations for Bitcoin mining alongside non-mining solutions for third party customers. The economies of scale created by Bitcoin mining operations provide a competitive advantage to Sentinum as it seeks to add non-mining applications to its services portfolio. If successful in adding non-mining applications, it is highly likely that the Bitcoin mining operations will be gradually phased out. Sentinum continues to evaluate opportunities to add HPC and AI applications. Sentinum conducts preliminary engineering design sessions with prospects and provides site tours at its Michigan data center for qualified opportunities. Sentinum continually monitors critical equipment supply chains and lead times in support of preferred installation timelines requested by prospective customers. Sentinum is in the process of completing tasks required to meet a prospect’s preferred installation date by end of January 2025.

We currently mine Bitcoin using purpose-built computers (or “miners”) to solve complex cryptographic algorithms (or “verify” or “solve” blocks) in the blockchain in exchange for rewards and fees denominated in the native token of that blockchain network, which is Bitcoin. Our miners provide computing power to a Bitcoin mining pool operator, in which all the participants’ machines mine Bitcoin as a collective group, and we get paid the expected value of both the block reward and transaction fees for doing so. The mine pool operators receive block rewards and transaction fees paid in Bitcoin by the blockchain when the mine pool finds new blocks. The reward and transaction fees are then shared by the pool participants based on their hash rate contributions to the pool, less a small amount of fees.

We have determined that Bitcoin, the only crypto asset that we mine, would likely not be considered a security under U.S. federal securities laws, in consultation with outside counsel, as applicable. We will base our analysis on relevant case law, applying the frameworks established by the U.S. Supreme Court and taking into consideration relevant guidance by the SEC and its staff. See “Risk Factors — Risks Related to Our Bitcoin Operations — Legal and Regulatory — A particular crypto asset’s status as a ‘security’ in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of Bitcoin, we may be subject to regulatory scrutiny, investigations, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that Bitcoin that we own or mine is a ‘security’ may adversely affect the value of Bitcoin and our business.”

We do not, however, currently acquire crypto assets for investment purposes. As of September 30, 2024, we held less than one Bitcoin valued at $65,000, based on cost less impairment as of such date. Our mining operations generated a net loss of $11.1 million and revenue of $25.2 million during the nine months ended September 30, 2024 compared to a net loss of $4.4 million and revenue of $23.3 million during the nine months ended September 30, 2023. During the year ended December 31, 2023, our mining operations generated a net loss of $2.6 million and revenue of $33.1 million compared to a net loss of $91.6 million and revenue of $16.7 million during the year ended December 31, 2022. As of September 30, 2024, the $65,000 carrying value of our Bitcoin represented less than 0.1% of our total assets of $231.5 million as of such date.

Sentinum Breakeven Analysis

Since commencement of Sentinum’s mining operations in 2021, we have received approximately 2,951 Bitcoin for providing computing power to a Bitcoin mining pool operator and from hosted mining operations, pursuant to the terms of a Master Services Agreement (“MSA”) with Core Scientific, Inc. (“Core Scientific”), through September 30, 2024. The MSA terminated on August 31, 2024. The Bitcoin received is available for sale in the ordinary course of business, and while we believe that holding Bitcoin represents an attractive option to increase our liquid assets, and as such we have historically held some Bitcoin, due to our continued operating losses we currently sell Bitcoin as it is mined to fund our operating expenses. We believe that our integrated model with close control over our power sources and owning our Bitcoin mining data center helps us to produce Bitcoin with attractive cost efficiency, since we are not burdened with additional costs that are typical in a third party hosting relationship such as per miner operational fees and revenue sharing. This helps us to produce Bitcoin, excluding depreciation of our miners which is a non-cash expense, at a cost that we believe is attractive versus the price of Bitcoin.

Our net cost of power was between approximately $42 to $62 per megawatt-hour (“MWh”) in the second half of 2023 to present. During the nine months ended September 30, 2024, we had on average approximately 18,000 miners in operations. In aggregate, these miners generated approximately 102 and 610 Bitcoin during the three and nine months ended September 30, 2024, respectively, for providing computing power to a Bitcoin mining pool operator and from hosted mining operations with Core Scientific. Alternatively, during the three and nine months ended September 30, 2024, we generated an average of 1.11 and 2.23 Bitcoin per day, respectively, from our mining operations. Due to the termination of our hosting agreement with Core Scientific and the block reward halving that occurred during April 2024, the average Bitcoin mined from our operations has decreased to approximately 1.1 Bitcoin per day during the three months ended September 30, 2024. The following table reflects the actual costs that we incurred to mine one Bitcoin.

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	Three Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2024

Depreciation	$36,434	$18,251
Utilities and other costs	35,695	18,875
Hosting Fees	21,803	19,897
	$93,932	$57,023

Additionally, Sentinum’s daily general and operating costs, excluding an impairment charge of $10.5 million that was recognized, decreasing the net carrying value of the Company’s crypto assets mining equipment to their estimated fair value, were approximately $14,243 and $6,286, respectively, per Bitcoin mined during the three and nine months ended September 30, 2024. Conversely, the price of Bitcoin ranged from approximately $17,000 to approximately $44,000 during 2023, from approximately $38,000 to approximately $108,000 during 2024, and was approximately $95,000 as of January 8, 2025, according to Coin Market Cap.

If we complete the initial phase of development of the Montana Facilities, which is currently on hold, then we would expect the Montana Facilities to provide up to a combined 20 MWs of power, enabling up to 6,500 S19j Pro Antminers to operate. Inclusive of costs previously incurred to acquire two land lease agreements and two corresponding power purchase agreements, the Montana Facilities would cost approximately $7 million. Further, given the favorable cost differential for power between Montana and Michigan, the increase in operating costs and depreciation from capitalized expenditures is expected to approximate the power cost savings. However, while completion of the development of the Montana Facilities would not be expected to have a negative impact on our operating results, we have currently placed this project on hold to focus on the development of our Michigan Facility to support HPC and AI applications. During 2024 and 2025, we anticipate large expenditures in our Michigan Facility to facilitate the transition of the facility to support HPC and AI applications. Initially, these expenditures will likely increase Sentinum’s loss unless we are able to pass these costs on to our future customers. These uncertainties make it impossible to predict when, if ever, that Sentinum will achieve profitable operations.

Thus, if the price of Bitcoin, level of difficulty to mine, the amount of the block reward or the amount of Bitcoin earned by miners for mining one block on the Bitcoin blockchain remained constant, then Sentinum will not be profitable in 2024. However, given the block reward halving that occurred on April 20, 2024, an event that occurs approximately every four years, we are currently unable to predict with any certainty what long term effect this will have on revenues derived from our Bitcoin mining operations, the price of Bitcoin or the level of difficulty to mine. Currently miners receive 3.25 Bitcoin for mining one block on the Bitcoin blockchain, which decreased from 6.50 Bitcoin prior to the most recent halving. While the halving had an adverse effect on our profitability, the expected cash generated from our Bitcoin mining operations is still expected to exceed that of our operating costs given the significance of depreciation charges, which is expected to account for nearly 20% of Sentinum’s total costs of operations during 2024.

During 2023, Sentinum reported a loss from operations of approximately $2.6 million inclusive of depreciation and amortization of approximately $18.3 million. As such, after capital expenditure of approximately $2 million, Sentinum generated approximately $15.3 million in cash for the year ended December 31, 2023. The cash generated from operations was used to pay for a portion of the costs we incurred.

Bitcoin and Bitcoin Mining Overview

Blockchain and Bitcoin Overview

Many forms of crypto assets, including Bitcoin, are a type of digital asset that function as a medium of exchange, a unit of account and/or a store of value (i.e. a new form of digital money). Crypto assets operate by means of blockchain technology, which generally uses open-source, peer-to-peer software to create a decentralized digital ledger that enables the secure use and transfer of crypto assets. We believe that Bitcoin and the associated blockchain technology has potential advantages over traditional payment systems, including: the tamper-resistant nature of blockchain networks; rapid-to-immediate settlement of transactions; lower fees; elimination of counterparty risk; protection from identify theft; broad accessibility; and a decentralized nature that enhances network security by reducing the likelihood of a “single point of failure.” However, since centralized exchanges, which operate intermediate processes for executing trades, storing coins and initiating transactions, account for the majority of Bitcoin trading volume there remains the risk that a malicious actor may be able to alter blockchains on which transactions of crypto asset reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. Additionally, cybersecurity risks from unauthorized third parties employing illicit operations such as hacking, phishing and social engineering, could introduce a level of counterparty risk, a risk that a party is unable to fulfill its contractual obligations. Recently, crypto assets, and Bitcoin in particular, have gained widespread mainstream attention and have begun to experience greater adoption by both retail and institutional investors and the broader financial markets. For example, Bitcoin’s aggregate market value had appreciated to $1.85 trillion in December 2024 compared to $512 billion in February 2023. All figures are derived from Yahoo Finance and data furnished by Messari.io, an independent entity with which we have no relationship and that, in its own words, “brings transparency to the crypto economy.” As Bitcoin and blockchain technologies more generally, have entered the mainstream, prices of Bitcoin have reached all-time highs, albeit with periodic price decreases, and the broader ecosystem has continued to develop. While we expect the value of Bitcoin to remain volatile, we believe this increase in its aggregate market value signals institutionalization of Bitcoin and wider adoption of crypto asset. For example, in January 2024, the SEC approved the listing and trading of Bitcoin exchange-traded funds, of which, as of January 8, 2025, approximately 32 are trading with over $125 billion of Bitcoin assets held (https://etfdb.com/themes/bitcoin-etfs/#complete-list&sort_name=assets_under_management&sort_order=desc&page=1).

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Bitcoin is a decentralized asset that enables near instantaneous transfers. Transactions occur via an open-source, cryptographic protocol platform which uses peer-to-peer technology to operate with no central authority. The online network hosts the public transaction ledger, known as the blockchain, and each crypto asset is associated with a source code that comprises the basis for the cryptographic and algorithmic protocols governing the blockchain. In a crypto asset network, every peer has its own copy of the blockchain, which contains records of every historical transaction — effectively containing records of all account balances. Each account is identified solely by its unique public key (making it effectively anonymous) and is secured with its associated private key (kept secret, like a password). The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature, providing strong control of ownership.

No single entity owns or operates the network. The infrastructure is collectively maintained by a decentralized public user base. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the currency units. Rather, the value is determined by market factors, supply and demand for the units, the prices being set in transfers by mutual agreement or barter among transacting parties, as well as the number of merchants that may accept the crypto asset. Since transfers do not require involvement of intermediaries or third parties, there are only nominal transaction costs in direct peer-to-peer transactions. For example:

•	In terms of conventional peer-to-peer transactions, there either are no fees or they are de minimis (Source: https://www.kraken.com/en-us);

•	For purposes of traditional networks, there are nominal fees associated with any transaction (Source: https://bitinfocharts.com/bitcoin); and

•	As of January 8, 2025, the 90-day simple average Bitcoin network transaction fee is $1.81 per transaction, which is still low compared to conventional transaction fees charged by banks and other more traditional financial institutions (https://bitinfocharts.com/bitcoin).

The network fee is separate and distinct from the pool fee we pay Luxor Technology (“Luxor”) for its services in acting as a pool operator, discussed below. The network fee is applicable to anyone who transacts on the blockchain.

Given that block space is limited, mining fees can and often do fluctuate significantly from transaction to transaction as a result of “congestion.” However, this congestion does not negate any of the statements made immediately above.

Units of Bitcoin can be converted to fiat currencies, such as the U.S. dollar, at rates determined on various exchanges, such as Binance, Coinbase, Bybit, Kraken, Gemini and others. Bitcoin prices are quoted on various exchanges and fluctuate with extreme volatility.

We believe that Bitcoin, the only crypto asset we provide computing power to a mining pool operator for mining purposes, offers many advantages over traditional, fiat currencies, although many of these factors also present potential disadvantages and may introduce additional risks, including:

•	Acting as a fraud deterrent, as crypto assets are digital and cannot be counterfeited or reversed arbitrarily by a sender;

•	Immediate settlement;

•	Elimination of counterparty risk;

•	No trusted intermediary required;

•	Lower fees;

•	Identity theft prevention;

•	Accessible by everyone;

•	Transactions are verified and protected through a confirmation process, which prevents the problem of double spending;

•	Decentralized — no central authority (government or financial institution); and

•	Not recognized universally and not bound by government imposed or market exchange rates.

However, crypto assets may not provide all of the benefits they purport to offer.

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Limitations on Bitcoin Mining

In addition to competition, there are two factors that may affect Bitcoin mining companies: (i) limitations on the supply of Bitcoin; and (ii) the market price of Bitcoin.

The blockchain’s method for creating new Bitcoins is mathematically determined in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Specifically, the number of Bitcoins awarded for solving a new block is automatically halved for every 210,000 blocks that are solved. The current fixed reward for solving a new block is 3.125 Bitcoins per block, which was reduced from 6.25 Bitcoins in April 2024, which was reduced from 12.5 Bitcoins in May 2020 and will be reduced further to 1.5625 Bitcoins per block in March 2028 This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin network’s source code and the underlying protocol for Bitcoin issuance is altered. This also means, however, that our revenue prospects will decline unless the price of a Bitcoin increases commensurately or we acquire more miners, which we do not intend to do.

We only participate in mining pools that mine Bitcoin. Our ability to generate revenue from these mining operations will be dependent on the price of Bitcoin. The price of Bitcoin has experienced substantial volatility, including fluctuation patterns which may reflect “bubble” type volatility, meaning that high or low prices at a given time may not be indicative of the current or future value of Bitcoin. The price of a Bitcoin may be subject to rapidly changing investor and market sentiment, and may be influenced by factors such as technology, regulatory developments and media coverage. Further, Bitcoin’s value may be based on various factors, including their acceptance as a means of exchange or purchasing power by consumers and vendors, volume, liquidity and transferability and market demand. Bitcoin’s current price reflects, in part, the belief by some that Bitcoin could become a widely accepted form of currency; however, if this prediction turns out to be incorrect its price could decrease dramatically, as would our prospects for future revenue and profits. See “Risk Factors – Risks Related to Our Bitcoin Operations” for more information on the risks we face due to our mining of Bitcoin and its speculative and volatile nature.

Bitcoin Mining and Mining Pools

As a participant in a Bitcoin mining pool, we use specialized miners to solve cryptographic math problems necessary to record and “publish” crypto asset transactions to blockchain ledgers. Generally, each crypto asset has its own blockchain, which consists of software code (also known as a protocol), which is run by all the computers on the network for such blockchain. Within this code, transactions are collated into blocks, and these blocks must meet certain requirements to be verified by the blockchain software, added to the blockchain or ledger of all transactions and published to all participants on the network that are running the blockchain software. After a transaction is verified, it is combined with other transactions to create a new block of data for the blockchain. For proof-of-work blockchains, the process of verifying valid blocks requires computational effort to solve a cryptographic equation, and this computational effort protects the integrity of the blockchain ledger. This process is referred to as “mining.” As a reward for verifying a new block, miners receive payment in the form of the native crypto asset of the network, in our case Bitcoin. This payment is comprised of a block reward (i.e., the automatic issue of new Bitcoins) and the aggregated transaction fees for the transactions included in the block (paid in existing crypto asset tokens by the participants to the transactions). The block reward payments and the aggregated transaction fees are what provide the incentive for miners to contribute hash rate to the network.

A “hash” is the actual cryptographic function run by the miners, and is a unique set of numbers and letters derived from the content of the block. The protocol governing the relevant blockchain sets certain requirements for the hash. Miners compete to be the first to generate a valid hash meeting these requirements and, thereby, secure payment for solving the block. Hash rate is the speed at which miners can complete the calculation, and therefore is a critical measure of performance and computational power. A high rate means a miner may complete more calculations over a given period and has a greater chance to solve a block. An individual miner has a hash rate total of its miners seeking to mine a specific crypto asset, and the blockchain-wide hash rate for a specific crypto asset, in our case Bitcoin, can be understood as the aggregate of the hash rates of all of the miners actively trying to solve a block on that blockchain at a given time.

The protocols governing Bitcoin are coded to regulate the frequency at which new blocks are verified by automatically adjusting what is known as the “mining difficulty,” which is the level of computational activity required before a new block is solved and verified. For example, on the Bitcoin blockchain the protocol is coded such that a new block is solved and verified approximately every ten minutes. As such, to the extent the hash power on the network is increased or decreased due to, for example, fluctuations in the number of active miners online, mining difficulty is correspondingly increased or decreased to maintain the preset interval for the verification of new blocks.

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On Bitcoin networks, the rewards for solving a block are also subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in Bitcoin using a proof-of-work consensus algorithm. After a predetermined number of blocks are added to the blockchain, the mining reward is cut in half, hence the term “halving.” The last halving for Bitcoin occurred on April 20, 2024, and the one prior to the most recent halving occurred on May 11, 2022. Transaction fees are variable and depend on the level of activity on the network. Generally, transaction fees increase during times of network congestion, as miners will prefer transactions with higher fees, and therefore a higher fee can reduce the time to process a transaction, and decrease when there are fewer transactions on the network.

As the total amount of available hash rate has increased on the Bitcoin network, it has become increasingly difficult for any individual miner to independently solve a block and as a result “mining pools” have emerged as an efficient way for miners to pool resources. Mining pools aggregate the hash rate of various miners participating in the mining pool. In this way the mining pool operator, rather than an individual miner, validates the block and receives the block reward and related transaction fees. The mining pool is organized by a third party, in our case, Luxor. All of the approximately 11,000 miners currently in operation at our Michigan and Montana facilities provide hash rate to the Luxor mining pool. In consideration for receiving a percentage of the earned block rewards and transaction fees, Luxor administers the pool and ensures that the participants in the pool receive their share of the block reward and related transaction fees, generally pro-rata to their contributed hash rate. Mining pools offer miners more predictable and consistent revenue compared to mining individually. We participate in mining pools by providing what the industry refers to as “hashrate” to the pool. Hashrate is defined as the computing power that our mining equipment produces when helping to validate a block that the mining pool is trying to solve. We use the FPPS, or Full Pay-Per-Share, method when mining with Luxor. Pursuant to the “Full Pay-Per-Share” model, both the block reward and the mining service charge are settled according to the theoretical profit. It includes the calculation of a standard transaction fee within a certain period and distributes it to mining pool participants according to their hash power contributions in the pool. It increases the mining pool participants’ earnings by sharing transaction fees. Standard transaction fees are calculated using a certain period which are then distributed to miners according to their hash power contributions in the pool. Luxor currently charges us a 0.68% mining fee.

We provide computing power to the mining pool, which is run by the mining pool operator with whom we contract, who in turn provides transaction verification services. Based on the terms of the agreement, in our judgment, the mining pool operator is considered the principal in providing mining pool services. We recognize revenue, net of certain transaction fees from the mining pool operator, which are not considered material. Our current mining pool agreement is cancelable at any time by either party without penalty. Revenue received for providing computing power would be directly impacted positively or negatively should we start and stop providing computing power to the mining pool operator within a given reporting period.

Our Strategy

Own and Operate Our Mining Facilities

We have in the past invested heavily in purchasing, building and operating our mining facilities, though we have no intention of acquiring more miners. By owning and operating our miners at facilities that offer competitive advantages, including access to reliable, low-cost, renewable power and room for expansion, we expect to have greater control over the timing of the purchase and deployment of our miners. We also may enhance our ability to intelligently and quickly adapt our operating model and reap savings compared to paying for outsourced operations and infrastructure. We anticipate that we will continue to consider other opportunities to integrate our operations, including with respect to both the software utilized by our fleet and the associated hardware.

Reliable, Low-Cost, Renewable Power

Power represents our highest variable direct cost for our mining operations, with electrical power required to operate the miners. We believe the combination of increased mining difficulty, driven by greater hash rates, and the periodic adjustment of reward rates, such as the halving of Bitcoin rewards, will drive the increasing importance of power efficiency in Bitcoin mining over the long term. As a result, we are focused on deploying our miners at locations with access to reliable, renewable power sources, as successfully doing so should enable us to reduce our power costs.

Miners require considerable amounts of electrical energy to perform their functions and mine Bitcoin; consequently, a critical aspect of operating in the crypto asset mining industry is obtaining a reliable supply of electricity at a relatively low and stable cost. To this end, in January 2021, ACS purchased a 617,000 square foot energy-efficient facility located on a 34.5 acre site in southern Michigan (the “Michigan Facility”). Since the purchase of the Michigan Facility, we have invested in infrastructure improvements and began both ramping up the power capacity and installing miners. To date, we have increased the power load from 1.5 megawatts (“MWs”) to approximately 30 MWs. In addition, the utility company that currently provides our power indicated the ability to expand the Michigan Facility’s capacity up to approximately 300 MWs, which we are currently evaluating. Our relationship with the utility company has grown as we have demonstrated our ability to upgrade and use power at our site effectively. Currently, we have 3,729 S19j Pro Antminers and 4,628 S19 XP Antminers in operation at our Michigan facility but it is our intention to dedicate all the power capacity at the Michigan Facility to our AI hyperscale data center operations. If successful, we expect to sell any idle miners in the secondary market, which could be between 12,500 and 16,500 miners.

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We have also invested in a data center through BNI Montana, which acquired two land lease agreements and two corresponding power purchase agreements in Montana in 2023. We have completed the build-out at one of the two sites (collectively, the “Montana Facilities”), which provides up to 10 MWs of power. If we complete the build-out of the second site, which is currently on hold pending the transition of our Michigan Facility to support HPC and AI applications, the Montana Facilities will provide up to a combined 20 MWs of power and allow us to operate approximately 6,500 miners. We believe that the capacity of the Montana Facilities can be significantly expanded, and we have begun an electrical load study in collaboration with the local utility to explore potential power upgrades. However, given the current price of Bitcoin and the level of difficulty to mine, at this time we have no plans to expand the capacity at the Montana Facilities, which has the capacity to operate approximately 2,600 S19j Pro Antminers. Additionally, we may cease mining altogether at the Montana Facilities if the price of Bitcoin and the level of difficulty to mine does not improve such that our existing miners can operate profitably.

We continue to evaluate other sites, locations, and partnerships for additional and alternative support of future mining operations. While we have not at present entered into any other agreements, we will continue to explore and evaluate additional facilities that would enable us to expand our mining operations as needed.

Our Bitcoin Mining Operations

Currently, we have 4,443 S19j Pro Antminers and 4,628 S19 XP Antminers in operation at our Michigan facility and no Antminers in operation at our Montana facility. Additionally, 10,155 S19j Pro Antminers are not in operation, primarily because of the termination of our hosting agreement with Core Scientific on August 31, 2024. Antminers in operation have an aggregate mining production capacity of approximately 1.09 EH/s.

Our strategy includes identifying clean power for our Bitcoin mining operations. Management has considered the issues surrounding the environmental impact of our Bitcoin mining operations and concluded that the environmental impact of our mining operations is not material. The basis for this conclusion was that Indiana Michigan Power, the regulated utility that provides power to our Michigan Facility, reported that in 2023 it generated more than 87% of its energy from emission-free sources, including solar, wind, hydro and nuclear. The power source for our Montana Facilities, Basin Electric Power Cooperative, reported that approximately 28% of its power was from emission-free sources, primarily wind and hydro, resulting in greater than 75% of power used in our mining operations being generated from emission-free sources. In addition to our continued expansion investments at the Michigan Facility, we also seek out new locations to support our bitcoin mining business. We consider sites with a variety of offerings, including purchasing the site (as we have done in Michigan), but also leasing buildings and facilities (as we have done with the Montana Facilities), hosting relationships and strategic partnerships. At this time, we have not entered into any new mining agreements at locations other than the Michigan Facility and the Montana Facilities. We mine Bitcoin only.

Coins that are mined are held in a custodial account. We securely store our Bitcoin at Gemini Trust Company, LLC (“Gemini”), a regulated, audited and insured crypto asset custodian. Gemini is a fiduciary and qualified custodian under the New York Banking Law and is licensed by the New York State Department of Financial Services. Additionally, Gemini holds numerous money transmitter licenses or the statutory equivalent and has obtained System and Organization Controls (“SOC”) 1 Type 2 and SOC 2 Type 2 certifications from its independent third-party auditor, Deloitte and Touche LLP. A SOC 1 report evaluates controls that are applicable to internal control over financial reporting whereas a SOC 2 report evaluates a security framework that authenticates an organization’s ability to securely handle customer data. Further, Gemini has insurance coverage against the theft of crypto assets that results from a direct security breach or hack of Gemini’s systems, or theft by a Gemini employee.

The custody arrangements require that we mine to a custodial wallet address where the private key is held by the custodian and all keys for the wallet are held in cold storage. This provides a layer of protection in both the transaction and liquidation phases of the operations by using multi-factor and multi-person approval processes, to include Know Your Customer and Anti-Money Laundering procedures of the receiving party. We will either hold the Bitcoin or may choose to convert those assets into fiat currency depending on financial needs and plans. When we opt to convert the Bitcoins we sell or exchange our Bitcoin through Gemini, the custodian of our digital wallet. When we elect to make a sale or exchange our Senior Vice President - Finance submits a request to Gemini’s execution department to exchange Bitcoin for U.S. dollars. Gemini sends an approval email to both our CEO and CFO to approve. Once approved by either our CEO or CFO, Gemini executes the sale/exchange on its trading platform at current market prices, less commissions, and deposits the U.S. dollars into our bank account.

Beyond the foregoing, our custody agreement with Gemini provides that:

•	Gemini provides a unique custody account in which all our Bitcoins are held, which are segregated from all others’ assets and are verifiable through the blockchain; and

•	Gemini charges us fees in Bitcoin, which is deducted from our Bitcoins on the last business day of every month.

Currently, we are converting Bitcoin received from our mining activities into fiat currency on a nearly daily basis to pay for operating costs and purchase commitments for expansion activities at our facilities. We do not hold any Bitcoin for investment.

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Regulation

The laws and regulations applicable to crypto asset are evolving and subject to interpretation and change. Governments around the world have reacted differently to crypto assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the United States, many crypto assets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements, which generally does not apply to Bitcoin. As crypto assets have grown in both popularity and market value, the U.S. Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network (“FinCEN”), the SEC, the Commodity Futures Trading Commission (“CFTC”), Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau, the Department of Justice (“DOJ”), the Department of Homeland Security, the Federal Bureau of Investigation (“FBI”), the Internal Revenue Service (“IRS”) and state financial regulators, have been examining the operations of crypto asset networks, crypto asset users and crypto asset exchange markets, with particular focus on the extent to which crypto assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange crypto assets for users.

Many of these state and federal agencies have issued consumer advisories regarding the risks posed by crypto assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of crypto asset transactions or requirements for businesses engaged in activities related to crypto assets. Depending on the regulatory characterization of the Bitcoin we mine, the markets for Bitcoin in general, and our activities in particular, may be subject to one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of crypto asset markets and our crypto asset operations. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against crypto asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from crypto asset activity. There is also increasing attention being paid by U.S. federal and state energy regulatory authorities as the total load of crypto mining grows and potentially alters the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies are also actively reviewing the impact of crypto mining in their respective states. For example, in May 2023, Montana enacted S.B. 178 which established a right-to-mine for digital assets and prevents local governments from enacting any ordinance, resolution, or rule that selectively targets digital asset miners. In 2022, Michigan considered a bill that would establish a blockchain and cryptocurrency commission aimed at, among other things, examining the feasibility of regulating the energy consumption associated with the cryptocurrency industry and investigate blockchain and cryptocurrency. The bill has, as of the date of this prospectus, yet to be signed into law. In addition to Michigan and Montana, other states are also considering or implemented laws aimed at regulating crypto mining. For example, in 2022, New York placed a two-year moratorium on certain cryptocurrency mining companies that use fossil fuels, which expired in November 2024.

RiskOn International, Inc.

BitNile.com, Inc.

Overview

BNC is primarily engaged in the development and operation of an online metaverse platform (the “Metaverse”). The Metaverse represents a significant development in the online metaverse landscape, offering immersive, interconnected digital experiences that are inclusive, engaging, and dynamic. By integrating various elements such as virtual markets, real world goods marketplaces and VIP experiences, gaming, social activities, sweepstakes, gambling, and more, ROI aims to revolutionize the way people interact online. ROI’s virtual world, located at BitNile.com, is accessible via any device using any web browser, without requiring permissions, downloads, or apps, and the platform can be enjoyed without the need for bulky and costly virtual reality headsets.

BNC’s games operate on a free-to-play model, whereby game players may collect coins free of charge through the passage of time and, if a game player wishes to obtain coins above and beyond the level of free coins available to that player, the player may purchase additional coin packages (“Freemium” gaming model). Once obtained, Nile Tokens and Nile Coins (either free or purchased) cannot be redeemed for cash or exchanged for anything outside of the Metaverse. When coins are used and played in the games, the game player could “win” and would be awarded additional coins or could “lose” and lose the future use of those coins.

For purposes of the description of the Metaverse, please be aware that BNC uses the following terminology in this prospectus:

•	BNC uses the term “digital assets” to describe the following items, none of which has any real-world implications, and none of which is an NFT:

◦	Digital real estate;
◦	Clothing items for avatars;
◦	Custom avatars;
◦	Skins for many things;
◦	Digital art;
◦	Nile Tokens; and
◦	Nile Coins.

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•	Please note that (i) “avatar” refers to a player’s representation in the game world, (ii) the term “skins” refers to an overlay on top of an item such as a vehicle, or avatar or the like, and (iii) the term “Digital art” refers to artistic work that employs digital technology during the creation or presentation; for example, the digital arts are part of the animation, visual effects, and video game industries.

•	Further, the term “digital assets” referenced in this section refers to virtual goods and items that may exist within the BNC metaverse and can be bought, owned, and in some cases traded by players within that virtual environment. These digital assets are not based on blockchain technology and are neither non-fungible tokens (“NFTs”) nor crypto assets.

•	The digital assets in the BNC metaverse are essentially in-game items, such as virtual clothing, accessories, collectibles, or other goods that enhance players’ experiences within the metaverse. These items are designed to be used exclusively within the BNC platform and do not have any external market or real-world value outside of the game.

•	Players may acquire these digital assets through various means, such as in-game purchases, rewards for completing certain tasks or challenges, or by trading with other players within the metaverse. The ownership and transfer of these digital assets are managed by BNC’s internal systems and do not rely on decentralized blockchain ledgers like NFT’s or crypto assets do.

When BNC refers to selling digital assets, it is referring to the sale of these in-game virtual items to players within the Metaverse and not to the sale of NFT’s or any other blockchain-based digital assets. RiskOn does not presently have any intention to use NFT’s or crypto assets in the platform, and doesn’t even have any mechanisms in place to do so.

Consequently, BNC’s use of the term “digital assets” is not the typical one commonly used within the industry.

BNC’s current and planned products and experiences are:

•	Virtual markets. The platform facilitates sales of virtual goods and items from BNC as well as third party vendors like virtual real estate, digital art, user customizations, and unique collectibles.

•	Real world goods marketplaces. The platform allows users to shop for a diverse range of real world products and VIP experiences.

•	Gaming. The platform provides an extensive selection of gaming options, including participation in games, sweepstakes and social gaming experiences, such as Blackjack and roulette.

•	Sweepstakes gaming. The platform features a dedicated gaming zone for users to engage in sweepstakes gaming, offering opportunities to win virtual and real money.

•	Contests of skill. The platform organizes competitions for users to showcase their talents and compete against others for prizes and recognition in various disciplines.

•	Building private spaces. The platform allows users to construct and customize their dream homes or private spaces.

•	Socialization and connectivity. The platform’s ongoing mission will be to foster global connections by enabling users to interact with individuals from around the world, forming new friendships, collaborating on projects or engaging in conversations within various social hubs.

•	Real and virtual concerts. BNC believes that the platform may, in the future, host live and virtual concerts within the Metaverse, featuring performances from both real world and virtual artists, allowing users to attend and enjoy shows in an immersive environment.

Business Strategy

The metaverse industry is experiencing rapid growth and expansion, driven by advancements in technology, increased interest in virtual experiences and the rise of digital economies. BNC’s business strategy revolves around creating a seamless, all-encompassing platform that caters to various user needs and interests.

The strategic pillars for the growth of the BitNile.com metaverse platform include (i) leveraging cutting-edge technology to offer a user-friendly, browser-based platform compatible with virtual reality headsets and other modern devices for an enhanced experience, (ii) providing a diverse range of products and experiences that caters to users with different interests and preferences, (iii) fostering global connections and a sense of community among users, encouraging socialization and collaboration, and (iv) focusing on continuous innovation to stay ahead of industry trends and customer expectations.

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Competition

BNC faces competition from existing metaverse platforms and new entrants. Key competitors include:

•	Established metaverse platforms, such as Decentraland, The Sandbox, and Second Life, as well as companies that develop metaverse tools and platforms such as META;

•	Gaming-focused platforms, like Fortnite and Roblox; and

•	Social media platforms that integrate metaverse elements, such as Facebook’s Horizon Workrooms.

Regulatory Environment: Present and Future Challenges

As the metaverse industry continues to grow and evolve, regulatory challenges and considerations are becoming increasingly important. The unique nature of the metaverse, which often combines elements of virtual reality, gaming, social networking, and digital economies, presents a complex landscape for regulators to navigate.

To navigate the complex and evolving regulatory landscape, BNC will prioritize compliance with relevant laws and regulations in all jurisdictions where it operates. This includes data privacy and protection regulations, gaming and sweepstakes regulations, and intellectual property rights. By maintaining a strong focus on regulatory compliance, BNC aims to minimize potential legal risks and build trust with users and partners.

Present Regulatory Challenges

The metaverse industry is currently grappling with several regulatory challenges, including:

•	Data Privacy and Security: As users share personal information and engage in transactions within the metaverse, concerns about data privacy and security are paramount. Regulators must ensure that platforms adhere to existing data protection regulations, such as the General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”);

•	Intellectual Property Rights: The metaverse’s reliance on user-generated content and virtual goods and items raises questions about intellectual property rights and the enforcement of copyright, trademark, and patent laws in virtual environments;

•	Taxation and Financial Regulations: The growth of virtual economies and the increasing popularity of non-fungible tokens have raised questions about taxation and financial regulations. Regulators must determine how to classify and tax digital assets and transactions, as well as ensure compliance with anti-money laundering and know-your-customer regulations; and

•	Content Moderation and Liability: Metaverse platforms face challenges in moderating content and managing user behavior, raising questions about the platforms’ liability for user-generated content and potential violations of existing laws, such as those related to hate speech, harassment, and misinformation.

Future Regulatory Challenges

As the metaverse industry continues to develop and expand, several future regulatory challenges are likely to emerge, including:

•	Cross-border jurisdictional issues: With the metaverse being a global, borderless environment, determining jurisdiction and applying national laws to activities and transactions within the metaverse will become increasingly complex;

•	Virtual reality and augmented reality regulations: As VR and AR technologies become more integrated into the metaverse, new regulations may be needed to address issues related to safety, privacy, and ethical considerations in the use of these technologies;

•	Decentralization and governance: The increasing trend towards decentralized metaverse platforms raises questions about governance and regulatory oversight, as traditional regulatory mechanisms may not be applicable or effective in these environments; and

•	Ethics and inclusivity: As the metaverse becomes more intertwined with daily life, ethical considerations related to inclusivity, accessibility, and the potential for digital divides will become increasingly important for regulators to address.

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Committed Equity Financing

On June 20, 2024, we entered into the Purchase Agreement with the Selling Stockholder, which agreement was amended on November 1, 2024 and January 9, 2025. The Purchase Agreement provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct the Selling Stockholder to purchase up to an aggregate of $37.5 million of shares of our Series D Preferred Stock over the 36-month term of the Purchase Agreement. Under the Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of a registration statement, we have the right to submit to the Selling Stockholder an advance notice (each, an “Advance Notice”) directing the Selling Stockholder to purchase any amount up to the Maximum Advance Amount (as described below).

The Maximum Advance Amount means an amount equal to 40% of the average of the Daily Value Traded (as defined below) of our Series D Preferred Stock during the ten trading days immediately preceding an Advance Notice, provided that we must send the Advance Notice to the Selling Stockholder by 8:30 a.m., Eastern time, unless otherwise agreed to in writing by us and the Selling Stockholder. For these purposes, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of our Series D Preferred Stock on NYSE American during regular trading hours, as reported by Bloomberg L.P., by the VWAP (as defined in the Purchase Agreement) for that trading day.

The number of shares that we can issue to the Selling Stockholder from time to time under the Purchase Agreement is subject to the Ownership Limitation (as defined below in the prospectus). We control the timing and number of sales of our Series D Preferred Stock to the Selling Stockholder. The Selling Stockholder has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the Purchase Agreement. The Selling Stockholder has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our Series D Preferred Stock during any time prior to the termination of the Purchase Agreement.

Pursuant to the Purchase Agreement, we agreed to prepare and file with the SEC a registration statement for the resale by the Selling Stockholder of Registrable Securities (as defined in the Purchase Agreement) within 30 calendar days from the date of the Purchase Agreement.

The Purchase Agreement may be terminated by us at any time after commencement, at our discretion. The Purchase Agreement will automatically terminate on the date that we sell, and the Selling Stockholder purchases, the full $37.5 million amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the Purchase Agreement.

Corporate Information

We are a Delaware corporation, initially formed in California in 1969 and reincorporated in Delaware in 2017. We are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141. Our phone number is (949) 444-5464 and our website address is www.hyperscaledata.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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THE OFFERING

Issuer	Hyperscale Data, Inc.

Shares of our Series D Preferred Stock offered by the Selling Stockholder	Up to 1,500,000 shares of our Series D Preferred Stock, consisting of an indeterminable number of shares of our Series D Preferred Stock we may elect, in our sole discretion, to issue and sell to the Selling Stockholder under the Purchase Agreement from time to time after the Commencement Date, if any.

Shares of our Series D Preferred Stock outstanding as of January 8, 2025	323,835 shares of Series D Preferred Stock

Shares of our Series D Preferred Stock outstanding after giving effect to the issuance of the shares registered hereunder	1,823,835 shares of Series D Preferred Stock

Dividends

Holders of the Series D Preferred Stock are entitled to receive cumulative cash dividends at a rate of 13.00% per annum of the $25.00 per share liquidation preference (equivalent to $3.25 per annum per share or $0.2708333 per month per share).

Dividends are payable monthly within eight business days of the last day of each month, commencing on June 30, 2022 when, as and if declared by our board of directors (each, a “dividend payment date”). Dividends are payable to holders of record as they appear in our stock records for the Series D Preferred Stock at the close of business on the corresponding record date, which is the last day of the month, whether or not a business day, in which the applicable dividend payment date falls (each, a “dividend record date”). As a result, holders of shares of Series D Preferred Stock are not entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date. In the event we do not pay dividends on the Series D Preferred Stock for 18 or more monthly dividend periods (whether or not consecutive), the holders of Series D Preferred Stock will have certain voting rights. See the sections entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Dividends” and “—Voting Rights.”

As of January 8, 2025, we have timely made every monthly dividend payment since the first dividend record date of June 30, 2022, in which we have paid an aggregate of $2,497,443 in dividends to the holders of Series D Preferred Stock. For further information, see the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Dividends. ”

No Maturity, Sinking Fund or Mandatory Redemption	The Series D Preferred Stock is perpetual and has no stated maturity date and will not be subject to any sinking fund or mandatory redemption. Shares of the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series D Preferred Stock.

Optional Redemption	Prior to June 3, 2025, the date that is three years following the initial issuance of the Series D Preferred Stock, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price equal to $25.50 per share of Series D Preferred Stock, plus any accumulated and unpaid dividends (whether or not declared) on the Series D Preferred Stock up to, but not including, the date of such redemption, upon written notice, as described in the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Redemption—Redemption Procedures.” On and after June 3, 2025, the redemption price decreases to $25.00 per share. See the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Redemption—Optional Redemption.”

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Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends (whether or not declared) to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Ault & Company, which is a majority stockholder of our Company and affiliates of Milton C. (Todd) Ault III, our Executive Chairman, and any “person” or “group” under Section 13(d)(3) of the Exchange Act that is an affiliate of Ault & Company or any trust, partnership, corporate or other entity affiliated with any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series D Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock or any capital stock ranking junior to the Series D Preferred Stock. See the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Liquidation Preference.”

Ranking	The Series D Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us, including the Series F Exchangeable Preferred Stock, other than equity securities referred to in clauses (2) and (3); (2) in parity with all equity securities issued by us with terms specifically providing that those equity securities rank in parity with the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including our Series A Preferred Stock and Series C Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. See the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Ranking.”

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Limited Voting Rights

Holders of Series D Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series D Preferred Stock for 18 or more monthly dividend periods (whether or not consecutive), the holders of the Series D Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series D Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock is required at any time for us to authorize or issue any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our certificate of incorporation so as to materially and adversely affect any rights of the Series D Preferred Stock. If any such amendments to our certificate of incorporation would be material and adverse to holders of the Series D Preferred Stock and any other series of parity preferred stock upon which similar voting rights have been conferred and are exercisable, a vote of at least two-thirds of the outstanding shares of Series D Preferred Stock and the shares of the other applicable series materially and adversely affected, voting together as a class, would be required. See the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Voting Rights.”

Further, unless we have received the approval of two thirds of the votes entitled to be cast by the holders of Series D Preferred Stock, we will not effect any consummation of a binding share exchange or reclassification of the Series D Preferred Stock or a merger or consolidation with another entity, unless (a) the shares of Series D Preferred Stock remain outstanding or, in the case of a merger or consolidation with respect to which we are not the surviving entity, the shares of Series D Preferred Stock are converted into or exchanged for preference securities, or (b) such shares remain outstanding or such preference securities are not materially less favorable than the Series D Preferred Stock immediately prior to such consummation. See the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Voting Rights.”

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Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, and any shares of Series D Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series D Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would not have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series D Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series D Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, as if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports as if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Use of proceeds	We will not receive any proceeds from the resale of our shares of Series D Preferred Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $37.5 million in aggregate gross proceeds under the Purchase Agreement from sales of our shares of Series D Preferred Stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date. Any such proceeds will be used solely for repayment of debt under the 2024 Credit Agreement for so long as any Promissory Notes under the 2024 Credit Agreement remain outstanding; thereafter, for working capital purposes. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds. For more information see the section herein titled “Use of Proceeds.”

Liquidity

This offering involves the potential sale of up to the $37.5 million Commitment Amount. Once this registration statement is effective and during such time as it remains effective, the Selling Stockholder will be permitted to sell the shares, if any. The resale, or expected or potential resale, of a substantial number of shares of our Series D Preferred Stock in the public market could adversely affect the market price for our Series D Preferred Stock and make it more difficult for our stockholders to sell their shares of our Series D Preferred Stock at times and prices that they feel are appropriate.

Risk Factors	See the section herein titled “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

NYSE American trading symbol	“GPUS-PD”

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Conflicts of Interest

Selling Stockholder may be deemed to be an affiliate of Spartan Capital Securities, LLC, by virtue of the fact that the Selling Stockholder is 50% beneficially owned and controlled by each of John Lowry, the 100% beneficial owner of Spartan, and William Coons, an associated person of Spartan. Spartan Capital Securities, LLC, is a Financial Industry Regulatory Authority, Inc. (“FINRA”) member which would act as an executing broker for the sale of any Shares sold by Orion which are acquired pursuant to the Purchase Agreement.

Because Orion will receive all the net proceeds from any resales of the shares made to the public, Spartan Capital Securities, LLC (including Orion) is deemed to have a “conflict of interest” within the meaning of Rule 5121 of FINRA. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. For the avoidance of doubt, Spartan Capital Securities, LLC is not a party to the Purchase Agreement, has no obligations under the Purchase Agreement and shall derive no benefit from the Purchase Agreement.

Specifically, in accordance with Rule 5121(a)(2), the Company and Orion have engaged Northland Securities, Inc., which has agreed to serve as a Qualified Independent Underwriter (as such term is defined under Rule 5121) for future purchases made under the Purchase Agreement, where required. Northland Securities, Inc. has participated in the preparation of the registration statement of which this Prospectus is made a part, has agreed to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof and has exercised the usual standards of due diligence in respect to the offering herein.

In exchange for its services as a Qualified Independent Underwriter, Northland Securities, Inc. shall receive a cash fee equal to $115,000. See “Plan of Distribution (Conflicts of Interest).”

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K filed with the SEC and subsequent Quarterly Reports on Form 10-Q which are incorporated by reference into this prospectus, as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our securities. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occurs, our business, financial condition and operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Offering

It is not possible to predict the actual number of shares of Series D Preferred Stock we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement with the Selling Stockholder.

On June 20, 2024, we entered into the original Purchase Agreement, as amended (as amended, the “Purchase Agreement”) with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to the $37.5 million Commitment Amount of our Series D Preferred Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Series D Preferred Stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time beginning on the Commencement Date and during the term of the Purchase Agreement.

We generally have the right to control the timing and amount of any sales of shares of our Series D Preferred Stock to the Selling Stockholder under the Purchase Agreement. Sales of our Series D Preferred Stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Series D Preferred Stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. Depending on market liquidity at the time, resales of those shares by the Selling Stockholder may cause the public trading price of our Series D Preferred Stock to decrease.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of our Series D Preferred Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Series D Preferred Stock during the applicable pricing period when an Advance Notice is delivered for each sale made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of our Series D Preferred Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may, in our discretion, from time to time beginning on the Commencement Date and during the term of the Purchase Agreement, direct the Selling Stockholder to purchase shares of Series D Preferred Stock from us in one or more purchases under the Purchase Agreement, up to the Commitment Amount, if any, only 1,500,000 shares of our Series D Preferred Stock are being registered for resale under this registration statement, of which this prospectus forms a part. Accordingly, the number of shares of our Series D Preferred Stock we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time from and after the Commencement Date under the Purchase Agreement cannot be determined at this time. Even assuming the 1,500,000 shares of Series D Preferred Stock offered for resale by the Selling Stockholder under this prospectus were sold by us to the Selling Stockholder for a per share price of $12.50 (which represents the lowest reported sales price of our Series D Preferred Stock during the 12 months immediately prior to the date of this prospectus, as reported by NYSE American), less an 5.5% discount (the same fixed percentage discount that will be used to calculate the applicable per share purchase price for shares of Series D Preferred Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement), we would only receive aggregate gross proceeds of approximately $17,718,250, which is less than the $37.5 million Commitment Amount available to us under the Purchase Agreement. Therefore, because the market prices of our Series D Preferred Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by the Selling Stockholder for shares of our Series D Preferred Stock that we direct it to purchase under the Purchase Agreement, if any, also may fluctuate because they will be based on such fluctuating market prices of our Series D Preferred Stock, it is possible that we may need to issue and sell more than the number of shares being registered for resale under this prospectus to the Selling Stockholder under the Purchase Agreement in order to receive aggregate gross proceeds equal to the Selling Stockholder’s $37.5 million Commitment Amount under the Purchase Agreement. Notwithstanding the foregoing, we will not be obligated to seek stockholder approval to increase the 2,000 shares of preferred stock that have been designated as the Series D Preferred Stock.

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If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares of our Series D Preferred Stock than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $37.5 million from sales of our Series D Preferred Stock to the Selling Stockholder under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Series D Preferred Stock we wish to sell to the Selling Stockholder from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective before we may elect to sell any additional shares of our Series D Preferred Stock to the Selling Stockholder under the Purchase Agreement. The number of shares of our Series D Preferred Stock ultimately offered for resale by the Selling Stockholder is dependent upon the number of shares of our Series D Preferred Stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement.

Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of our Series D Preferred Stock to the Selling Stockholder will cause dilution to our existing stockholders of Series D Preferred Stock, and the sale of the shares of our Series D Preferred Stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Series D Preferred Stock to fall.

The purchase price for the shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of the shares of our Series D Preferred Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Series D Preferred Stock to fall.

If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our Series D Preferred Stock. Additionally, the sale of a substantial number of shares of our Series D Preferred Stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement and subject to market demand, we will have discretion to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Series D Preferred Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The Selling Stockholder will pay less than the then-prevailing market price for our Series D Preferred Stock, which could cause the price of our Series D Preferred Stock to decline.

The purchase price of our Series D Preferred Stock to be sold to the Selling Stockholder under the Purchase Agreement is derived from the market price of our Series D Preferred Stock on the NYSE American. Shares to be sold to the Selling Stockholder pursuant to the Purchase Agreement will be purchased at a discounted price. We may effect sales at a price equal to 94.5% of the arithmetic seven-day average of the closing prices of the Series D Preferred Stock during the seven (7) consecutive trading days ending on the trading day immediately preceding such Advance Notice Date (as defined in the Purchase Agreement) (see “Committed Equity Financing—Purchase of Shares under the Purchase Agreement”). As a result of this pricing structure, the Selling Stockholder may sell the shares it receives immediately after receipt of the shares, which could cause the price of our Series D Preferred Stock to decrease.

Our management team may have broad discretion over the use of the net proceeds from our sale of shares of Series D Preferred Stock to the Selling Stockholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Any proceeds from the sale of our shares of Series D Preferred Stock to the Selling Stockholder must be used solely for repayment of debt under the 2024 Credit Agreement for so long as any Promissory Notes under the 2024 Credit Agreement remain outstanding, however, if no Promissory Note is currently outstanding, we may use any remaining proceeds for working capital purposes. Our management team would then have broad discretion as to the use of the net proceeds from the sale of our shares of Series D Preferred Stock to the Selling Stockholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Risks Related to the Series D Preferred Stock

The Series D Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series D Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series D Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors, the holders of our existing series of preferred stock and any future series or class of preferred stock we may issue that ranks senior to the Series D Preferred Stock. Also, the Series D Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series D Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series D Preferred Stock then outstanding. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series D Preferred Stock. At September 30, 2024, our total liabilities equaled approximately $228.4 million.

Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series D Preferred Stock. There can be no assurance that we will always remain in compliance with any credit agreement we may enter into in the future, and if we default, we may be contractually prohibited from paying dividends on the Series D Preferred Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Series D Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series D Preferred Stock and may result in dilution to owners of the Series D Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series D Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the Series D Preferred Stock and may dilute the value of their holdings in us.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series D Preferred Stock.

If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable to the holders of those securities than the Series D Preferred Stock with respect to the owners of the Series D Preferred Stock and may result in dilution to owners of the Series D Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series D Preferred Stock will bear the risk of our future offerings reducing the market price of the Series D Preferred Stock and the common stock into which the Series D Preferred Stock, in certain limited circumstances, is convertible and diluting the value of their holdings in us.

We may issue additional shares of Series D Preferred Stock and additional series of preferred stock that rank senior to or on a parity with the Series D Preferred Stock as to dividend rights, rights upon liquidation, voting rights and other rights.

We are permitted to issue additional shares of Series D Preferred Stock and additional series of preferred stock that would rank equal to or, with the approval of holders of the Series D Preferred Stock, senior to the Series D Preferred Stock as to dividend rights, rights upon liquidation, voting rights, other rights or winding up of our affairs pursuant to our certificate of incorporation and the certificate of designation relating to the Series D Preferred Stock without, in the first instance described above, any vote of the holders of the Series D Preferred Stock. The issuance of additional shares of Series D Preferred Stock and additional series of preferred stock could have the effect of reducing the amounts available to the Series D Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series D Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all shares of Series D Preferred Stock outstanding and other classes or series of stock with equal priority with respect to dividends.

Also, while holders of Series D Preferred Stock are entitled to limited voting rights, as described in “Description of the Series D Preferred Stock—Voting Rights,” with respect to the circumstances under which the holders of Series D Preferred Stock are entitled to vote, the Series D Preferred Stock will vote separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series D Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

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Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series D Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Market interest rates may materially and adversely affect the value of the Series D Preferred Stock.

One of the factors that will influence the price of the Series D Preferred Stock will be the dividend yield on the Series D Preferred Stock (as a percentage of the market price of the Series D Preferred Stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of the Series D Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series D Preferred Stock to materially decrease.

We may not be able to pay dividends on the Series D Preferred Stock if we have insufficient cash in the future to make dividend payments.

Our ability to pay cash dividends on the Series D Preferred Stock will require us to have net profits, positive net assets (total assets less total liabilities) over our capital, or the ability raise capital in amounts sufficient to pay the dividends as well as being able to pay our debts as they become due in the usual course of business.

Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series D Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus, or documents incorporated by reference in this prospectus, were to occur. Also, payment of the dividends depends upon our financial condition and other factors our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations, that we will be able to raise additional financing if needed, or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on the Series D Preferred Stock.

Holders of the Series D Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series D Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series D Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series D Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series D Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series D Preferred Stock could decline.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of the Series D Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flow may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare a monthly dividend. If our operating results fall below the expectations of investors or securities analysts, the price of our Series D Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include, but are not limited, to:

•	demand and pricing for our products and services;

•	introduction of competing products;

•	our operating expenses, which fluctuate due to growth of our business;

•	timing and size of any new product or technology acquisitions we may complete; and

•	variable sales cycle and implementation periods for our products and services.

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The Series D Preferred Stock has not been rated by an independent rating agency.

We have not sought a rating for the Series D Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series D Preferred Stock. Also, we may elect in the future to obtain a rating for the Series D Preferred Stock, which could adversely affect the market price of the Series D Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placement on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series D Preferred Stock.

We may redeem the Series D Preferred Stock, which may have an adverse economic effect on investors.

We may, at our option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time. Also, upon the occurrence of a Change of Control, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred. We may have an incentive to redeem the Series D Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series D Preferred Stock. If we redeem the Series D Preferred Stock, then from and after the redemption date, your dividends will cease to accrue on your shares of Series D Preferred Stock, your shares of Series D Preferred Stock will no longer be deemed outstanding and all your rights as a holder of those shares will terminate, except the right to receive the redemption price plus any accumulated and unpaid dividends (whether or not declared), if any, payable upon redemption. Redemption of the Series D Preferred Stock could force holders to sell the Series D Preferred Stock at the then current market price when they might otherwise wish to hold the Series D Preferred Stock for possible additional appreciation and receipt of dividends or to accept the redemption price, which is likely to be substantially less than the market value of the Series D Preferred Stock at the time of redemption.

The market price of our Series D Preferred Stock could be substantially affected by various factors.

The market price of our Series D Preferred Stock could be subject to wide fluctuations in response to numerous factors. These fluctuations could cause you to lose all or part of your investment in our Series D Preferred Stock since you might be unable to sell your shares at or above the price you may pay in this offering. The price of the Series D Preferred Stock that will prevail in the market after this offering may be higher or lower than before this offering depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	a shift in our investor base;

•	prevailing interest rates, changes in which may have an adverse effect on the market price of the Series D Preferred Stock;

•	our history of timely dividend payments;

•	the annual yield from dividends on the Series D Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the financial condition, operations, stock price performance and prospects of our competitors;

•	announcements by us or our competitors of significant acquisitions, dispositions or software developments;

•	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•	our issuance of additional preferred equity or debt securities; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, holders of the Series D Preferred Stock may experience a decrease, which could be substantial and rapid, in the market price of the Series D Preferred Stock, including decreases unrelated to our operating performance or prospects.

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The market for our Series D Preferred Stock may not provide investors with adequate liquidity.

Our Series D Preferred Stock is listed on the NYSE American. However, the trading market for the Series D Preferred Stock may not be maintained and may not provide investors with adequate liquidity. The liquidity of the market for the Series D Preferred Stock depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series D Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series D Preferred Stock. We cannot predict the extent to which investor interest in our Company will be maintained in the trading market in our Series D Preferred Stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our Series D Preferred Stock.

As a holder of Series D Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series D Preferred Stock will be extremely limited, if they exist at all. Our shares of common stock, as well as other series of preferred stock that vote with the common stock, are the only classes of our securities that carry full voting rights. Voting rights for holders of Series D Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights, two additional directors to our board of directors, subject to limitations described in the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Voting Rights,” in the event that 18 or more monthly dividend periods (whether or not consecutive) payable on the Series D Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation or certificate of designation of the Series D Preferred Stock that materially and adversely affect the rights of the holders of Series D Preferred Stock or, in the case of our certificate of incorporation, authorize, increase or create additional classes or series of our capital stock that are senior to the Series D Preferred Stock. Other than the limited circumstances described in this prospectus and except to the extent required by law, holders of Series D Preferred Stock do not have any voting rights. See the section entitled “Description of the Series D Preferred Stock—Series D Preferred Stock—Voting Rights.” In addition to the foregoing limited voting rights, our board of directors may, without the approval of holders of the Series D Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking on a parity with or senior to the Series D Preferred Stock or designate additional shares of the Series D Preferred Stock and authorize the issuance of such shares.

If our common stock is delisted from trading, your ability to transfer or sell your shares of the Series D Preferred Stock may be limited and the market value of the Series D Preferred Stock will likely be materially adversely affected.

The Series D Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from trading on the NYSE American. Since the Series D Preferred Stock has no stated maturity date, you may be forced to hold your shares of Series D Preferred Stock and receive stated dividends on the Series D Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance of ever receiving the liquidation value thereof. Also, if our common stock is delisted from the NYSE American, the Series D Preferred Stock will be delisted from the NYSE American as well. Accordingly, if our common stock is delisted from trading on the NYSE American, your ability to transfer or sell your shares of Series D Preferred Stock may be limited and the market value of the Series D Preferred Stock will likely be materially adversely affected.

If we do not continue to satisfy the NYSE American continued listing requirements, our Series D Preferred Stock could be delisted from NYSE American.

The listing of our Series D Preferred Stock on the NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing. While we are presently in compliance with all such conditions, it is possible that we will fail to meet one or more of these conditions in the future.

If we were to fail to meet a NYSE American listing requirement, we may be subject to delisting by the NYSE American. In the event our Series D Preferred Stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience further difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under our loan agreements and other outstanding agreements. Finally, delisting could make it harder for us to raise capital and sell securities.

The Series D Preferred Stock is not convertible into our common stock except under certain limited circumstances, and investors will not realize a corresponding upside if the price of our common stock increases.

The Series D Preferred Stock is not convertible into our common stock except under certain limited circumstances and earns dividends at a fixed rate. Accordingly, an increase in the market price of our common stock may not necessarily result in an increase in the market price of our Series D Preferred Stock. The market value of the Series D Preferred Stock may be influenced by the market price of our common stock but may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series D Preferred Stock.

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Risks Related to Our Bitcoin Operations

Risks Related to Our Bitcoin Operations – General

To remain competitive in our industry, we would need to seek to grow our hash rate to match the growing network hash rate and increasing network difficulty of the Bitcoin blockchain, and if we are unable to grow our hash rate at pace with the network hash rate, our chance of earning Bitcoin from our Mining operations would decline.

As the adoption of Bitcoin has increased, the price of Bitcoin has generally appreciated, causing the demand for new Bitcoin rewards for successfully solving blocks on the Bitcoin blockchain to likewise increase. This has encouraged more miners to attempt to mine Bitcoin, which increases the global network hash rate deployed in support of the Bitcoin blockchain.

Because a miner’s relative chance of successfully solving a block and earning a new Bitcoin reward is generally a function of the ratio the miner’s individual hash rate bears to the global network hash rate, as the global network hash rate increases, a miner must increase its individual hash rate to maintain its chances of earning new Bitcoin rewards. Therefore, as new miners enter the industry and as miners deploy greater and greater numbers of increasingly powerful machines, existing miners must seek to continually increase their hash rate to remain competitive. Thus, a feedback loop is created: as Bitcoin gains popularity and its relative market price increases, more miners attempt to mine Bitcoin and the Bitcoin network hash rate is increased; in response, existing miners and new miners devote more and more hash rate to the Bitcoin blockchain by deploying greater numbers of increasingly powerful machines in an attempt to ensure their ability to earn additional Bitcoin rewards does not decrease. Compounding this feedback loop, the network difficulty of the Bitcoin network (i.e., the amount of work (measured in hashes) necessary to solve a block) is periodically adjusted to maintain the pace of new block additions (with one new block added to the blockchain approximately every ten minutes), and thereby control the supply of Bitcoin. As miners deploy more hash rate and the Bitcoin network hash rate is increased, the Bitcoin network difficulty is adjusted upwards by requiring more hash rate to be deployed to solve a block. Thus, miners are further incentivized to grow their hash rate to maintain their chance of earning new Bitcoin rewards. In theory, these dual processes should continually replicate themselves until the supply of available Bitcoin is exhausted. In response, miners have attempted to achieve greater hash rate by deploying increasingly sophisticated miners and expensive miners in ever greater quantities. This has become the Bitcoin mining industry’s great “arms race.” Moreover, because there are very few manufacturers of miners capable of producing a sufficient number of miners of adequate quality to meet this need, scarcity results, leading to higher prices. Compounding this phenomenon, it has been observed that some manufacturers of Bitcoin miners may increase the prices for new miners as the market price of Bitcoin increases.

Accordingly, to maintain our chances of earning new Bitcoin rewards and remaining competitive in our industry, we would need to seek to continually add new miners to grow our hash rate at pace with the growth in the Bitcoin network hash rate. However, until such time as we have access to a sufficient amount of power to run all of our existing Bitcoin miners outside of our Michigan Facility, we do not anticipate purchasing additional miners to grow our hash rate. Further, as demand has increased and scarcity in the supply of new miners has resulted, the price of new miners has increased sharply, and we expect this process to continue in the future as demand for Bitcoin increases. Therefore, if and when we do look to purchase additional miners, if the price of Bitcoin is not sufficiently high to allow us to fund our hash rate growth through new miner acquisitions and if we are otherwise unable to access additional capital to acquire these miners, our hash rate may further stagnate and we may fall behind our competitors. If this happens, our chances of earning new Bitcoin rewards would decline and, as such, our results of operations and financial condition may suffer.

Acceptance and/or widespread use of Bitcoin is uncertain.

Currently, there is a limited use of any Bitcoin in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for Bitcoin transactions or process wire transfers to or from Bitcoin exchanges, Bitcoin-related companies or service providers, which we have experienced, or maintain accounts for persons or entities transacting in Bitcoin. Conversely, a significant portion of Bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines Bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for a Bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of Bitcoins in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoins we mine.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in Bitcoin is subject to a variety of special economic, geopolitical and regulatory factors, which could slow the growth of the industry in general and our company as a result.

The use of crypto assets, including Bitcoin, to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs crypto assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of Bitcoin as a means of payment has not, and may never, occur. The growth of the use of Bitcoin, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

•	the progress of worldwide growth in the adoption and use of Bitcoin as a medium of exchange;

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•	the experience of businesses in using Bitcoin;

•	the impact from prominent business leaders in criticizing Bitcoin’s potential harm to the environment and the effect of announcements critical of Bitcoin, such as those that occurred with Elon Musk of Tesla;

•	governmental and organizational regulation of Bitcoin and its use, or restrictions on or regulation of access to and operation of the network or similar crypto asset systems (such as the 2021 ban in China);

•	changes in consumer demographics and public tastes and preferences, including as may result from coverage of Bitcoin by journalists and other sources of information and media;

•	the maintenance and development of the open-source software protocol of the network;

•	the increased consolidation of contributors to the Bitcoin blockchain through mining pools and scaling of mining equipment by well-capitalized market participants;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	the use of the networks supporting Bitcoin for developing smart contracts and distributed applications;

•	general economic conditions and the regulatory environment relating to Bitcoin;

•	the impact of regulators focusing on Bitcoin and the costs, financial and otherwise, associated with such regulatory oversight; and

•	a decline in the popularity or acceptance of Bitcoin.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effects on the value of any Bitcoin we mine, which would harm investors in our securities. If Bitcoin does not gain widespread market acceptance or accrete in value over time, our prospects and your investment in us would diminish.

Political or economic crises may motivate large-scale sales of Bitcoin, which could result in a reduction in the value of Bitcoin and adversely affect an investment in us.

Geopolitical crises, in particular major ones such as Russia’s invasion of Ukraine and the conflict between Israel and Hamas as well as its supporters, may motivate large-scale purchases of Bitcoin, which could increase the price of Bitcoin rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our Bitcoin following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in Bitcoin as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, Bitcoin, which is relatively new, is subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our common stock. Political or economic crises may motivate large-scale acquisitions or sales of Bitcoin either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine or hold for our own account.

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Negative media attention and public perception surrounding energy consumption by the mining of Bitcoin may adversely affect our reputation and, consequently, our stock price; particularly in the eyes of some of our investors who may be more interested in our non-crypto operations as a holding company.

Bitcoin mining has experienced negative media attention surrounding its perceived high electricity use and environmental impact, which has adversely influenced public perception of the industry as a whole. We believe these factors are overstated for the Bitcoin mining industry because of the informational disparity between Bitcoin mining and other energy intensive industries. Bitcoin miners have freely and publicly disclosed their energy consumption statistics because electricity usage, and the associated utility fees, is a cost of production. As increasing numbers of publicly traded Bitcoin miners enter the market, more data, reliably disclosed in compliance with generally accepted accounting principles in the United States of America (“GAAP”), has become available; however, such data has not been made as readily available for competitive payment systems and fiat currencies.

Nevertheless, this negative media attention and public perception may materially and adversely affect our reputation and, consequently, our stock price, particularly in the eyes of our investors who are more interested in our non-Bitcoin operations as a holding company. As a single company within the broader Bitcoin mining industry, we are likely incapable of effectively countering this negative media attention and affecting public perception. Therefore, we may not be able to adequately respond to these external pressures, which may cause a significant decline in the price of our common stock.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses like us that engage in Bitcoin-related activities.

A number of companies that engage in Bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with Bitcoin operations may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action. The difficulty that many businesses that provide Bitcoin-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of Bitcoin as a payment system and harming public perception of Bitcoin, and could decrease their usefulness and harm their public perception in the future.

The usefulness of Bitcoin as a payment system and the public perception of Bitcoin could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national securities exchanges and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company (“DTC”), which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert Bitcoin to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to monetize our mining efforts, which could have a material adverse effect on our business, prospects or operations and harm investors.

The price of Bitcoin may be affected by the sale of Bitcoin by other vehicles investing in Bitcoin or tracking Bitcoin markets. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine.

The global market for Bitcoin is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which Bitcoin is mined permit the creation of a limited, predetermined number of Bitcoins. Increased numbers of miners and deployed mining power globally will likely continue to increase the available supply of Bitcoin, which may depress its market price. Further, large “block sales” involving significant numbers of Bitcoin following appreciation in the market price of Bitcoin may also increase the supply of Bitcoin available on the market, which, without a corresponding increase in customer demand, may cause its price to fall. Additionally, to the extent that other vehicles investing in Bitcoin or tracking Bitcoin markets form and come to represent a significant proportion of the customer demand for Bitcoin, large redemptions of the securities of those vehicles and the subsequent sale of Bitcoin by such vehicles could negatively affect Bitcoin prices and therefore affect the value of the Bitcoin inventory we hold. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of our Bitcoins.

The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our operating results could be adversely affected.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. In addition, the accounting policies of many companies are being subjected to heightened scrutiny by regulators and the public, and we have received comments from the staff of the SEC’s Division of Corporation Finance Office of Crypto Assets (the “Staff”) during fiscal year 2023 related to the accounting of our Bitcoin-related operations, among other things.

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A change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Further, there have been limited precedents for the financial accounting of Bitcoin and related valuation and revenue recognition. As such, there remains significant uncertainty on how companies can account for Bitcoin asset transactions and related revenue. Uncertainties in or changes to in regulatory or financial accounting standards, particularly as they relate to our company, the financial accounting of our Bitcoin-related operations, and the SEC comments we have received in respect of such matters, could result in the need to changing our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition. Recent additional FASB and additional guidance may also impact our business, including our accounting policies and procedures. In addition, receipt of SEC comments as a result of the limited precedent set for financial accounting of crypto assets may impact or delay our ability to register certain securities and our ability to access capital markets needed to fund our ongoing growth and operations.

Since there has been a limited precedent set for financial accounting of Bitcoin, it is unclear how we will be required to account for transactions involving crypto assets.

Because there has been limited precedent set for the financial accounting of crypto assets and related revenue recognition and no official guidance has yet been provided by the FASB or the SEC for Bitcoin miners, it is unclear how Bitcoin miners may in the future be required to account for Bitcoin-related transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards or interpretations by the SEC, particularly as they relate to the Company and the financial accounting of our Bitcoin-related operations, could result in changes in our accounting and the necessity to restate our financial statements. In addition, the accounting policies of many companies are being subjected to heightened scrutiny by regulators and the public, and we have received comments from the Staff during fiscal year 2023 and 2024 related to the accounting of our Bitcoin-related operations. Such continued uncertainty with regard to financial accounting matters, particularly as they relate to our company, the financial accounting of our bitcoin-related operations and the SEC comments we have received in respect of such matters, could negatively impact our business, prospects, financial condition and results of operations and our ability to raise capital. In addition, receipt of SEC comments has delayed and otherwise adversely impacted our ability to register certain securities and our ability to access capital markets needed to fund our ongoing growth and operations.

Risks Related to Our Bitcoin Operations – Operational and Financial

Our results of operations are expected to be impacted by fluctuations in the price of Bitcoin because a significant portion of our revenue is expected to come from Bitcoin mining production.

The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately $16,548 per coin as of December 31, 2022 to $42,280 per coin as of December 31, 2023, with a high of $44,705 per coin and a low of $16,521 per coin during 2023, according to Coin Market Cap. During 2024, Bitcoin prices have ranged as low as $38,522 and as high as $108,268. As of January 8, 2025, the price of Bitcoin was approximately $95,000.

We expect our results of operations to continue to be affected by the Bitcoin price as a significant portion of our revenue is expected to come from Bitcoin mining production. Any future significant reductions in the price of Bitcoin will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the Bitcoin price will remain high enough to sustain our operations or that the price of Bitcoin will not decline significantly in the future. Further, fluctuations in the Bitcoin price can have an immediate impact on the trading price of our shares even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the Bitcoin price. For example, the usage of Bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin’s price volatility. Additionally, the reward for Bitcoin mining will decline over time, with the most recent halving event having occurred in May 2020 and the next one expected to occur in April 2024, which may further contribute to Bitcoin price volatility.

Risk related to technological advancements and obsolescence of current Bitcoin mining equipment.

Our operations are exposed to the risk of rapid technological advancements in the development and production of Bitcoin mining equipment, which could render our existing mining infrastructure obsolete and adversely impact our financial performance.

The Bitcoin mining industry is characterized by rapid technological change, with companies continually developing and deploying new mining equipment and techniques to enhance computational efficiency and reduce energy consumption. These advancements may outpace our ability to adapt, maintain, and upgrade our mining equipment, thereby negatively affecting our competitive position and operational efficiency. As a result, we may be required to make significant capital investments to acquire and implement new technology to maintain our competitiveness.

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If we are unable to anticipate or adapt to such advancements, or if we fail to allocate our resources efficiently, we may be forced to rely on outdated equipment that becomes increasingly inefficient and expensive to maintain. Moreover, the emergence of more advanced mining technologies could lead to an increase in the overall mining difficulty, further reducing the effectiveness of our existing equipment and diminishing our mining rewards.

Additionally, there is a risk that our competitors, who may have greater financial resources and flexibility, will be better positioned to adopt emerging technologies and gain a competitive advantage. This could result in a decline in our market share, revenue, and profitability.

Inability to manage these risks could have a material adverse effect on our business, financial condition, and operating results.

Because of our focus on Bitcoin mining, the trading price of shares of our common stock may increase or decrease with the trading price of Bitcoin, which subjects investors to pricing risks, including “bubble” type risks, and volatility.

The trading prices of our common stock may at times be tied to the trading prices of Bitcoin. Specifically, we may experience adverse effects on our stock price when the value of Bitcoin drops. Furthermore, if the market for Bitcoin mine operators’ shares or the stock market in general experiences a loss of investor confidence, the trading price of our stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock could be subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non- Bitcoin assets such as revenue, cash flows, profitability, growth prospects or business activity since the value and price, as determined by the investing public, may be influenced by uncertain contingencies such as future anticipated adoption or appreciation in value of Bitcoin or blockchains generally, and other factors over which we have little or no influence or control.

Bitcoin market prices, which have historically been volatile and are impacted by a variety of factors, are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be affected by additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of Bitcoin, or our share price, making their market prices more volatile or creating “bubble” type risks for the trading price of Bitcoin.

The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. For example, the price of Bitcoin ranged from approximately $17,000 to approximately $44,000 during 2023, and was approximately $95,000 as of January 8, 2025, according to Coin Market Cap. There can be no assurance that similar fluctuations in the trading price of Bitcoin will not occur in 2025 and in future years. Accordingly, since our revenue will depend in part on the price of Bitcoin, and the trading price of our securities may therefore at times be connected to the trading price of Bitcoin, if the trading price of Bitcoin again experiences a significant decline, we could experience a similar decline in revenue and/or in the trading price for shares of our common stock. If this occurs, you may lose some or all of your investment.

Our future success will depend in part upon the value of Bitcoin. The value of Bitcoin may be subject to pricing risk and has historically been subject to wide swings.

Our operating results from this sector will depend in part upon the value of Bitcoin because it is the sole crypto asset we mine. Specifically, our revenues from our Bitcoin mining operations are principally based upon two factors: the number of Bitcoin rewards we successfully mine and the value of Bitcoin. We also receive transaction fees paid in Bitcoin by participants who initiated transactions associated with new blocks that we mine. Our strategy currently focuses primarily on Bitcoin (as opposed to other crypto assets). Further, our miners are solely utilized for mining Bitcoin and cannot mine other crypto assets that are not mined utilizing the “SHA-256 algorithm.” If other crypto assets were to achieve acceptance at the expense of Bitcoin, causing the value of Bitcoin to decline, or if Bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners are not specialized, or the value of Bitcoin were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin market prices, which have historically been volatile and are impacted by a variety of factors are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subject to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of crypto assets, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both Bitcoin and our shares of common stock.

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We may be unable to raise additional capital needed to grow our Bitcoin mining business.

We have operated and expect to continue to operate at a loss as we continue to establish our business model and as Bitcoin prices continue to experience significant volatility. In addition, we expect to need to raise additional capital to fund our working capital requirements, expand our operations, pursue our growth strategy and to respond to competitive pressures or working capital requirements. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations. The global economy, including credit and financial markets, has recently experienced extreme volatility and disruptions, including diminished credit availability, rising interest and inflation rates, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. Such macroeconomic conditions could also make it more difficult for us to incur additional debt or obtain equity financing. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Further, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of our common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, take other actions including accepting terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders. Further, our industry has been negatively impacted by recent events such as the bankruptcies of Celsius Network, Voyager Digital, BlockFi, FTX and Genesis Global, despite that fact that these events have no correlation to our business. In response to these events, the crypto asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the crypto asset industry have been, and may continue to be, negatively affected, further undermining confidence in t Bitcoin. Increased credit pressures on the Bitcoin industry, such as banks, investors and other companies reducing or eliminating their exposure to the Bitcoin industry through lending, have had and may continue to have a material impact on our business. In light of conditions impacting our industry, it may be more difficult for us to obtain equity or debt financing in the future.

The emergence of competing blockchain platforms or technologies may harm our business as presently conducted by preventing us from realizing the anticipated profits from our investments and forcing us to expend additional capital in an effort to adapt.

If blockchain platforms or technologies which compete with Bitcoin and its blockchain, including competing crypto assets which our miners may not be able to mine, such as crypto assets being developed or that may be developed by popular social media platforms, online retailers, or government sponsored crypto assets, consumers may use such alternative platforms or technologies. If that were to occur, we would face difficulty adapting to such emergent digital ledgers, blockchains, or alternative platforms, crypto assets or other digital assets. This may adversely affect us by preventing us from realizing the anticipated profits from our Bitcoin investments and forcing us to expend additional capital in an effort to adapt. Further, to the extent we cannot adapt, be it due to our specialized miners or otherwise, we could be forced to cease our mining operations. Such circumstances would have a material adverse effect on our business, and in turn your investment in our securities.

There is a risk that some or all of the Bitcoin we hold could be lost or stolen.

There is a risk that some or all of the Bitcoin we hold could be lost or stolen. In general, crypto assets, including Bitcoin, are stored in crypto asset sites commonly referred to as “wallets” by holders of crypto assets which may be accessed to exchange a holder’s crypto assets. Access to our Bitcoin could also be restricted by cybercrime (such as a denial of service attack). While we have taken steps to attempt to secure the Bitcoin we hold, there can be no assurance our efforts to protect our Bitcoin will be successful.

Hackers or malicious actors may launch attacks to steal, compromise or secure crypto assets, such as by attacking the crypto asset network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Any of these events may adversely affect our Bitcoin operations and, consequently, our ability to generate revenue and become profitable. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our Bitcoin holdings. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our business.

Crypto assets, including Bitcoin, are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We are required to publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our Bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our mined Bitcoin could have a material adverse effect on our results of operations and ability to continue as a going concern, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine. For example, the New York Times reported in January 2021 that about 20% of existing Bitcoin appears to be “lost” due to password issues.

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We rely on one or more third parties for depositing, storing and withdrawing the Bitcoin we receive, which could result in a loss of assets, disputes and other liabilities or risks which could adversely impact our business.

We currently use a custodial wallet to store the Bitcoin we receive. In order to own, transfer and use Bitcoin on the blockchain network, we must have a private and public key pair associated with a network address, commonly referred to as a “wallet.” Each wallet is associated with a unique “public key” and “private key” pair, each of which is a string of alphanumerical characters. To deposit Bitcoin into our digital wallet, we must direct the transaction to the public key of a wallet that our Gemini custodial account controls and provides to us, and broadcast the deposit transaction onto the underlying blockchain network. To withdraw Bitcoin from our custodial account, an assigned account representative must initiate the transaction from our custodial account, then an approver must approve the transaction. Once the custodian has verified that the request is valid and who the recipient is through Know Your Customer/Anti-Money Laundering protocols, the custodian then “signs” a transaction authorizing the transfer. In addition, some crypto asset networks require additional information to be provided in connection with any transfer of crypto asset such as Bitcoin.

A number of errors or other adverse events can occur in the process of depositing, storing or withdrawing Bitcoin into or from our custodial account, such as typos, mistakes or the failure to include the information required by the blockchain network. For instance, a user may incorrectly enter our wallet’s public key or the desired recipient’s public key when depositing and withdrawing Bitcoin. Additionally, our reliance on third parties such as Gemini and the maintenance of keys to access and utilize our digital wallet will expose us to enhanced cybersecurity risks from unauthorized third parties employing illicit operations such as hacking, phishing and social engineering, notwithstanding the security systems and safeguards employed by us and others. Cyberattacks upon systems across a variety of industries, including the crypto asset industry, are increasing in frequency, persistence and sophistication and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals. For example, attacks may be designed to deceive employees and service providers into releasing control of the systems on which we depend to a hacker, while others may aim to introduce computer viruses or malware into such systems with a view to stealing confidential or proprietary data. These attacks may occur on our digital wallet or the systems of our third-party service providers or partners, which could result in asset losses and other adverse consequences. Insurance held by third parties may not cover related losses. Alternatively, we may inadvertently transfer Bitcoin to a wallet address that we do not own, control or hold the private keys to. In addition, a Bitcoin wallet address can only be used to send and receive Bitcoin, and if the Bitcoin is inadvertently sent to an Ethereum or other crypto asset wallet address, or if any of the foregoing errors occur, all of the Bitcoin will be permanently and irretrievably lost with no means of recovery. Such incidents could result in asset loss or disputes, any of which could materially and adversely affect our business.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a Bitcoin network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in our company and our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining Bitcoin, it may be able to alter blockchains on which transactions of crypto asset reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own Bitcoin (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the Bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains may be compromised but is only an example.

Although we are unaware of any reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in Bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin community, and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a botnet or malicious actor obtaining control of the blockchain’s processing power will increase, because such botnet or malicious actor could more readily infiltrate and seize control over the blockchain by compromising a single mining pool, if the mining pool compromises more than 50% of the mining power on the blockchain, than it could if the mining pool had a smaller share of the blockchain’s total hashing power. Conversely, if the blockchain remains decentralized it is inherently more difficult for the botnet or malicious actor to aggregate enough processing power to gain control of the blockchain. If this were to occur, the public may lose confidence in the Bitcoin blockchain, and blockchain technology more generally. This would likely have a material and adverse effect on the price of Bitcoin, which could have a material adverse effect on our business, financial results and operations, and harm investors.

Our reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on our operations such as a result of cyber-attacks against the mining pool operator and/or our limited recourse against the mining pool operator with respect to rewards paid to us.

We receive Bitcoin mining rewards from our mining activity through a third-party mining pool operator. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine Bitcoin and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided.

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While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses its own recordkeeping to determine our proportion of a given reward. We have little means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

Risks Related to Our Bitcoin Operations – Legal and Regulatory

We are subject to a highly evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, prospects or operations.

In general, our business is subject to extensive laws, rules, regulations, policies and legal and regulatory guidance, including those governing securities, commodities, crypto asset custody, exchange and transfer, data governance, data protection, cybersecurity and tax. Many of these legal and regulatory regimes were adopted prior to the advent of the Internet, mobile technologies, Bitcoin and related technologies and assets. As a result, they do not comprehensively contemplate or address unique issues associated with the crypto economy, are subject to significant uncertainty, and vary widely across U.S. federal, state and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the crypto economy requires us to exercise our judgement as to whether certain laws, rules and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules and regulations, we could be subject to significant fines and other regulatory consequences, which could adversely affect our business, prospects or operations. As Bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC, FinCEN and the FBI) have begun to examine the operations of the Bitcoin network, Bitcoin users and the Bitcoin exchange market. Regulatory developments and/or our business activities may require us to comply with certain regulatory regimes. For example, to the extent that our activities cause us to be deemed a money service business under the regulations promulgated by FinCEN under the authority of the BSA, we may be required to comply with FinCEN regulations, including those that would mandate us to implement certain anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

On November 23, 2022, the governor of New York signed into law a two-year moratorium on new or renewed permits for certain electricity-generating facilities that use fossil fuel and provide energy for proof-of-work crypto asset mining operations. While this action does not directly impact our current operations, as our power generation plans are currently located in Michigan and we have no plans to establish any facilities in New York, it may be the beginning of a new wave of climate change regulations aimed at preventing or reducing the growth of Bitcoin mining in jurisdictions in the United States, including potentially jurisdictions in which we now operate or may in the future operate. The above-described developments could also demonstrate the beginning of a regional or global regulatory trend in response to environmental and energy preservation or other concerns surrounding Bitcoin mining, and similar action in a jurisdiction in which we operate or in general could have a devastating effect on our operations. If further regulation follows, it is possible that the Bitcoin mining industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment. We are not currently aware of any legislation in Michigan being a near-term possibility. If further regulatory action is taken by various governmental entities, our business may suffer and investors in our securities may lose part or all of their investment.

We cannot quantify the effects of this regulatory action on our industry as a whole. If further regulation follows, it is possible that our industry may not be able to cope with the sudden and extreme loss of mining power. Because we are unable to influence or predict future regulatory actions taken by governments in China, the United States, or elsewhere, we may have little opportunity or ability to respond to rapidly evolving regulatory positions which may have a materially adverse effect on our industry and, therefore, our business and results of operations.

Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations.

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The Bitcoin economy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of Bitcoin or Bitcoin platforms adverse to our business.

As crypto assets such as Bitcoin have grown in both popularity and market size, various U.S. federal, state and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in July 2019, then-U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about crypto assets. In recent months, members of Congress have made inquiries into the regulation of crypto assets, and Gary Gensler, Chair of the SEC, has made public statements regarding increased regulatory oversight of crypto assets. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, Hong Kong, have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of crypto assets, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes. In May 2021, the Chinese government called for a crackdown on Bitcoin mining and trading, and in September 2021, Chinese regulators instituted a blanket ban on all crypto mining and transactions, including overseas crypto exchange services taking place in China, effectively making all crypto-related activities illegal in China. In January 2022, the Central Bank of Russia called for a ban on crypto asset activities ranging from mining to trading, and on March 8, 2022, President Biden announced an executive order on crypto assets which seeks to establish a unified federal regulatory regime for currencies.

The crypto economy, including Bitcoin, is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for crypto assets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the crypto economy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the Bitcoin economy or Bitcoin platforms, which could adversely impact our business.

Pending regulation related to electricity consumption by mining companies may impact our results of operations.

On September 16, 2022, the U.S. Department of the Treasury (“Treasury”), the Department of Justice (the “DOJ”), and other U.S. government agencies released eight reports (the “Reports”), including Action Plan to Address Illicit Financial Risks of Digital Assets issued by Treasury, Crypto-Assets: Implications for Consumers, Investors and Businesses issued by Treasury, The Future of Money and Payments issued by Treasury, Climate and Energy Implications of Crypto-Assets in the United States issued by the White House, Policy Objectives for a U.S. Central Bank Digital Currency System issued by the White House, Technical Evaluation for a U.S. Central Bank Digital Currency System issued by the White House, The Role of Law Enforcement in Directing, Investigating, and Prosecuting Criminal Activity Related to Digital Assets issued by the DOJ, and Responsible Advancement of US Competitiveness in Digital Assets issued by the U.S. Department of Commerce. The Reports were issued in response to White House Executive Order 14067 on Ensuring Responsible Development of Digital Assets, which calls for a whole-of-government alignment of the federal government’s approach to digital assets.

In December 2022, Senator Edward J. Markey, Chair of the Senate Environment and Public Works Subcommittee on Clean Air, Climate, and Nuclear Safety, and Representative Jared Huffman Senate introduced the Crypto-Asset Environmental Transparency Act. The legislation would require the Environmental Protection Agency to conduct a comprehensive impact study of U.S. crypto mining activity and require the reporting of greenhouse gas emissions from crypto mining operations that consume more than 5 megawatts of power. If the bill is passed by both the Senate and the House and signed into law, mining facilities may be required to report greenhouse gas emissions and to obtain permits and the price to rent mining facilities may increase. If the price increases significantly and if we are not able to find alternative facilities with reasonable prices acceptable to us, our operation will be disrupted and our results of operation will be negatively impacted.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of Bitcoin, we may be subject to regulatory scrutiny, investigations, fines, and penalties, which may adversely affect our business, operating results and financial condition. Further, regulatory changes or actions may restrict the use of crypto assets or the operation of the Bitcoin network in a manner that adversely affects an investment in our securities. Finally, a determination that Bitcoin is a “security” may adversely affect the value of Bitcoin and our business.

Until relatively recently, little regulatory attention was directed toward crypto assets and the Bitcoin network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As crypto assets have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, the Financial Crimes Enforcement Network and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin network, crypto asset users and the crypto asset exchange market. Some of these entities have called for heightened regulatory oversight.

The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws. However, we cannot be certain as to how future legislative or regulatory developments will impact the treatment of Bitcoin. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis, and the outcome is difficult to predict. Our determination that the Bitcoin we sell, and from time to time hold, is not a security is a risk-based assessment and not a proven legal standard or one binding on regulators. In the event that the regulatory and legal environment were to evolve in a manner that leads to changes in how any court or regulatory body currently views Bitcoin, our business and financial condition may be adversely affected, particularly if any of these potential developments were to lead to a reduction in the price of Bitcoin.

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It is possible that a change in the governing administration, including as a result of the 2024 U.S. presidential and congressional elections, or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security (as currently offered and sold). However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto asset. As of the date of this prospectus, with the exception of certain centrally issued crypto assets that have received “no-action” letters from the SEC staff, Bitcoin and Ethereum are the only crypto assets that senior officials at the SEC have publicly stated are unlikely to be considered securities. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given crypto asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC. As a Bitcoin mining company, we do not believe we are an issuer of any “securities” as defined under the federal securities laws. Our internal process for determining whether the Bitcoin we hold or plan to hold is based upon the public statements of the SEC and existing case law. Should the SEC state that Bitcoin should be deemed to be a security, we may no longer be able to hold any of it. It will then likely become difficult or impossible for our Bitcoin to be traded, cleared or custodied in the United States through the same channels used by non-security crypto assets, which in addition to materially and adversely affecting the trading value of our Bitcoin is likely to cause substantial volatility and significantly impact its liquidity and market participants’ ability to convert Bitcoin into U.S. dollars. Our potential inability to exchange Bitcoin to administer our treasury management objectives may decrease our earnings potential and have an adverse impact on our business and financial condition.

Under the Investment Company Act, a company may fall within the definition of an investment company under section 3(c)(1)(A) thereof if it is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting or trading in securities, or under section 3(a)(1)(C) thereof if it is engaged or proposes to engage in business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” (as defined therein) having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. There is no authoritative law, rule or binding guidance published by the SEC regarding the status of crypto assets as “securities” or “investment securities” under the Investment Company Act. Although we believe that we are not engaged in the business of investing, reinvesting, or trading in investment securities, and we do not hold ourselves out as being primarily engaged, or proposing to engage primarily, in the business of investing, reinvesting or trading in securities, to the extent the crypto asset which we mine, namely Bitcoin, may be deemed “securities” or “investment securities” by the SEC or a court of competent jurisdiction, we may meet the definition of an investment company. If we fall within the definition of an investment company under the Investment Company Act, we would be required to register with the SEC. If an investment company fails to register, it likely would have to stop doing almost all business, and its contracts would become voidable. Generally speaking, non-U.S. issuers may not register as an investment company without an SEC order.

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the mining, sale and trading of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.”

There can be no assurances that we will properly characterize Bitcoin as a security or non-security for purposes of determining which crypto assets to mine, hold and trade, or that a court, if the question was presented to it, would agree with our assessment. We could be subject to judicial or administrative sanctions for failing to offer or sell crypto assets in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. For instance, all transactions in such supported crypto asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of the crypto asset. Also, it may make it difficult for such crypto asset to be traded, cleared, and custodied as compared to other crypto assets that are not considered to be securities.

If the SEC or another regulatory body considers Bitcoin to be a security under U.S. securities laws, we may be required to comply with significant SEC registration and/or other requirements.

In general, novel or unique assets such as Bitcoin and other crypto assets may be classified as securities if they meet the definition of investment contracts under U.S. law. In recent years, the offer and sale of crypto assets other than Bitcoin, most notably Kik Interactive Inc.’s Kin tokens and Telegram Group Inc.’s TON tokens, have been deemed to be investment contracts by the SEC. While we believe that Bitcoin is unlikely to be considered an investment contract, and thus a security under the investment contract definition, we cannot provide any assurances that Bitcoin will never be classified as securities under U.S. law. This would obligate us to comply with registration and other requirements by the SEC and, therefore, cause us to incur significant, non-recurring expenses, thereby materially and adversely impacting an investment in our company.

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Current interpretations require the regulation of Bitcoin under the Commodity Exchange Act by the Commodity Futures Trading Commission, and we may be required to register and comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to our investors.

Current and future legislation, regulation by the Commodity Futures Trading Commission (the “CFTC”) and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin and other crypto assets are treated for classification and clearing purposes. In particular, derivatives on these assets are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin and other crypto assets under the law.

Bitcoin has been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the Commodity Exchange Act, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

Additionally, governments may develop and deploy their own blockchain-based crypto assets, which may have a material adverse impact on Bitcoin’s price and utility.

Governmental action against Bitcoin mining may have a materially adverse effect on the industry, and could affect us if widely adopted.

We and our Bitcoin operations are and could become subject to bans and other regulations aimed at preventing what are perceived as some of the negative attributes of Bitcoin and Bitcoin mining. For example, on September 24, 2021, China declared all transactions in and mining of crypto assets, including Bitcoin, illegal. While the ultimate long-term effect of this ban remains uncertain, it could significantly hinder our prospects by limiting a large market for Bitcoin within a growing economy. In the hours following China’s announcement of the ban, the price of Bitcoin, which is tied to some extent to public perception of its future value as a form of currency, dropped by nearly $4,000. The ban followed piecemeal regulatory action within China against crypto assets, including Bitcoin, which was due in part to concerns about the potential for manipulative practices and excessive energy consumption. This could demonstrate the beginning of a regional or global regulatory trend in response to these or other concerns surrounding crypto assets, and similar action in a jurisdiction in which we operate or in general could have devastating effects to our operations. If further regulation follows, it is possible that our industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment.

Because we are unable to influence or predict future regulatory actions taken by governments, we may face difficulty monitoring and responding to rapid regulatory developments affecting Bitcoin mining, which may have a materially adverse effect on our industry and, therefore, our business and results of operations. If further regulatory action is taken by governments in the U.S., our business may be materially harmed, and you could lose some or all of your investment.

The markets for Bitcoin and the existing markets may be under-regulated and, as a result, the market price of Bitcoin may be subject to significant volatility or manipulation, which could decrease consumer confidence in crypto assets and have a materially adverse effect on our business and results of operations.

Bitcoin and those who hold it may not enjoy the same benefits as securities available on trading markets and their investors. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of Bitcoin or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. We believe that Bitcoin is not a security under federal and state law.

Bitcoin market prices have historically been volatile, are impacted by a variety of factors, and are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of Bitcoin, or our share price, making their market prices more volatile or creating “bubble” type risks for both Bitcoin and shares of our common stock.

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These factors may inhibit consumer trust in and market acceptance of Bitcoin as a means of exchange which could have a material adverse effect on our business, prospects, or operations and potentially the value of any Bitcoin we mine.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a Bitcoin mining center, as well as AI hyperscale data centers, can require massive amounts of electrical power. We presently have access to approximately 30 MWs of capacity at our Michigan Facility, which we plan to dedicate to our AI hyperscale data center operations, and 10 MWs of capacity at our Montana Facilities for our mining operations. Given our decision to focus on the expansion of the Michigan Facility for AI hyperscale data center operations, we are not investing in new miners or allocating capital for investment to expand the Montana Facilities. Accordingly, we will likely sell a significant amount of our miners in the secondary market. However, we do require additional capacity to support the growing power demands of our AI hyperscale data center, the Michigan Facility. AI hyperscale data centers require a reliable and cost-effective power supply to ensure optimal performance and profitability. As a result, any facilities we establish can only be successful if we can obtain sufficient electrical power on a cost-effective basis. The establishment of new AI hyperscale data centers requires us to find locations where this is the case. There may be significant competition for suitable locations. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to these operations in times of electricity shortage or may otherwise potentially restrict or prohibit the provision of electricity to such operations. Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for our AI hyperscale data center operations in that jurisdiction.

Our interactions with a blockchain may expose us to specially designated nationals or blocked persons or cause us to violate provisions of law that did not contemplate distributed ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our internal policies prohibit any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling crypto assets. Some of our internal controls that we have implemented to detect potential OFAC issues are (i) the appointment of a dedicated sanctions compliance officer that oversees sanctions compliance, (ii) obtaining information about persons that we transact with and continuously over time request updates for such information, and (iii) implementing IP address blocking and email-related restrictions for sanctioned jurisdictions.

In addition, in the future OFAC or another regulator may require us to screen transactions for OFAC addresses or other bad actors before including such transactions in a block, which may increase our compliance costs, decrease our anticipated transaction fees and lead to decreased traffic on our network. Any of these factors, consequently, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and could have a material adverse effect on our business, prospects, financial condition, and operating results.

Risks Related to Our Bitcoin Operations – Technological

Bitcoin operations face significant scaling obstacles that can lead to high fees or slow transaction settlement times and attempts to increase the volume of transactions may not be effective, which could adversely affect an investment in our securities.

Bitcoin operations face significant scaling obstacles that can lead to high fees or slow transaction settlement times and attempts to increase the volume of transactions may not be effective. Scaling Bitcoin operations is essential to the widespread acceptance of crypto assets as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business. Many Bitcoin networks face significant scaling challenges. For example, crypto assets are limited with respect to how many transactions can occur per second. Participants in the Bitcoin ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, and sharding (a horizontal partition of data in a database or search engine), which would not require every single transaction to be included in every single miner’s or validator’s block. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Bitcoin transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

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There is a possibility of Bitcoin mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our shares.

The protocol pursuant to which transactions are confirmed automatically on the Bitcoin blockchain through mining is known as proof of work. Proof of stake is an alternative method in validating crypto asset transactions. Should the Bitcoin algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. For example, in September 2022, the Ethereum network transitioned from a proof of work to a proof of stake method. We, as a result of our efforts to optimize and improve the efficiency of our Bitcoin mining operations, may be exposed to the risk in the future of losing the benefit of our capital investments and the competitive advantage we hope to gain from this as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This may additionally have an impact on other various investments of ours. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine.

Bitcoin is subject to halving, meaning that the Bitcoin rewarded for solving a block will be reduced in the future and its value may not commensurately adjust to compensate us for such reductions, and the overall supply of Bitcoin is finite.

Bitcoin is subject to “halving,” which is the process by which the Bitcoin reward for solving a block is reduced by 50% for every 210,000 blocks that are solved. This means that the amount of Bitcoin we (or any other mining company) are rewarded for solving a block in the blockchain is permanently cut in half. For example, the latest halving occurred on April 20, 2024, with a revised payout of 3.125 Bitcoin per block solved, down from the current reward rate of 6.25 Bitcoin per block solved. There can be no assurance that the price of Bitcoin will sufficiently increase to justify the increasingly high costs of mining for Bitcoin given the halving feature. If a corresponding and proportionate increase in the trading price of these crypto assets does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations. To illustrate, even if the price of Bitcoin remains at its current price, all other factors being equal (including the same number of miners and a stable hash rate), our revenue would decrease substantially upon the next halving.

Further, due to the halving process, unless the underlying code of the Bitcoin blockchain is altered (which may be unlikely given its decentralized nature), the supply of Bitcoin is finite. Once 21 million Bitcoin have been generated by virtue of solving blocks in the blockchain, the network will stop producing more which is anticipated to occur in approximately 2140. Currently, there are approximately 19.9 million Bitcoin in circulation representing about 94.8% of the total supply of Bitcoin under the current source code. For the foregoing reasons, the halving feature exposes us to inherent uncertainty and reliance upon the historically volatile price of Bitcoin, rendering an investment in us particularly speculative, especially in the long-term. If the price of Bitcoin does not significantly increase in value, your investment in our common stock could decline significantly.

Bitcoin has forked multiple times and additional forks may occur in the future which may affect the value of Bitcoin that we hold or mine.

To the extent that a significant majority of users and mining companies on a crypto asset network install software that changes the crypto asset network or properties of a crypto asset, including the irreversibility of transactions and limitations on the mining of new crypto asset, the crypto asset network would be subject to new protocols and software. However, if less than a significant majority of users and mining companies on the crypto asset network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the crypto asset running in parallel yet lacking interchangeability and necessitating exchange-type transactions to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original crypto asset and which is the new crypto asset. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a crypto asset, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular crypto asset could adversely affect an investment in our securities or our ability to operate.

Since August 1, 2017, Bitcoin’s blockchain was forked multiple times creating alternative versions of the crypto asset such as Bitcoin Cash, Bitcoin Gold and Bitcoin SV. The forks resulted in a new blockchain being created with a shared history, and a new path forward. The value of the newly created versions including Bitcoin Cash, Bitcoin Gold and Bitcoin SV may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to the newly created crypto assets. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of Bitcoin could be materially reduced if existing and future forks have a negative effect on Bitcoin’s value.

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The characteristics of crypto assets such as Bitcoin have been, and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams; if any of our customers do so or are alleged to have done so, it could adversely affect us.

Bitcoin and the Bitcoin industry is relatively new and, in many cases, lightly regulated or largely unregulated. Bitcoin has certain characteristics, such as the speed with which Bitcoin transactions can be conducted, the ability to conduct Bitcoin transactions without the involvement of regulated intermediaries, the ability to engage in Bitcoin transactions across multiple jurisdictions, the irreversible nature of certain Bitcoin transactions and encryption technology that anonymizes these transactions, that make Bitcoin transactions particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion and ransomware scams. Two prominent examples of marketplaces that accepted digital currency payments for illegal activities include Silk Road, an online marketplace on the dark web that, among other things, facilitated the sale of illegal drugs and forged legal documents using digital currencies and AlphaBay, another dark web market that utilized digital currencies to hide the locations of its servers and identities of its users. Both of these marketplaces were investigated and closed by U.S. law enforcement authorities. U.S. regulators, including the SEC, CFTC and Federal Trade Commission, as well as non-U.S. regulators, have taken legal action against persons alleged to be engaged in Ponzi schemes and other fraudulent schemes involving Bitcoin and other forms of currency. In addition, the FBI has noted the increasing use of digital currency in various ransomware scams.

While our board and management believe that our risk management processes and policies in light of current Bitcoin market conditions, which include thorough reviews we conduct as part of our due diligence process, is reasonably designed to detect any such illicit activities conducted by our potential or existing counterparties, we cannot ensure that we will be able to detect any such illegal activity in all instances. For example, Gemini, our crypto custodian, is a fiduciary and qualified custodian under the New York Banking Law and is licensed by the New York State Department of Financial Services. Additionally, Gemini holds numerous money transmitter licenses or the statutory equivalent and has obtained System and Organization Controls (“SOC”) 1 Type 2 and SOC 2 Type 2 certifications from its independent third-party auditor, Deloitte and Touche LLP. A SOC 1 report evaluates controls that are applicable to internal control over financial reporting whereas a SOC 2 report evaluates a security framework that authenticates an organization’s ability to securely handle customer data. Further, Gemini has insurance coverage against the theft of crypto assets that results from a direct security breach or hack of Gemini’s systems, or theft by a Gemini employee. However, there can be no assurance that Gemini’s involvement will be able to identify all illegal activity, such as fraud, money-laundering, tax evasion or ransomware scams.

Because the speed, irreversibility and anonymity of Bitcoin transactions make them more difficult to track, fraudulent transactions may be more likely to occur. We or our potential banking counterparties may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. If one of our customers (or in the case of Bitcoin exchanges, their customers) were to engage in or be accused of engaging in illegal activities using digital Bitcoin, we could be subject to various fines and sanctions, including limitations on our activities, which could also cause reputational damage and adversely affect our business, financial condition and results of operations.

Incorrect or fraudulent Bitcoin transactions may be irreversible and it is possible that, through computer or human error, or through theft or criminal action, our Bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred Bitcoins may be irretrievable. As a result, any incorrectly executed or fraudulent Bitcoin transaction, such as a result of a cybersecurity breach against our Bitcoin holdings, could adversely affect our investments and assets. This is because Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the Bitcoins from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a Bitcoin or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. Further, it is possible that, through computer or human error, or through theft or criminal action, our Bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. If an errant or fraudulent transaction in our Bitcoin were to occur, we would have very limited means of seeking to reverse the transaction or seek recourse. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business.

Because many of our crypto assets may in the future be held by crypto asset exchanges, we could face heightened risks from cybersecurity attacks and financial stability of crypto asset exchanges.

We may transfer our crypto assets from our wallet to crypto asset exchanges prior to selling them. Crypto assets not held in our wallet are subject to the risks encountered by crypto asset exchanges including a DDoS Attack or other malicious hacking, a sale of the crypto asset exchange, loss of the crypto assets by the crypto asset exchange and other risks similar to those described herein. Other than with respect to Gemini, we do not expect to maintain a custodian agreement with any of the crypto asset exchanges that may in the future hold our crypto assets. These crypto asset exchanges do not provide insurance and may lack the resources to protect against hacking and theft. If this were to occur, we may be materially and adversely affected.

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Bitcoin may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in crypto asset codes, including Bitcoin codes, may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitation of flaws in the source code that allow malicious actors to take or create money have previously occurred. Additionally, as AI capabilities improve and are increasingly adopted, we may see cyberattacks created through AI. These attacks could be crafted with an AI tool to directly attack information systems with increased speed and/or efficiency than a human threat actor or create more effective phishing emails. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. As technological change occurs, the security threats to our crypto assets will likely change and previously unknown threats may emerge. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine.

Our use of third-party mining pools exposes us to additional risks.

We receive Bitcoin rewards from our mining activity through third-party mining pool operators. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to solve a block on the Bitcoin blockchain. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other issue, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both the hash rate we provide and the total used by the pool, the mining pool operator uses its own record-keeping to determine our proportion of a given reward, which may not match our own. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

Risks Related to BNC

If BNC does not successfully develop its business, the shares that we own as well as those we are entitled to may have very little value, if any.

We sold BNC to ROI under the assumption that BNC is worth $100 million, of which we would receive shares of Series B Preferred Stock valued at $86 million. We also received shares of ROI’s Series D Preferred Stock in consideration for cancellation of $15.1 million in advances. However, if BNC does not successfully develop its business within the foreseeable future, ROI could be required to seek additional capital, which could result in a decrease in the value of our shares of Series B Preferred, whether due to dilution or the terms of such financing. There can be no assurance that ROI would be able to raise the requisite financing to maintain or develop its business on reasonably favorable terms, whether to it or to us, if at all. Further, whether or not BNC seeks or receives additional financing, if its business never develops, then our shares of Series B Preferred Stock and Series D Preferred Stock will in all likelihood have no value at all.

Risks Related to BNC’s Product Offerings

If BNC fails to retain existing users or add new users, or if BNC’s users decrease their level of engagement with BNC’s products, BNC’s revenue, financial results, and business may be significantly harmed.

The size of BNC’s user base and BNC’s users’ level of engagement across BNC’s products are critical to BNC’s success. BNC’s financial performance will be significantly determined by BNC’s success in adding, retaining, and engaging active users of BNC’s products that deliver ad impressions. User growth and engagement are also impacted by a number of other factors, including competitive products and services, such as TikTok, that could reduce some users’ engagement with BNC’s products and services, as well as global and regional business, macroeconomic, and geopolitical conditions. Any future declines in the size of BNC’s active user base, which to date is minimal, may adversely impact BNC’s ability to deliver ad impressions and, in turn, BNC’s financial performance.

If people do not perceive BNC’s products to be useful, reliable, and trustworthy, BNC may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement. A number of other social networking companies that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously. There is no guarantee that BNC will not experience a similar inability to generate a significant used baser or, if achieved, subsequent erosion of BNC’s active user base or engagement levels. User engagement can be difficult to measure, particularly as BNC introduces new and different products and services. Any number of factors can negatively affect user retention, growth, and engagement, including if:

•	users increasingly engage with other competitive products or services;

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•	BNC fails to introduce new features, products, or services that users find engaging or if BNC introduces new products or services, or makes changes to existing products and services, that are not favorably received;

•	users feel that their experience is diminished as a result of the decisions BNC makes with respect to the frequency, prominence, format, size, and quality of ads that BNC displays;

•	users have difficulty installing, updating, or otherwise accessing BNC’s products on mobile devices as a result of actions by BNC or third parties that BNC relies on to distribute BNC’s products and deliver BNC’s services;

•	BNC is unable to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;

•	there are decreases in user sentiment due to questions about the quality or usefulness of BNC’s products or BNC’s user data practices, concerns about the nature of content made available on BNC’s products, or concerns related to privacy, safety, security, well-being, or other factors;

•	BNC is unable to manage and prioritize information to ensure users are presented with content that is appropriate, interesting, useful, and relevant to them;

•	BNC is unable to obtain or attract engaging third-party content;

•	BNC is unable to successfully maintain or grow usage of and engagement with applications that integrate with BNC’s products;

•	users adopt new technologies where BNC’s products may be displaced in favor of other products or services, or may not be featured or otherwise available;

•	there are changes mandated by legislation, government and regulatory authorities, or litigation that adversely affect BNC’s products or users;

•	BNC is unable to offer a number of BNC’s products and services in Europe, or are otherwise limited in BNC’s business operations, as a result of European regulators, courts, or legislative bodies determining that BNC’s reliance on Standard Contractual Clauses or other legal basis BNC may rely upon to transfer user data from the European Union to the United States is invalid;

•	there is decreased engagement with BNC’s products, or failure to accept BNC’s terms of service, as part of privacy-focused changes that BNC has implemented or may implement in the future, whether voluntarily, in connection with the General Data Protection Regulation (“GDPR”), the European Union’s ePrivacy Directive, the California Privacy Rights Act (“CPRA”), or other laws, regulations, or regulatory actions, or otherwise;

•	technical or other problems prevent BNC from delivering its products in a rapid and reliable manner or otherwise affect the user experience, such as security breaches or failure to prevent or limit spam or similar content, or users feel their experience is diminished as a result of BNC’s efforts to protect the security and integrity of the Platform;

•	BNC adopts terms, policies, or procedures related to areas such as sharing, content, user data, or advertising, or BNC takes, or fails to take, actions to enforce BNC’s policies, that are perceived negatively by BNC’s users or the general public;

•	BNC elects to focus its product decisions on longer-term initiatives that do not prioritize near-term user growth and engagement;

•	BNC makes changes in its user account login or registration processes or changes in how BNC promotes different products and services across its family of products;

•	initiatives designed to attract and retain users and engagement, including the use of new technologies such as artificial intelligence, are unsuccessful, whether as a result of actions by BNC, its competitors, or other third parties, or otherwise;

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•	there is decreased engagement with BNC’s products as a result of taxes imposed on the use of social media or other mobile applications in certain countries, internet shutdowns, or other actions by governments that affect the accessibility of BNC’s products in their countries;

•	BNC fails to provide adequate customer service to users, marketers, developers, or other partners; or

•	BNC, developers whose products are integrated with BNC’s products, or other partners and companies in BNC’s industry are the subject of adverse media reports or other negative publicity, including as a result of BNC’s or its user data practices.

From time to time, certain of these factors have negatively affected user retention, growth, and engagement to varying degrees. If BNC are unable to maintain or increase BNC’s user base and user engagement, particularly for BNC’s significant revenue-generating products like Facebook and Instagram, BNC’s revenue and financial results may be adversely affected. Any significant decrease in user retention, growth, or engagement could render BNC’s products less attractive to users, marketers, and developers, which is likely to have a material and adverse impact on BNC’s ability to deliver ad impressions and, accordingly, BNC’s revenue, business, financial condition, and results of operations. As the size of BNC’s active user base fluctuates in one or more markets from time to time, BNC will become increasingly dependent on BNC’s ability to maintain or increase levels of user engagement and monetization in order to grow revenue.

BNC’s user growth, engagement, and monetization on mobile devices depend upon effective operation with mobile operating systems, networks, technologies, products, and standards that BNC does not control.

The substantial majority of BNC’s revenue is expected to be generated from advertising on mobile devices. There is no guarantee that popular mobile devices will feature BNC’s products, or that mobile device users will ever use BNC’s products rather than competing products. BNC is dependent on the interoperability of BNC’s products with popular mobile operating systems, networks, technologies, products, and standards that BNC does not control, such as the Android and iOS operating systems and mobile browsers. Changes, bugs, or technical issues in such systems, or changes in BNC’s relationships with mobile operating system partners, handset manufacturers, browser developers, or mobile carriers, or in the content or application of their terms of service or policies that degrade BNC’s products’ functionality, reduce or eliminate BNC’s ability to update or distribute BNC’s products, give preferential treatment to competitive products, limit BNC’s ability to deliver, target, or measure the effectiveness of ads, or charge fees related to the distribution of BNC’s products or BNC’s delivery of ads have in the past adversely affected, and could in the future adversely affect, the usage of BNC’s products and monetization on mobile devices.

BNC’s products and changes to such products could fail to attract or retain users or generate revenue and profits, or otherwise adversely affect BNC’s business.

BNC’s ability to retain, increase, and engage its user base and to increase BNC’s revenue depends heavily on BNC’s ability to continue to evolve BNC’s existing products and to create successful new products, both independently and in conjunction with developers or other third parties. BNC may introduce significant changes to BNC’s products or acquire or introduce new and unproven products, including using technologies with which BNC has little or no prior development or operating experience. For example, BNC does not have significant experience with consumer hardware products or virtual or augmented reality technology, which may adversely affect BNC’s ability to successfully develop and market these products and technologies. BNC will incur substantial costs, and BNC may not be successful in generating profits, in connection with these efforts. These efforts, including the introduction of new products or changes to existing products, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect BNC’s business, reputation, or financial results. If BNC’s new products or changes to existing products fail to engage users, marketers, or developers, or if BNC’s business plans are unsuccessful, BNC may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify BNC’s investments, and BNC’s business may be adversely affected.

BNC may not be successful in its metaverse strategy and investments, which could adversely affect BNC’s business, reputation, or financial results.

BNC believes that the metaverse, an embodied internet where people have immersive experiences beyond two-dimensional screens, is the next evolution in social technology. BNC intends to focus on helping to bring the metaverse to life. BNC expects this will be a complex, evolving, and long-term initiative that will involve the development of new and emerging technologies, require significant investment in infrastructure as well as privacy, safety, and security efforts, and collaboration with other companies, developers, partners, and other participants. However, the metaverse may not develop in accordance with BNC’s expectations, and market acceptance of features, products, or services BNC may build for the metaverse is uncertain. BNC intends to regularly evaluate BNC’s product roadmaps and make significant changes as BNC’s understanding of the technological challenges and market landscape and BNC’s product ideas and designs evolve. In addition, BNC has virtually no experience with consumer hardware products and virtual and augmented reality technology, which may enable other companies to compete more effectively than it can. BNC may be unsuccessful in BNC’s future research and product development efforts, including if BNC is unable to develop relationships with key participants in the metaverse or develop products that operate effectively with metaverse technologies, products, systems, networks, or standards. BNC hopes to make investments in virtual and augmented reality and other technologies to support these efforts, and BNC’s ability to support these efforts is dependent on generating sufficient profits from BNC’s business. In addition, as BNC’s metaverse efforts evolve, BNC may be subject to a variety of existing or new laws and regulations in the United States and international jurisdictions, including in the areas of privacy, safety, competition, content regulation, consumer protection, and e-commerce, which may delay or impede the development of BNC’s products and services, increase BNC’s operating costs, require significant management time and attention, or otherwise harm BNC’s business. As a result of these or other factors, BNC’s metaverse strategy and investments may not be successful in the foreseeable future, or at all, which could adversely affect BNC’s business, reputation, or financial results.

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BNC may not be able to successfully grow usage of and engagement with applications that integrate with BNC’s products.

BNC hopes to make investments to enable developers to build, grow, and monetize applications that integrate with BNC’s products. Such existing and prospective developers may not be successful in building, growing, or monetizing applications that create and maintain user engagement. Additionally, developers may choose to build on other platforms, including platforms controlled by third parties, rather than building products that integrate with BNC’s products. BNC is continuously seeking to balance the distribution objectives of BNC’s developers with BNC’s desire to provide an optimal user experience, and BNC may not be successful in achieving a balance that attracts or retains such developers. In addition, as part of BNC’s efforts related to privacy, safety, and security, BNC intends to conduct investigations and audits of platform applications from time to time. In some instances, these actions will adversely affect BNC’s relationships with developers. If BNC is not successful in BNC’s efforts to grow the number of developers that choose to build products that integrate with BNC’s products or if BNC is unable to continue to build and maintain good relations with such developers, BNC’s user growth and user engagement as well as its financial results may be adversely affected.

Risks Related to BNC’s Business Operations and Financial Results

Our business is highly competitive. Competition presents an ongoing threat to the success of BNC’s business.

BNC expects to compete with companies providing connection, sharing, discovery, and communication products and services to users online, as well as companies that sell advertising to businesses looking to reach consumers and/or develop tools and systems for managing and optimizing advertising campaigns. BNC faces significant competition in every aspect of BNC’s business, including, but not limited to, companies that facilitate the ability of users to create, share, communicate, and discover content and information online or enable marketers to reach their existing or prospective audiences. BNC expects to compete to attract, engage, and retain people who use BNC’s products, to attract and retain businesses that use BNC’s free or paid business and advertising services, and to attract and retain developers who build compelling applications that integrate with BNC’s products. BNC also expects to compete with companies that develop and deliver virtual and augmented reality products and services. As BNC introduces or acquires new products, or as other companies introduce new products and services, including as part of efforts to develop the metaverse or innovate through the application of new technologies such as artificial intelligence, BNC may become subject to additional competition.

Virtually all BNC’s current and potential competitors have greater resources, experience, or stronger competitive positions in the product segments, geographic regions, or user demographics in which BNC intends to operate than BNC does. For example, some of BNC’s competitors may be domiciled in different countries and subject to political, legal, and regulatory regimes that enable them to compete more effectively than BNC could. These factors may allow BNC’s competitors to respond more effectively than BNC to new or emerging technologies and changes in market conditions. In the event that users engage with other products and services, BNC may never see any growth in use and engagement in key user demographics or more broadly, in which case BNC’s business would be harmed.

BNC’s competitors may develop products, features, or services that are similar to its own or that achieve greater acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Some competitors may gain a competitive advantage against BNC, including: by making acquisitions; by limiting BNC’s ability to deliver, target, or measure the effectiveness of ads; by imposing fees or other charges related to BNC’s delivery of ads; by making access to BNC’s products more difficult or impossible; by making it more difficult to communicate with BNC’s users; or by integrating competing platforms, applications, or features into products they control such as mobile device operating systems, search engines, browsers, or e-commerce platforms. BNC’s competitors may, and in some cases will, acquire and engage users or generate advertising or other revenue at the expense of BNC’s own efforts, which would negatively affect BNC’s business and financial results. In addition, from time to time, BNC may take actions in response to competitive threats, but BNC cannot assure you that these actions will be successful or that they will not negatively affect BNC’s business and financial results.

Real or perceived inaccuracies in BNC’s community and other metrics may harm BNC’s reputation and negatively affect BNC’s business.

The numbers for BNC’s key metrics are calculated using internal company data based on the activity of user accounts, at times augmented by other sources. While these numbers are based on what BNC believes to be reasonable estimates of BNC’s user base for the applicable period of measurement, there are inherent challenges in measuring usage of BNC’s products across online and mobile populations around the world. The methodologies used to measure these metrics require significant judgment and are also susceptible to algorithm or other technical errors. In addition, BNC is seeking to establish mechanisms to improve its estimates of its user base, and such estimates may change due to improvements or changes in BNC’s methodology. BNC intends to regularly review BNC’s processes for calculating these metrics, and from time to time BNC expects to discover inaccuracies in these metrics or make adjustments to improve their accuracy.

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The lack of comprehensive encryption for communications on the Platform may increase the impact of a data security incident.

Communications on the Platform are not comprehensively encrypted at this time. As such, any data security incident that involves unauthorized access, acquisition, disclosure, or use may be highly impactful to BNC’s business. BNC may experience considerable incident response forensics, data recovery, legal fees, and costs of notification related to any such potential incident, and BNC may face an increased risk of reputational harm, regulatory enforcement, and consumer litigation, which could further harm BNC’s business, financial condition, results of operations, and future business opportunities.

Risks Related to Government Regulation and Enforcement Regarding BNC

Actions by governments that restrict access to BNC’s products in their countries, censor or moderate content on BNC’s products in their countries, or otherwise impair BNC’s ability to sell advertising in their countries, could substantially harm BNC’s business and financial results.

BNC expects that governments will from time to time seek to censor or moderate content available on BNC’s products, should such products ever be developed, distributed and used by customers, in their country, restrict access to BNC’s products from their country partially or entirely, or impose other restrictions that may affect the accessibility of BNC’s products in their country for an extended period of time or indefinitely. In addition, government authorities may seek to restrict user access to BNC’s products if they consider us to be in violation of their laws or a threat to public safety or for other reasons. It is also possible that government authorities could take action that impairs BNC’s ability to sell advertising, including in countries where access to BNC’s consumer-facing products may be blocked or restricted. In the event that content shown on BNC’s products is subject to censorship, access to BNC’s products is restricted, in whole or in part, in one or more countries, BNC would be required to or could elect to make changes to BNC’s future operations, or other restrictions are imposed on BNC’s products, or BNC’s competitors are able to successfully penetrate new geographic markets or capture a greater share of existing geographic markets that BNC cannot access or where BNC face other restrictions, BNC’s ability to increase BNC’s user base, user engagement, or the level of advertising by marketers may be adversely affected, and BNC may not be able to grow BNC’s revenue as anticipated, and BNC’s financial results could be adversely affected.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data use and data protection, content, competition, safety and consumer protection, e-commerce, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to BNC’s products and business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm BNC’s business.

BNC is subject to a variety of laws and regulations in the United States and abroad that will involve matters central to BNC’s business, including privacy, data use, data protection and personal information, biometrics, encryption, rights of publicity, content, integrity, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, data localization and storage, data disclosure, artificial intelligence and machine learning, electronic contracts and other communications, competition, protection of minors, consumer protection, civil rights, accessibility, telecommunications, product liability, e-commerce, taxation, economic or other trade controls including sanctions, anti-corruption and political law compliance, securities law compliance, and online payment services. The introduction of new products, expansion of BNC’s activities in certain jurisdictions, or other actions that BNC may take may subject it to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, consumer protection, and other laws and regulations can impose different obligations or be more restrictive than those in the United States.

These U.S. federal, state, and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which BNC operates, and may be interpreted and applied inconsistently from jurisdiction to jurisdiction and inconsistently with BNC’s current policies and practices. For example, regulatory or legislative actions or litigation affecting the manner in which BNC displays content to BNC’s users, moderate content, or obtain consent to various practices could adversely affect user growth and engagement. Such actions could affect the manner in which BNC provides its services or adversely affect BNC’s financial results.

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As its business develops, BNC expects to become subject to significant legislative and regulatory developments, and proposed or new legislation and regulations could significantly affect BNC’s business in the future. For example, BNC intends to implement certain product changes and controls as a result of requirements under the European General Data Protection Regulation (“GDPR”), and may implement additional changes in the future. The interpretation of the GDPR is still evolving and draft decisions in investigations are subject to review by several European privacy regulators as part of the GDPR’s consistency mechanism, which may lead to significant changes in the final outcome of such investigations. As a result, the interpretation and enforcement of the GDPR, as well as the imposition and amount of penalties for non-compliance, are subject to significant uncertainty. The California Consumer Privacy Act (“CCPA”), as amended by the California Privacy Rights Act (“CPRA”), also establishes certain transparency rules and creates new data privacy rights for users, including limitations on BNC’s use of certain sensitive personal information and more ability for users to control the purposes for which their data is shared with third parties. Other states have proposed or enacted similar comprehensive privacy laws that afford users with similar data privacy rights and controls. These laws and regulations are evolving and subject to interpretation, and resulting limitations on BNC’s advertising services, or reductions of advertising by marketers, could adversely affect BNC’s advertising business.

These laws and regulations, as well as any associated claims, inquiries, or investigations or any other government actions, have in the past led to, and may in the future lead to, unfavorable outcomes including increased compliance costs, loss of revenue, delays or impediments in the development of new products, negative publicity and reputational harm, increased operating costs, diversion of management time and attention, and remedies that harm BNC’s business, including fines or demands or orders that BNC modify or cease existing business practices.

Changes in laws affecting gaming and gambling or the public perception of gaming and gambling may adversely impact BNC’s business.

BNC offers a number of products and services, which may include a selection of gaming options, including games, sweepstakes, gambling, and social gaming experiences. Social gaming experiences have recently been the subject of civil lawsuits, and some jurisdictions have taken an adverse position to interactive social gaming, including “social casinos” and sweepstakes-based gaming. This could lead to states adopting legislation or imposing a regulatory framework to govern interactive social gaming or social casino or sweepstakes-based gaming specifically. These could also result in a prohibition on interactive social gaming or social casino or sweepstakes-based gaming altogether, restrict BNC’s ability to advertise its games, or substantially increase BNC or our costs to comply with these regulations, all of which could have an adverse effect on our or BNC’s results of operations, cash flows and financial condition. It is not possible to predict the likelihood, timing, scope, or terms of any such legislation or regulation or the extent to which they may affect our or BNC’s business.

Regulators in the future may pass additional rules and regulations that could adversely affect our or BNC’s business. In May 2019, the World Health Organization adopted a new edition of its International Classification of Diseases, which lists gaming addiction as a disorder. The American Psychiatric Association (“APA”) and U.S. regulators have yet to decide whether gaming addiction should be considered a behavioral disorder, but the APA has noted that research and the debate on its classification are ongoing. Certain countries, including China and South Korea, have enacted regulations, such as imposing both gaming curfews and spending limits for minors, and established treatment programs aimed at addressing gaming addiction. It is not possible to predict the likelihood, timing, scope, or terms of any similar regulations in any of the markets in which BNC operates, or the extent to which implementation of such regulations may adversely affect our or BNC’s reputation and business.

Consumer protection and health concerns regarding games and gambling such as BNC’s have been raised in the past and may again be raised in the future. Such concerns could lead to increased scrutiny over the manner in which BNC’s games are designed, developed, distributed, and presented. We and BNC cannot predict the likelihood, timing or scope of any concern reaching a level that will impact its business, or whether it would suffer any adverse impacts to our or BNC’s results of operations, cash flows and financial condition.

Our reputation may be harmed due to unfamiliarity or negative press associated with activities BNC is undertaking, including the online metaverse landscape, virtual markets, real world goods marketplaces, gaming, social activities, sweepstakes, gambling, and digital assets.

BNC is focused on the development of the online metaverse landscape and is focused on immersive digital experiences, including virtual markets, real world goods marketplaces, gaming, social activities, sweepstakes, gambling, and more. The activities BNC is undertaking are based on technology that is relatively new. Many companies operating in similar industries are unlicensed, unregulated and/or operate without supervision by any governmental authorities. As a result, users and the general public may lose confidence in BNC’s products and services. Companies like BNC that deal in digital assets are appealing targets for hackers and malware and may also be more likely to be targets of regulatory enforcement actions. Negative perception, a lack of stability and standardized regulation in the industries in which BNC operates and the failure of similar companies due to fraud, business failure, hackers or malware, or government mandated regulation, may reduce confidence in our or BNC’s business. Any of these events could have a material and adverse impact on our or BNC’s reputation and business.

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We may be subject to regulatory and other government investigations, enforcement actions, settlements, and other inquiries in the future, which could cause us to incur substantial costs or require us or BNC to change its business practices in a manner materially adverse to its business.

Should BNC’s business ever expand to a significant degree, we and BNC’s management expects to receive formal and informal inquiries from government authorities and regulators regarding BNC’s compliance with laws and regulations, many of which are evolving and subject to interpretation. In such a scenario, we and BNC expect to be the subject of investigations, inquiries, data requests, requests for information, actions, and audits in the United States, particularly in the areas of privacy and data protection, including with respect to minors, law enforcement, consumer protection, civil rights, content moderation, blockchain technologies, sweepstakes, promotions, gaming, gambling, and competition. In addition, we or BNC may in the future be subject to regulatory orders or consent decrees.

We or BNC may also become subject to various litigation and formal and informal inquiries and investigations by competition authorities in the United States, which may relate to many aspects of BNC’s future business, including with respect to users and advertisers, as well as BNC’s industry. Such inquiries, investigations, and lawsuits concern, among other things, BNC’s business practices in the areas of social networking or social media services, digital advertising, gambling, and sweepstakes activities and/or mobile or online applications.

Orders issued by, or inquiries or enforcement actions initiated by, government or regulatory authorities could cause us or BNC to incur substantial costs, expose us to civil and criminal liability (including liability for personnel) or penalties (including substantial monetary remedies), interrupt or require us or BNC to change its business practices in a manner materially adverse to our or BNC’s business (including changes products or user data practices), result in negative publicity and reputational harm, divert resources and the time and attention of management from our or BNC’s business, or subject us or BNC to other structural or behavioral remedies that adversely affect our or BNC’s business.

BNC expects, should its business ever develop, to be subject to regulatory and other government investigations, enforcement actions, settlements and other inquiries in the future, which could cause us BNC incur substantial costs or require BNC to change its business practices in a manner materially adverse to its business.

Should BNC’s business ever expand and to a significant degree, its management expects it to receive formal and informal inquiries from government authorities and regulators regarding BNC’s compliance with laws and regulations, many of which are evolving and subject to interpretation. In such a scenario, BNC expects to be the subject of investigations, inquiries, data requests, requests for information, actions, and audits in the United States, Europe, and around the world, particularly in the areas of privacy and data protection, including with respect to minors, law enforcement, consumer protection, civil rights, content moderation, and competition. In addition, BNC may in the future be subject to regulatory orders or consent decrees.

BNC may also become subject to various litigation and formal and informal inquiries and investigations by competition authorities in the United States, Europe, and other jurisdictions, which may relate to many aspects of BNC’s future business, including with respect to users and advertisers, as well as BNC’s industry. Such inquiries, investigations, and lawsuits concern, among other things, BNC’s business practices in the areas of social networking or social media services, digital advertising, and/or mobile or online applications.

Orders issued by, or inquiries or enforcement actions initiated by, government or regulatory authorities could cause BNC to incur substantial costs, expose us to civil and criminal liability (including liability for BNC’s personnel) or penalties (including substantial monetary remedies), interrupt or require BNC to change its business practices in a manner materially adverse to BNC’s business (including changes to BNC’s products or user data practices), result in negative publicity and reputational harm, divert resources and the time and attention of management from BNC’s business, or subject it to other structural or behavioral remedies that adversely affect BNC’s business.

Payment transactions may subject us to additional regulatory requirements and other risks that could be costly and difficult to comply with or that could harm BNC’s business.

Several of BNC’s future products may offer payments functionality, including enabling BNC’s users to purchase tangible, virtual, and digital goods from merchants and developers that offer applications using BNC’s payment infrastructure, send money to other users, and make donations to certain charitable organizations, among other activities. BNC is or may become subject to a variety of laws and regulations in the United States, Europe and elsewhere, including those governing anti-money laundering and counter-terrorist financing, money transmission, stored value, gift cards and other prepaid access instruments, electronic funds transfer, virtual currency, consumer protection, charitable fundraising, trade sanctions, and import and export restrictions. Depending on how BNC’s payment products evolve, BNC may also be subject to other laws and regulations including those governing gambling, banking, and lending. In some jurisdictions, the application or interpretation of these laws and regulations is not clear. BNC’s efforts to comply with these laws and regulations could be costly and result in diversion of management time and effort and may still not guarantee compliance. In the event that BNC is found to be in violation of any such legal or regulatory requirements, BNC may be subject to monetary fines or other penalties such as a cease and desist order, or BNC may be required to make product changes, any of which could have an adverse effect on BNC’s business and financial results.

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Risks Related to Data, Security, and Intellectual Property

Security breaches, improper access to or disclosure of BNC’s data or user data, other hacking and phishing attacks on BNC’s systems, or other cyber incidents could harm BNC’s reputation and adversely affect BNC’s business.

BNC’s industry is prone to cyber-attacks by third parties seeking unauthorized access to BNC’s data or users’ data or to disrupt BNC’s ability to provide service. BNC’s products and services involve the collection, storage, processing, and transmission of a large amount of data. Any failure to prevent or mitigate security breaches and improper access to or disclosure of BNC’s data or user data, including personal information, content, or payment information from users, or information from marketers, could result in the loss, modification, disclosure, destruction, or other misuse of such data, which could harm BNC’s business and reputation and diminish BNC’s competitive position. In addition, computer malware, viruses, social engineering (such as spear phishing attacks), scraping, and general hacking continue to be prevalent in BNC’s industry and are expected to occur on BNC’s systems in the future. BNC expects to regularly encounter attempts to create false or undesirable user accounts, purchase ads, or take other actions on BNC’s platform for purposes such as spamming, spreading misinformation, or other objectionable ends. Such attacks may cause interruptions to the services BNC intends to provide, degrade the user experience, cause users or marketers to lose confidence and trust in BNC’s products, impair BNC’s internal systems, or result in financial harm to BNC. BNC’s efforts to protect its data or the information BNC receives, and to disable undesirable activities on BNC’s platform, may also be unsuccessful due to software bugs or other technical malfunctions; employee, contractor, or vendor error or malfeasance, including defects or vulnerabilities in BNC’s vendors’ information technology systems or offerings; government surveillance; breaches of physical security of BNC’s facilities or technical infrastructure; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to BNC’s data or BNC’s users’ data. Cyber-attacks continue to evolve in sophistication and volume, and inherently may be difficult to detect for long periods of time. Although BNC intends to try to develop systems and processes that are designed to protect BNC’s data and user data, to prevent data loss, to disable undesirable accounts and activities on BNC’s platform, and to prevent or detect security breaches, BNC cannot assure you that such measures, if implemented, will provide adequate security, that BNC will be able to react in a timely manner, or that BNC’s remediation efforts will be successful. The changes in BNC’s work environment as a result of certain personnel working remotely could also impact the security of BNC’s systems, as well as BNC’s ability to protect against attacks and detect and respond to them quickly.

In addition, some of BNC’s developers or other partners, such as those that help us measure the effectiveness of ads, may receive or store information provided by us or by BNC’s users through mobile or web applications integrated with BNC’s products. BNC provide limited information to such third parties based on the scope of services provided to us. However, if these third parties or developers fail to adopt or adhere to adequate data security practices, or in the event of a breach of their networks, BNC’s data or BNC’s users’ data may be improperly accessed, used, or disclosed.

To date, BNC has not, to its knowledge, experienced a cyber-attack or other security incident, however, it does expect to experience such cyber-attacks and other security incidents of varying degrees from time to time, and BNC expects to incur significant costs in protecting against or remediating such incidents. In addition, BNC is subject to a variety of laws and regulations in the United States and abroad relating to cybersecurity and data protection. As a result, affected users or government authorities could initiate legal or regulatory actions against BNC in connection with any actual or perceived security breaches or improper access to or disclosure of data, which has occurred in the past and which could cause BNC to incur significant expense and liability or result in orders or consent decrees forcing BNC to modify its business practices. Such incidents or BNC’s efforts to remediate such incidents may also result in a decline in BNC’s active user base or engagement levels. Any of these events could have a material and adverse effect on BNC’s business, reputation, or financial results.

We anticipate that BNC’s efforts related to privacy, safety, security, and content review will identify additional instances of misuse of user data or other undesirable activity by third parties on BNC’s platform.

In addition to BNC’s efforts to mitigate cybersecurity risks, BNC intends to make investments in privacy, safety, security, and content review efforts to combat misuse of BNC’s services and user data by third parties, including investigations and audits of platform applications, as well as other enforcement efforts. As a result of these efforts BNC anticipates that BNC will discover and announce additional incidents of misuse of user data or other undesirable activity by third parties. BNC may not discover all such incidents or activity, whether as a result of BNC’s data or technical limitations, including BNC’s lack of visibility over BNC’s encrypted services, the allocation of resources to other projects, or other factors, and BNC may be notified of such incidents or activity by the FTC, the media or other third parties. Such incidents and activities may in the future include the use of user data or BNC’s systems in a manner inconsistent with BNC’s terms, contracts or policies, the existence of false or undesirable user accounts, improper advertising practices, activities that threaten people’s safety on or offline, or instances of spamming, scraping, data harvesting, unsecured datasets, or spreading misinformation. BNC may also be unsuccessful in its efforts to enforce BNC’s policies or otherwise remediate any such incidents. Consequences of any of the foregoing developments include negative effects on user trust and engagement, harm to BNC’s reputation, changes to BNC’s business practices in a manner adverse to BNC’s business, and adverse effects on BNC’s business and financial results. Any such developments may also subject BNC to additional litigation and regulatory inquiries, which could subject BNC to monetary penalties and damages, divert management’s time and attention, and lead to enhanced regulatory oversight.

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BNC’s products and internal systems rely on software and hardware that is highly technical, and any errors, bugs, or vulnerabilities in these systems, or failures to address or mitigate technical limitations in BNC’s systems, could adversely affect BNC’s business.

BNC’s products and internal systems rely on software and hardware, including software and hardware developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, BNC’s products and internal systems depend on the ability of such software and hardware to store, retrieve, process, and manage considerable amounts of data. The software and hardware on which BNC relies is expected to contain, errors, bugs, or vulnerabilities, and BNC’s systems are subject to certain technical limitations that may compromise BNC’s ability to meet BNC’s objectives. Some errors, bugs, or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects, or technical limitations within the software and hardware on which BNC relies, or human error in using such systems, may in the future lead to outcomes including a negative experience for users and marketers who use BNC’s products, compromised ability of BNC’s products to perform in a manner consistent with BNC’s terms, contracts, or policies, delayed product introductions or enhancements, targeting, measurement, or billing errors, compromised ability to protect the data of BNC’s users and/or BNC’s intellectual property or other data, or reductions in BNC’s ability to provide some or all of BNC’s services. In addition, any errors, bugs, vulnerabilities, or defects in BNC’s systems or the software and hardware on which BNC relies, failures to properly address or mitigate the technical limitations in BNC’s systems, or associated degradations or interruptions of service or failures to fulfill BNC’s commitments to BNC’s users, are expected to lead to outcomes including damage to BNC’s reputation, loss of users, loss of marketers, prevention of its ability to generate revenue, regulatory inquiries, litigation, or liability for fines, damages, or other remedies, any of which could adversely affect BNC’s business and financial results.

If BNC is unable to protect BNC’s intellectual property, the value of its brands and other intangible assets may be diminished, and its business may be adversely affected.

BNC relies, and expects to continue to rely on a combination of confidentiality, assignment, and license agreements with BNC’s employees, consultants, and third parties with whom BNC has relationships, as well as intellectual property laws, to protect BNC’s proprietary rights. In the United States and internationally, BNC expects to file various applications for protection of certain aspects of BNC’s intellectual property. Third parties may knowingly or unknowingly infringe BNC’s proprietary rights, third parties may challenge proprietary rights held by BNC in the future, and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which BNC operates or intends to operate. In any or all of these cases, BNC may be required to expend significant time and expense in order to prevent infringement or to enforce BNC’s rights. Although BNC expects to take measures to protect BNC’s proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to BNC’s and compete with BNC’s business. If the protection of BNC’s proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of BNC’s brands and other intangible assets may be diminished and competitors may be able to more effectively mimic BNC’s products, services and methods of operations. Any of these events could have an adverse effect on BNC’s business and financial results.

BNC expects to be party to patent lawsuits and other intellectual property rights claims that are expensive and time consuming and, if resolved adversely, could have a significant impact on BNC’s business, financial condition, or results of operations.

Companies, in particular established ones, in the internet, technology, and media industries typically own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In the event that BNC ever develops a significant intellectual property portfolio, it would face similar challenges that established companies do. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Furthermore, from time to time BNC may introduce or acquire new products, which could increase BNC’s exposure to patent and other intellectual property claims from competitors and non-practicing entities.

From time to time, BNC may receive notices from patent holders and other parties alleging that certain of BNC’s products and services, or user content, infringe their intellectual property rights. BNC expects, should its business ever develop, to be involved in a number of intellectual property lawsuits. Defending patent and other intellectual property litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained in all or even most cases. In addition, plaintiffs may seek, and BNC may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring us to cease some or all of BNC’s anticipated operations. BNC may seek, if possible, to settle such lawsuits and disputes on terms that are unfavorable to it. Similarly, if any litigation to which BNC is a party is resolved adversely, BNC may be subject to an unfavorable judgment that may not be reversed upon appeal, if appealed. The terms of such a settlement or judgment may require us to cease some or all of BNC’s operations or require us pay substantial amounts to the other party, which we may not be able to afford. In addition, BNC may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase BNC’s operating costs and expenses. As a result, BNC may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense, could result in less effective technology or practices or otherwise negatively affect the user experience, or may not be feasible. BNC’s business, financial condition, and results of operations could be adversely affected as a result of an unfavorable resolution of the disputes and litigation referred to above.

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COMMITTED EQUITY FINANCING

On June 20, 2024, we entered into the Purchase Agreement (as amended on November 1, 2024 and January 9, 2025) with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to the $37.5 million Commitment Amount of our Series D Preferred Stock at our direction from time to time, subject to the satisfaction of the conditions in the Purchase Agreement.

Such sales of our Series D Preferred Stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 36-month period commencing on the date of the Purchase Agreement, provided that this registration statement, of which this prospectus forms a part, and any other registration statement the Company may file from time to time, covering the resale by the Selling Stockholder of the shares of our Series D Preferred Stock purchased from us by the Selling Stockholder is declared effective by the SEC and remains effective, and the other conditions set forth in the Purchase Agreement are satisfied.

The Selling Stockholder has no right to require us to sell any shares of our Series D Preferred Stock to the Selling Stockholder, but the Selling Stockholder is obligated to make purchases from us at our direction subject to certain conditions. There is no upper limit on the price per share that the Selling Stockholder could be obligated to pay for our Series D Preferred Stock under the Purchase Agreement.

Actual sales of shares of our Series D Preferred Stock to the Selling Stockholder from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our Series D Preferred Stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the Purchase Agreement, if any, cannot be determined at this time, since it will depend on the frequency and prices at which we sell shares of our Series D Preferred Stock to the Selling Stockholder, our ability to meet the conditions of the Purchase Agreement and the other limitations, terms and conditions of the Purchase Agreement and any impacts of the Ownership Limitation. Any such proceeds will be used solely for repayment of debt under the 2024 Credit Agreement for so long as any Promissory Notes under the 2024 Credit Agreement remain outstanding; thereafter, for working capital purposes, which may include repayment of other outstanding debt.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

Purchase of Shares Under the Purchase Agreement

We may direct the Selling Stockholder to purchase amounts of our Series D Preferred Stock under the Purchase Agreement that we specify from time to time in one or more Advance Notices delivered to the Selling Stockholder on any trading day up to the Maximum Advance Amount. The Maximum Advance Amount that we may specify in any one Advance Notice is equal to 40% of the average of the Daily Value Traded of our Series D Preferred Stock on the ten trading days immediately preceding our issuance of an Advance Notice, provided that the Advance Notice must be sent by us to the Selling Stockholder by 8:30 a.m., Eastern time, unless otherwise agreed to in writing by us and the Selling Stockholder. Subject to the satisfaction of the conditions under the Purchase Agreement, we may deliver Advance Notices from time to time.

The purchase price of the shares of our Series D Preferred Stock will be equal to 94.5% of the arithmetic seven-day average of the closing prices of the Series D Preferred Stock during the seven (7) consecutive trading days ending on the trading day immediately preceding such date of the Advance Notice.

Fees

As consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of our Series D Preferred Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, the Company has agreed to reimburse Orion up to $75,000 for the fees and disbursements of counsel in connection with the initial transactions contemplated by the Purchase Agreement, and to reimburse Northland Securities, Inc. up to $15,000 for the fees and disbursements of its counsel.

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Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices to the Selling Stockholder under the Purchase Agreement is subject to the satisfaction of certain conditions, all of which are entirely outside of the Selling Stockholder’s control, including, among other things, the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

•	the effectiveness of this registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of our Series D Preferred Stock that may be issued and sold by us to the Selling Stockholder under the Purchase Agreement);

•	the Company having obtained all required permits and qualifications for the offer and sale of all shares of our common stock issuable pursuant to such Advance Notice;

•	no Material Outside Event (as defined in the Purchase Agreement) or Material Adverse Effect (as defined in the Purchase Agreement) shall have occurred or be continuing, and certain other events shall not have occurred, including, but not limited to, the issuance of any stop order by the SEC or any other federal or state governmental authority suspending the effectiveness of this registration statement or the objection of FINRA to the sale in any jurisdiction;

•	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

•	the absence of any statute, regulation, order, decree, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits or materially and adversely affects any of the transactions contemplated by the Purchase Agreement;

•	trading in our Series D Preferred Stock shall not have been suspended by the SEC, NYSE American or FINRA, and we shall not have received any final and non-appealable notice that the listing or quotation of our Series D Preferred Stock on the NYSE American shall be terminated;

•	there shall not be any suspension of, or restriction on, accepting additional deposits of the Series D Preferred Stock, electronic trading or book-entry services by the Depository Trust Company (“DTC”) with respect to the Series D Preferred Stock, nor shall we have received notice of any of the foregoing;

•	there shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Series D Preferred Stock for the issuance of all the Series D Preferred Stock issuable pursuant to an Advance Notice;

•	the representations contained in the applicable Advance Notice shall be true and correct in all material respects; and

•	the Selling Stockholder shall have received certain legal opinions, a comfort letter and compliance certificates.

Limitations on Sales

The Purchase Agreement prohibits us from directing the Selling Stockholder to purchase any shares of our Series D Preferred Stock if those shares, when aggregated with all other shares of our Series D Preferred Stock then beneficially owned by the Selling Stockholder as a result of purchases under the Purchase Agreement, would result in the Selling Stockholder having beneficial ownership of more than 4.99% of our then outstanding shares of Series D Preferred Stock, unless waived by the Selling Stockholder but in no event to exceed 9.99% of the then outstanding Series D Preferred Stock (the “Ownership Limitation”).

No Short-Selling or Hedging by the Selling Stockholder

The Selling Stockholder has agreed that, during the term of the Purchase Agreement, neither the Selling Stockholder nor any of its affiliates will engage in any short sales or hedging transactions with respect to our Series D Preferred Stock.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement; or

•	the date on which the Selling Stockholder shall have purchased shares of our Series D Preferred Stock under the Purchase Agreement for an aggregate gross purchase price equal to the Commitment Amount under the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to the Selling Stockholder, provided that (i) there are no outstanding Advance Notices, the shares of Series D Preferred Stock under which have not yet been issued, (ii) there are no Promissory Notes outstanding under the 2024 Credit Agreement, and (iii) we have paid all amounts owed to the Selling Stockholder under the Purchase Agreement. We and the Selling Stockholder may also terminate the Purchase Agreement at any time by mutual written consent.

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Prohibition of “Dilutive Issuances” During Pending Purchases and Certain Variable Rate Transactions

Pursuant to the Purchase Agreement, from the date of the Purchase Agreement until the earlier of (i) the date that the Selling Stockholder has purchased $10 million worth of shares of our Series D Preferred Stock under the Purchase Agreement, (ii) 12 months after effectiveness of this registration statement or (iii) three months after the termination of the Purchase Agreement, pursuant to its terms, we are prohibited from effecting or entering into an agreement to effect any issuance of our Series D Preferred Stock or Series D Preferred Stock equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement), other than in connection with an Exempt Issuance (as defined in the Purchase Agreement) or with the prior written consent of the Selling Stockholder. There are no restrictions relating to rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

Effect of Sales of our Series D Preferred Stock under the Purchase Agreement on our Stockholders

All of our shares of Series D Preferred Stock registered in this offering, which may be issued or sold by us to the Selling Stockholder under the Purchase Agreement, are expected to be freely tradable. It is anticipated that the Series D Preferred Stock registered in this offering will be sold by us to the Selling Stockholder over a period of up to 36 months after June 20, 2024, provided that this registration statement, of which this prospectus forms a part, and any other registration statement we may file from time to time, covering the resale by the Selling Stockholder of the shares of our Series D Preferred Stock purchased from us pursuant to the Purchase Agreement is declared effective by the SEC and remains effective, and the other conditions set forth in the Purchase Agreement are satisfied. The sale by the Selling Stockholder of a significant amount of our Series D Preferred Stock registered in this offering at any given time could cause the market price of our Series D Preferred Stock to decline and to be highly volatile.

Sales of our Series D Preferred Stock to the Selling Stockholder, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of our shares of Series D Preferred Stock that may be available for us to sell pursuant to the Purchase Agreement (i.e., up to $37,500,000 in shares of our Series D Preferred Stock).

Because the purchase price per share to be paid by the Selling Stockholder for the shares of our Series D Preferred Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Series D Preferred Stock during the applicable pricing period for each purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of our Series D Preferred Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. Accordingly, it is possible that we may need to issue and sell more than the number of shares being registered for resale under this prospectus to the Selling Stockholder under the Purchase Agreement in order to receive aggregate gross proceeds equal to the Selling Stockholder’s $37.5 million Commitment Amount under the Purchase Agreement.

If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares of our Series D Preferred Stock than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the $37.5 million Commitment Amount to the Selling Stockholder under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares we wish to sell to the Selling Stockholder from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective under the Securities Act before we may elect to sell any additional shares of our Series D Preferred Stock to the Selling Stockholder under the Purchase Agreement. The number of shares of our Series D Preferred Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of our Series D Preferred Stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement. Notwithstanding the foregoing, we will not be obligated to seek stockholder approval to increase the 2,000 shares of preferred stock that have been designated as the Series D Preferred Stock.

Issuances of our Series D Preferred Stock in this offering will not affect the rights or privileges of our existing stockholders of Series D Preferred Stock, except that the economic and voting interests of each of our existing stockholders of Series D Preferred Stock will be diluted as a result of any such issuance. Although the number of shares of Series D Preferred Stock that our existing stockholders of Series D Preferred Stock own will not decrease, the shares owned by such existing stockholders will represent a smaller percentage of our total outstanding shares of Series D Preferred Stock after any such issuance to the Selling Stockholder. If and when we do sell our Series D Preferred Stock to the Selling Stockholder under the Purchase Agreement, after the Selling Stockholder has acquired those shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to the Selling Stockholder by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Series D Preferred Stock. In addition, if we sell a substantial number of our shares of Series D Preferred Stock to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of our Series D Preferred Stock or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our Series D Preferred Stock to the Selling Stockholder and the Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled “Termination of the Purchase Agreement” above).

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The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from our sale of shares of Series D Preferred Stock to the Selling Stockholder under the Purchase Agreement registered hereunder at varying purchase prices:

Assumed Purchase Price Per Share(1)	Number of shares of Series D Preferred Stock to be Issued if Full Purchase(2)	Percentage of Outstanding Series D Preferred Stock After Giving Effect to the Issuance to the Selling Stockholder(3)	Proceeds from the Sale of Series D Preferred Stock to the Selling Stockholder Under the Purchase Agreement
$5.00	1,500,000	82.24%	$7,500,000
$7.50	1,500,000	82.24%	$11,250,000
$10.00	1,500,000	82.24%	$15,000,000
$12.50	1,500,000	82.24%	$18,750,000
$15.00	1,500,000	82.24%	$22,500,000
$16.66	1,500,000	82.24%	$24,990,000

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(1)	For the avoidance of any doubt, this price would reflect the Purchase Price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the Purchase Agreement.

(2)	We are registering 1,500,000 shares of our Series D Preferred Stock, consisting of an indeterminable number of shares of our Series D Preferred Stock we may elect, in our sole discretion, to issue and sell to the Selling Stockholder under the Purchase Agreement from time to time as described in this section. As a result, we have included in this column all of the shares of our Series D Preferred Stock that we are registering under this prospectus, without regard for the Ownership Limitation.

(3)	The denominator is based on 1,823,835 shares of our Series D Preferred Stock outstanding as of January 8, 2025, adjusted to include the issuance of the number of shares of Series D Preferred Stock set forth in the adjacent column which we would have issued to the Selling Stockholder based on the applicable assumed purchase price per share.

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USE OF PROCEEDS

This prospectus relates to shares of our Series D Preferred Stock that may be offered and sold from time to time by the Selling Stockholder. All of our Series D Preferred Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales. We cannot currently determine the price or prices at which shares of our Series D Preferred Stock may be sold by the Selling Stockholder under this prospectus.

We may receive up to $37.5 million aggregate gross proceeds under the Purchase Agreement from any sales we make to the Selling Stockholder pursuant to the Purchase Agreement. However, we are unable to estimate the actual amount of proceeds that we may receive, as it will depend on the number of shares that we choose to sell, our ability to meet the conditions set forth in the Purchase Agreement, market conditions and the price of shares of our Series D Preferred Stock, among other factors. See the section titled “Plan of Distribution (Conflicts of Interest)” elsewhere in this prospectus for more information.

We are obligated to use the proceeds that we receive under the Purchase Agreement to solely repay debt under the 2024 Credit Agreement for so long as any Promissory Notes under the 2024 Credit Agreement remains outstanding; thereafter, we may use any remaining proceeds for working capital purposes. The Promissory Notes issued under the 2024 Credit Agreement were due December 4, 2024.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we may retain broad discretion over the use of these proceeds.

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DESCRIPTION OF THE SERIES D PREFERRED STOCK

The description of certain terms of our capital stock, including the Series D Preferred Stock, in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificate of designations, as amended, establishing the terms of our Series D Preferred Stock, our bylaws and Delaware corporate law. Copies of our certificate of incorporation, certificate of designations, as amended, and our bylaws are available from us upon request.

General

We are authorized to issue 500,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock, par value $0.001 per share.  As of January 8, 2025, there were 1,259,893 shares of our Class A common stock issued and outstanding and 4,998,598 shares of Class B common stock issued and outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable. All references herein solely to “common stock” refer to the Class A common stock and Class B common stock, except where otherwise indicated.

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share.  Of these shares of preferred stock, 1,000,000 shares are designated as Series A convertible preferred stock (“Series A Preferred Stock”), 75,000 shares are designated as Series C convertible preferred stock (the “Series C Preferred Stock”), 2,000,000 shares are designated as Series D preferred stock (the “Series D Preferred Stock”), 2,500,000 shares are designated as Series E redeemable perpetual preferred stock (the “Series E Preferred Stock”), 1,000,000 shares are designated as Series F exchangeable preferred stock (the “Series F Preferred Stock”) and 25,000 shares are designated as Series G convertible preferred stock (the “Series G Preferred Stock”). As of January 8, 2025, there were 7,040 shares of Series A Preferred Stock outstanding, 50,000 shares of Series C Preferred Stock outstanding, 323,835 shares of Series D Preferred Stock outstanding, 649,998 shares of Series E Preferred Stock outstanding, 998,577 shares of Series F Preferred Stock outstanding and 860 shares of Series G Preferred Stock outstanding.

Preferred Stock

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

The authorized shares of preferred stock will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Series D Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series D Preferred Stock is perpetual and has no stated maturity date and is not subject to any sinking fund or mandatory redemption. Shares of the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series D Preferred Stock.

Ranking

The Series D Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(i)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (ii) and (iii);

(ii)	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including the Series A Preferred Stock and the Series C Preferred Stock;

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(iii)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(iv)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries.

Dividends

Holders of shares of the Series D Preferred Stock are entitled to receive cumulative cash dividends at the rate of 13.00% of the $25.00 per share liquidation preference per annum (equivalent to $3.25 per annum per share). Dividends on the Series D Preferred Stock will be payable monthly within eight business days of the last day of each month when, as and if declared by our board of directors. Any dividend payable on the Series D Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series D Preferred Stock at the close of business on the applicable record date, which will be the last day of the month, whether or not a business day, in which the applicable dividend payment date falls. As a result, holders of shares of Series D Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series D Preferred Stock will be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment will be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — We may not be able to pay dividends on the Series D Preferred Stock if we have insufficient cash in the future to make dividend payments” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series D Preferred Stock.

Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears, and holders of the Series D Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series D Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series D Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series D Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) will be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor will any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up will not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series D Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series D Preferred Stock will be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of preferred stock that we may issue will in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other series of preferred stock that we may issue (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

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Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series D Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series D Preferred Stock as to liquidation rights, such as the Series F Exchangeable Preferred Stock.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series D Preferred Stock in the distribution of assets, then the holders of the Series D Preferred Stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series D Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

Optional Redemption

Prior to June 3, 2025, the date that is three years following the initial issuance of the Series D Preferred Stock, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of $25.50 per share of Series D Preferred Stock, plus any accumulated and unpaid dividends (whether or not declared) on the Series D Preferred Stock up to, but not including, the date of such redemption, upon written notice as described below under “—Redemption Procedures.” On and after June 3, 2025, the redemption price will decrease to $25.00 per share.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends (whether or not declared) thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when, after the initial issuance of the Series D Preferred Stock, the following have occurred and are continuing:

(i)	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Ault & Company, which is a majority stockholder of our Company and affiliates of Milton C. (Todd) Ault III, our Executive Chairman, and any “person” or “group” under Section 13(d)(3) of the Exchange Act that is an affiliate of Ault & Company or any trust, partnership, corporate or other entity affiliated with any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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(ii)	following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Redemption Procedures

In the event we elect to redeem Series D Preferred Stock, the notice of redemption will be mailed to each holder of record of Series D Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

•	the redemption date;

•	the number of shares of Series D Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series D Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

 If less than all of the Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series D Preferred Stock to be redeemed will surrender the Series D Preferred Stock at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series D Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series D Preferred Stock so called for redemption, then from and after the redemption date (unless default will be made by us in providing for the payment of the redemption price plus any accumulated and unpaid dividends (whether or not declared), if any), dividends will cease to accrue on those shares of Series D Preferred Stock, those shares of Series D Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus any accumulated and unpaid dividends (whether or not declared), if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series D Preferred Stock is to be redeemed, the Series D Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series D Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series D Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series D Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series D Preferred Stock will be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series D Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing will not prevent the purchase or acquisition by us of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

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Subject to applicable law, we may purchase shares of Series D Preferred Stock in the open market, by tender or by private agreement. Any shares of Series D Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series D Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series D Preferred Stock are entitled to vote, each share of Series D Preferred Stock will be entitled to one vote. In instances described below where holders of Series D Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series D Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series D Preferred Stock are in arrears for 18 or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series D Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series D Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series D Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series D Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series D Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series D Preferred Stock will immediately resign and the number of directors constituting the board of directors will be reduced accordingly. In no event will the holders of Series D Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event will the total number of preferred stock directors elected by holders of the Series D Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of such directors) under these voting rights exceed two.

If a special meeting is not called by us within 75 days after request from the holders of Series D Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series D Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series D Preferred Stock are exercisable, any vacancy in the office of a preferred stock director will occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series D Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series D Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

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So long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable):

(a)	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

(b)	amend, alter, repeal or replace our certificate of incorporation or bylaws, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series D Preferred Stock of any right, preference, privilege or voting power of the Series D Preferred Stock; or

(c)	effect any consummation of (x) a binding share exchange or reclassification involving the Series D Preferred Stock or (y) a merger or consolidation of our Company with another entity (whether or not a corporation), unless in each case (A) the shares of Series D Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series D Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States or a state thereof, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series D Preferred Stock immediately prior to such consummation, taken as a whole (each, an “Event”).

 An increase in the amount of the authorized preferred stock, including the Series D Preferred Stock, or the creation or issuance of any additional Series D Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series D Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series D Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds will have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designation or as may be required by applicable law, the shares of Series D Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series D Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series D Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series D Preferred Stock within 30 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Conversion Rights

The Series D Preferred Stock is not convertible into our common stock or any of our other securities, except that, upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right subject to our election to redeem the Series D Preferred Stock in whole or part, as described above under “—Optional Redemption” or “—Special Optional Redemption,” prior to the change of control conversion date to convert some or all of the Series D Preferred Stock held by such holder on the change of control conversion date into a number of shares of our common stock per share of Series D Preferred Stock equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series D Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the change of control conversion date (unless the change of control conversion date is after a dividend record date and prior to the corresponding dividend payment date for the Series D Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, including provisions for the receipt, under specified circumstances, of alternative consideration.

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For these purposes, “Common Stock Price” means (i) if the consideration to be received in the Change of Control by the holders of shares of common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. national securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. national securities exchange.

No Preemptive Rights

No holders of the Series D Preferred Stock will, as holders of Series D Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our certificate of incorporation, as amended, and bylaws, as amended and restated, may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and our board of directors.

Book-Entry Procedures

DTC acts as securities depository for our outstanding common stock and for our Series D Preferred Stock offered hereunder. Title to book-entry interests in the Series D Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series D Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series D Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series D Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series D Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series D Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series D Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series D Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our certificate of incorporation, as amended (including the certificate of designations designating the Series D Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series D Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series D Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series D Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series D Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series D Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series D Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series D Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series D Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series D Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series D Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series D Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent

The Transfer Agent and Registrar for our Series D Preferred Stock is Computershare Trust Company, N.A., 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

Trading Symbol and Market

Our Series D Preferred Stock is listed on NYSE American under the symbol “GPUS-PD.”

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the years ended December 31, 2024 and 2023, by our principal executive officer. Because we are a Smaller Reporting Company, we only have to report information of our principal executive officer and our two other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)(2)	Total ($)
Milton C. Ault, III	2024	400,000	16,667	-	-	126,950	543,617
Executive Chairman of the Board	2023	400,000	16,667	-	-	325,773	742,440
William B. Horne	2024	400,000	16,667	-	-	84,502	501,169
Chief Executive Officer	2023	375,000	16,667	-	-	98,195	489,862
Henry C. Nisser	2024	300,000	12,500	-	-	24,921	337,421
President and General Counsel	2023	300,000	12,500	-	-	55,727	368,227

(1)	The values reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options and stock awards to our named executive officer in the years shown. No stock or options grants were made in 2024 or 2023.
(2)	The amounts in “All Other Compensation” consist of 401(k) matching amounts, vehicle allowance, personal use of the Company’s corporate aircraft, health insurance benefits, and long-term and short-term disability insurance benefits. The personal use of corporate aircraft, reflects the incremental cost to Hyperscale Data for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense. Summary table of “All Other Compensation” for the year ended December 31, 2024 is set forth below:

Name	401(k) Matching Contribution ($)	Automobile Expenses ($)	Personal Use of Aircraft ($)	Medical and Life Insurance Benefits ($)	Total All Other Compensation ($)
Milton C. Ault, III	9,442	12,000	78,324	27,184	126,950
William B. Horne	17,250	12,000	-	55,252	84,502
Henry C. Nisser	12,500	-	-	10,704	24,921

Compensation from Related Companies

The compensation table above does not include compensation paid to those executives from related companies for the year ended December 31, 2024 as set forth below:

	AVLP		Alzamend		Circle 8
Name	Board Fees	Officer Compensation	Board Fees	Officer Compensation	Board Fees
Milton C. Ault, III	$100,000	$-	$37,500	$-	$-
William B. Horne	$-	$50,000	$50,000	$-	$25,000
Henry C. Nisser	$-	$50,000	$-	$50,000	$-

Employment Agreements

Milton C. Ault, III

On June 17, 2018, the Company entered into a ten-year executive employment agreement with Milton C. Ault, III, to serve as Chief Executive Officer of the Company.  On January 19, 2021, Mr. Ault was appointed as Executive Chairman of the Company. For his services, Mr. Ault will be paid a base salary of $400,000 per annum (the “Base Salary”).

Pursuant to the terms and subject to the conditions set forth in the agreement, if the Company meets or exceeds criteria adopted by the Company’s compensation committee (the “Compensation Committee”) for earning bonuses which shall be adopted by the Compensation Committee annually, Mr. Ault shall be eligible to receive an annual bonus, which percentage shall be based on achievement of applicable performance goals determined by the Compensation Committee.

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In addition, Mr. Ault shall be eligible to receive a performance-based award (the “CEO Performance Award”), provided that the Company, for any given fiscal year during the term of this agreement, meets the following criteria: (A) an increase in revenue, as calculated under GAAP over the previous fiscal year as reported in the Annual Report on Form 10-K or successor form for such fiscal year; provided that any increase less than thirty-five percent (35%) (the “Revenue Percentage”) shall reduce the CEO Performance Award correspondingly; (B) positive net income, as calculated under GAAP, as reported in the Annual Report on Form 10-K or successor form for such fiscal year, provided that any increase less than five percent (5%) (the “Net Income Percentage”) shall reduce the CEO Performance Award correspondingly; and (C) positive net cash flow from operations on a year-to-year basis, where cash flow is defined as the net amount of cash and cash-equivalents being transferred into and out of the Company. The CEO Performance Award shall consist of a number of shares of the Company’s common stock having a maximum value equal to ten percent (10%) of any appreciation in the Company’s Market Capitalization above the High Water Mark (as such terms are defined in the agreement) as measured by the daily average closing bid price of the Company’s common stock for the applicable fiscal year subject to proration obtained by the product of Revenue Percentage and the Net Income Percentage. If the CEO Performance Award in a fiscal year is less than ten percent (10%) due to a reduction caused by an annual shortfall in either the Revenue Percentage or the Net Income Percentage, the prior year’s targets would be deemed to have been achieved if a corresponding overage in a subsequent fiscal year results in the achievement of the cumulative targets.  The annual and cumulative targets for revenue and net income, which are provided solely for the purpose of establishing cumulative totals, are set forth in the agreement.

Upon termination of Mr. Ault’s employment (other than upon the expiration of the employment), Mr. Ault shall be entitled to receive: (A) any earned but unpaid base salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Ault’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Ault’s employment, the Company shall pay to Mr. Ault a “Separation Payment” as follows:  (A)  an amount equal to four (4) weeks of base salary for each full year of service and credit for his service commencing from September 22, 2016, (B) should Mr. Ault provide the Company with a separation, waiver and release agreement  within 60 days of termination, then the Company shall: (i) pay his base salary until the last to occur (the “Separation Period”) of (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, but in no event an amount greater than the Base Salary payable should either such period expire within two years, or (2) the 12-month period commencing on the date Mr. Ault is terminated, payable in one lump sum; (ii) provide during the Separation Period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Ault would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months.  Finally, upon the occurrence of a change in control, Mr. Ault will be paid an amount equal to the greater of: (i) five times his then current Base Salary or (ii) the Separation Payment amount set forth above, without regard to whether Mr. Ault continues in the employ of the Company or its successor.

William B. Horne

On January 25, 2018, we entered into an employment agreement with William Horne to serve as Chief Financial Officer and Executive Vice President of the Company and its subsidiaries for an initial term through September 30, 2022, which automatically renews thereafter for successive one-year terms unless either party provides written notification at least four months prior to the end of a term of their desire to terminate.  Mr. Horne’s base salary was $300,000 per annum, which was increased to $400,000 effective April 1, 2023. Mr. Horne is eligible to receive an annual cash bonus equal to a percentage of his annual base salary based on achievement of applicable performance goals determined by the Company’s compensation committee.

Upon termination of Mr. Horne’s employment (other than upon the expiration of the employment), Mr. Horne shall be entitled to receive: (i) any earned but unpaid base salary through the termination date; (ii) all reasonable expenses paid or incurred; and (iii) any accrued but unused vacation time.

Further, unless Mr. Horne’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Horne’s employment, the Company shall pay to Mr. Horne a “Separation Payment” as follows:  (A)  an amount equal to four weeks of base salary for each full year of service, (B) should Mr. Horne provide the Company with a separation, waiver and release agreement  within 60 days of termination, then the Company shall: (i) pay his base salary until the last to occur (the “Separation Period”) of (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, or (2) the 12-month period commencing on the date Mr. Horne is terminated, payable in one lump sum; (ii) provide during the Separation Period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Horne would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months.  Finally, upon the occurrence of a change in control, Mr. Horne will be paid an amount equal to four times his Separation Payment.

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Henry Nisser

On April 12, 2019, the Company entered into an employment agreement (the “Agreement”) with Henry Nisser to serve as General Counsel and Executive Vice President of the Company and its subsidiaries for an initial term through May 1, 20223 which automatically renews thereafter for successive one-year terms unless either party provides written notification at least four months prior to the end of a term of their desire to terminate. The effective date of the Agreement was May 1, 2019. For 2023, Mr. Nisser’s base salary was $300,000 per annum (the “Base Salary”).

Mr. Nisser is eligible to receive an annual cash bonus equal to a percentage of his annual base salary based on achievement of applicable performance goals determined by the Company’s compensation committee.

Mr. Nisser’s bonuses, if any, and all stock based compensation shall be subject to “Company Clawback Rights” if during the period that Mr. Nisser is employed by the Company and upon the termination of Mr. Nisser’s employment and for a period of two years thereafter, there is a restatement of any of the Company’s financial results from which any bonuses and stock based compensation to Mr. Nisser shall have been determined.

Upon termination of Mr. Nisser’s employment (other than upon the expiration of the employment), Mr. Nisser shall be entitled to receive: (A) any earned but unpaid base salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Nisser’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Nisser’s employment, the Company shall pay to Mr. Nisser a “Separation Payment” as follows: (a) an amount equal to four weeks of base salary for each full year of service, (b) commencing on the date that shall be one (1) year from the effective date, should Mr. Nisser provide the Company with a separation, waiver and release agreement within 30 days of termination, then the Company shall pay to Mr. Nisser the Base Salary (in effect immediately prior to the termination date) an amount equal to the lesser of what Mr. Nisser would have received if the employment period ended after (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, or (2) the 18-month period commencing on the date Executive is terminated, payable in one lump sum; (ii) provide during the separation period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Nisser would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months. Finally, upon the occurrence of a change in control, Mr. Nisser will be paid an amount equal to four times his Separation Payment.

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SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the Selling Stockholder of up to 1,500,000 shares of our Series D Preferred Stock that may be issued by us to the Selling Stockholder under the Purchase Agreement. For additional information regarding the shares of our Series D Preferred Stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of Series D Preferred Stock included in this prospectus pursuant to the Purchase Agreement, in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and as set forth in this section below, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of our Series D Preferred Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of January 8, 2025. The number of shares in the column “Maximum Number of Shares of Our Series D Preferred Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Series D Preferred Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them. Except as set forth in the section titled “Plan of Distribution (Conflicts of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Series D Preferred Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Series D Preferred Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of our Series D Preferred Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 323,835 shares of Series D Preferred Stock outstanding on January 8, 2025. Because the purchase price to be paid by the Selling Stockholder for shares of our Series D Preferred Stock, if any, that we may elect to sell to the Selling Stockholder in one or more purchases from time to time under the Purchase Agreement will be determined on the applicable dates for such purchases, the actual number of shares of our Series D Preferred Stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our Series D Preferred Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Our Series D Preferred Stock Owned Prior to Offering		Maximum Number of Shares of Our Series D Preferred Stock to be Offered	Number of Shares of Our Series D Preferred Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent(2)	Pursuant to this Prospectus	Number	Percent
Orion Equity Partners, LLC(3)	0	*	1,500,000	—	—

___________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Series D Preferred Stock.

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including this registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchases of our Series D Preferred Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Series D Preferred Stock to the Selling Stockholder to the extent such shares, when aggregated with all other shares of our Series D Preferred Stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder’s beneficial ownership of our Series D Preferred Stock to exceed the Ownership Limitation.

(2)	Applicable percentage ownership is based on 323,835 shares of Series D Preferred Stock outstanding as of January 8, 2025.

(3)	John Lowry and William Coons each have shared voting and dispositive power over the shares. The business address of the Selling Stockholder is 45 Broadway, 19th Floor, New York, NY 10006. Spartan Capital Securities, LLC is expected to act as an executing broker upon any resale of the Shares registered hereunder. Selling Stockholder may be deemed to be an affiliate of Spartan Capital Securities, LLC, a FINRA member by virtue of the fact that Selling Stockholder is 50% beneficially owned and controlled by each of John Lowry, the 100% beneficial owner of Spartan, and William Coons, an associated person of Spartan. The receipt by Orion of all the proceeds from sales of Shares to the public results in a “conflict of interest” by Spartan Capital Securities, LLC (including Orion) under FINRA Rule 5121. Accordingly, such sales will be conducted in compliance with FINRA Rule 5121. Pursuant to FINRA Rule 5121, Orion (or its affiliates) will not confirm sales of the Shares to any account over which it exercises discretionary authority without the prior written approval of the customer.

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PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The Shares offered by this prospectus are being offered by the Selling Stockholder, Orion. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The solicitation, marketing, distribution, offering and sale of our Shares offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Shares;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Selling Stockholder may be deemed to be an affiliate of Spartan Capital Securities, LLC, or Spartan, a FINRA member, by virtue of the fact that Selling Stockholder is 50% beneficially owned and controlled by each of John Lowry, the 100% beneficial owner of Spartan, and William Coons, an associated person of Spartan. Orion may use one or more registered broker-dealers to effectuate any resales of our Shares that it has or may acquire from us pursuant to the Purchase Agreement, including, without limitation, Spartan Capital Securities, LLC; however, Orion is under no obligation, and has not expressed any present intent, to engage other registered broker-dealers to do so, except that Orion has informed us that it intends to effectuate resales, if any, by Spartan on its own behalf for its own account. Any such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Orion has informed us that any such broker-dealer may receive commissions from Orion and, if so, such commissions will not exceed customary brokerage commissions. For the avoidance of any doubt, the Company has not engaged Orion or Spartan for the purpose of solicitation, marketing, distribution or sales of shares hereunder, and neither Orion nor Spartan shall be compensated by the Company in connection with resales of the shares hereunder. In accordance with the Purchase Agreement, the Investor is acquiring the Shares for its own account, for investment purposes.

Brokers, dealers, underwriters or agents participating in the distribution of our Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Shares sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of Shares sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Shares offered by this prospectus, including, without limitation, by and between Selling Stockholder and its affiliates, and the Company.

Spartan Capital Securities, LLC is a Financial Industry Regulatory Authority, Inc. (“FINRA”) member which would act as an executing broker for the sale of any Shares sold by Orion pursuant to the Purchase Agreement. Because Orion will receive all the net proceeds from resales of the shares made to the public, Spartan Capital Securities, LLC (including Orion) is deemed to have a “conflict of interest” within the meaning of Rule 5121 of FINRA. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. For the avoidance of doubt, Spartan Capital Securities, LLC is not a party to the Purchase Agreement, has no obligations under the Purchase Agreement and shall derive no benefit from the Purchase Agreement.

Specifically, in accordance with Rule 5121(a)(2), the Company and Orion have engaged Northland Securities, Inc., which has agreed to serve as a Qualified Independent Underwriter (as such term is defined under Rule 5121) for future purchases made under the Purchase Agreement, where required. Northland Securities, Inc. has participated in the preparation of the registration statement of which this Prospectus is made a part, has agreed to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof and has exercised the usual standards of due diligence in respect to the offering herein.

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Orion and Northland Securities, Inc. (in its capacity as a qualified independent underwriter hereunder) are each an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

On June 4, 2024, we entered into a Loan Agreement (the “2024 Credit Agreement”) with OREE Lending Company, LLC and Helios Funds LLC, as lenders (“Lenders”). Each Lender is a 50% member of (and thus affiliate of) Orion. The 2024 Credit Agreement provided for an unsecured, non-revolving credit facility in an aggregate principal amount of up to $20,000,000, provided, however, that at no point shall the Company be allowed to have outstanding loans under the 2024 Credit Agreement in a principal amount received of more than $2,000,000 (unless otherwise allowed by Lenders in their sole discretion). All loans under the 2024 Credit Agreement are due December 4, 2024. The Lenders are not obligated to make any further loans under the 2024 Credit Agreement after the maturity date described above. Loans under the 2024 Credit Agreement are evidenced by promissory notes (the “Promissory Notes”) and have an original issuance discount of 20% to the amount of each loan and all Promissory Notes, originally bore interest at the rate of 15.0% per annum and may be repaid at any time without penalty or premium.

Under the 2024 Credit Agreement, the Lenders loaned to the Company $1,500,000 on June 4, 2024, $500,000 on June 20, 2024 and $1,500,000 on or about July 2, 2024. As of the date of this prospectus, the Company has repaid $2,000,000 to Lenders. On January 9, 2025, the Company and each Lender amended (a) the 2024 Credit Agreement whereby, among other things, upon the effectiveness of the registration statement of which this prospectus is made a part, the 2024 Credit Agreement shall terminate and be of no further force and effect, (b) the notes whereby no additional interest (other than the 20% OID) shall accrue on such notes. As a result of these amendments, the aggregate amount payable to the Lenders by the Company, above the principal amount of $3,500,000 under the 2024 Credit Agreement, is $700,000.

Orion will receive the following compensation from the Company in consideration for its obligation to purchase shares from the Company, and, indirectly through its affiliates, from extending loans to the Company in the 2024 Credit Agreement, which such total compensation shall not in any event exceed 8% of the maximum commitment amount under the Purchase Agreement (i.e., the maximum $37.5 million aggregate gross purchase price of the Shares to be resold in this offering):

Orion will purchase Shares at a discount consisting of 94.5% of the arithmetic seven-day average of the closing prices of the Series D Preferred Stock during the seven (7) consecutive trading days ending on the trading day immediately preceding such date of the Advance Notice;

The Company will pay $115,000 to Northland Securities, Inc. as consideration for it to act as a “qualified independent underwriter” under this offering in accordance with FINRA Rule 5121, inclusive of up to $15,000 payable for Northland Securities, Inc.’s legal expenses;

The Company will reimburse Selling Stockholder up to $75,000 for legal fees and disbursements of counsel in connection with the transactions contemplated by the Purchase Agreement; and

A maximum of $700,000 in original interest discounts on the currently outstanding $3,500,000 in principal under the Promissory Notes issued under the 2024 Credit Agreement.

In addition to those payments set forth above, we will pay the expenses incident to the registration under the Securities Act of the offer and sale of our Shares covered by this prospectus by the Selling Stockholder. We estimate that the total expenses for the offering will be $75,161.38.

We also have agreed to indemnify Orion, Northland and certain other persons against certain liabilities in connection with the offering of our Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Orion has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Orion specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

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We have also agreed to indemnify Northland in connection with its service as “qualified independent underwriter” under the Purchase Agreement.

Orion has represented to us that at no time prior to the date of the Purchase Agreement has Orion, or any entity managed or controlled by Orion engaged in or effected, directly or indirectly, for its own principal account, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Shares or any hedging transaction that establishes a net short position with respect to our Shares. Orion has agreed that during the term of the Purchase Agreement, none of Orion, nor any entity managed or controlled by Orion will enter into or effect, directly or indirectly, any of the foregoing transactions for its own principal account or for the principal account of any other such entity.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all Shares offered by this prospectus have been sold by the Selling Stockholder.

Our Shares are currently listed on the Nasdaq Capital Market under the symbol “GPUS PRD.”

Orion and/or one or more of its affiliates has provided and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by Orion to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that Orion has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including discounts to current market prices of our Shares reflected in the purchase prices payable by it for Shares that we may require it to purchase from us from time to time under the Purchase Agreement.

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LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the securities offered hereby as our counsel.

EXPERTS

The consolidated balance sheets of Hyperscale Data, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, included in the 2023 Annual Report on Form 10-K, and related notes, have been audited by Marcum, LLP, an independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph about the Company’s ability to continue as a going concern, which is incorporated herein by reference, are based in part on the report of Ziv Haft, independent registered public accounting firm. Such consolidated financial statements have been incorporated by reference in reliance upon the reports pertaining to such consolidated financial statements of such firms given upon their authority as experts in auditing and accounting.

The report of Ziv Haft on the financial statements of ENERTEC SYSTEMS 2001 LTD, as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, not included herein, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May 20, 2024, August 16, 2024 and November 19, 2024, respectively;

•	Our Definitive Proxy Statements on Schedule 14A, filed with the SEC on May 8, 2024 and August 6, 2024, respectively;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 12, 2024 (Items 5.03 and 5.07 only), March 8, 2024, March 12, 2024, March 19, 2024, an amendment to the Current Report on Form 8-K originally filed with the SEC on November 7, 2023 that was filed with the SEC on March 26, 2024 and September 17, 2024, April 4, 2024, April 16, 2024, April 17, 2024, April 18, 2024 (Items 1.01 and 3.02 only), April 30, 2024, May 16, 2024, June 5, 2024, June 21, 2024, June 28, 2024, July 19, 2024, August 5, 2024, August 26, 2024, September 6, 2024, October 3, 2024, October 10, 2024, October 16, 2024, October 21, 2024, October 25, 2024, an amendment to the Current Report on Form 8-K originally filed with the SEC on June 21, 2024 that was filed with the SEC on November 1, 2024, November 12, 2024 (Item 5.03 only), November 15, 2024, November 20, 2024, November 21, 2024, November 25, 2024, December 6, 2024, December 11, 2024, December 13, 2024, December 16, 2024 (Items 1.01 and 2.01 only), December 23, 2024, amendments to the Current Report on Form 8-K originally filed with the SEC on December 23, 2024 that were filed with the SEC on each of January 3, 2025 (Item 1.01 only) and January 6, 2025 (Item 1.01 only), January 6, 2025 and January 8, 2025.

•	The description of our common stock contained in our Annual Report on Form 10-K as Exhibit 4.27 that was filed with the SEC on April 16, 2024.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to termination of this offering shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Hyperscale Data, Inc.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, Nevada 89141

Attention: Investor Relations

(949) 444-5464

Additional information about us is available at our web site located at www.ault.com. Information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to our Series D Preferred Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company we refer you to the registration statement, including the exhibits filed as a part of the registration statement.

Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.ault.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be paid
SEC registration fee *	$5,911.38
FINRA fee	4,250
Accounting fees and expenses	25,000
Legal fees and expenses	35,000
Printing and miscellaneous expenses	5,000
Total	$75,161.38

* Previously paid.

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee, or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

In addition, we have entered into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. We also maintain director and officer liability insurance to insure our directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 15.	Recent Sales of Unregistered Securities

On December 30, 2021, the Company entered into a Securities Purchase Agreement with certain sophisticated investors providing for the issuance of (i) Secured Promissory Notes with an aggregate principal face amount of approximately $66,000,000; (ii) five-year warrants to purchase an aggregate of 54 shares of our common stock at an exercise price of $656,250 per share, subject to adjustment; and (iii) five-year warrants to purchase an aggregate of 7 shares of our common stock at an exercise price of $656,250 per share, subject to adjustment. The notes, warrants and underlying shares of common stock were offered and sold to the investors in reliance upon an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

On November 7, 2022, the Company, along with its wholly owned subsidiaries Sentinum (f/k/a BitNile, Inc.), Third Avenue, ACS and Ault Aviation (collectively, the Company, Sentinum, Third Avenue, ACS and Ault Aviation, the “2022 Borrowers”) entered into a Loan and Guarantee Agreement with JGB Capital, LP, JGB Partners, LP and JGB (Cayman) Buckeye Ltd. (collectively, the “2022 Investors”) pursuant to which the 2022 Borrowers borrowed $18,888,889 and issued secured promissory notes to the 2022 Investors in the aggregate amount of $18,888,889. The Company also issued to the 2022 Investors (i) four-year warrants to purchase an aggregate of 16 shares of our common stock at an exercise price of $118,125 per share, subject to adjustment; and (ii) four-year warrants to purchase an aggregate of 16 shares of our common stock at an exercise price of $196,875 per share, subject to adjustment. The warrants and underlying shares of common stock were offered and sold to the 2022 Investors in reliance upon an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

On December 16, 2022, the Company entered into a Securities Purchase Agreement with certain accredited investors providing for the issuance of secured promissory notes with an aggregate principal face amount of $17,511,370. In addition, the Company agreed to issue 44 shares of our common stock to the accredited investor in exchange for the cancellation of all outstanding warrants previously issued to the accredited investor, which warrants were exercisable for 44 shares of our common stock. The shares of common stock were issued in reliance upon an exemption from the registration requirements under Sections 3(a)(9) and 4(a)(2) of the Securities Act.

On March 28, 2023, the Company entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which the Company agreed to issue and sell, in a private placement an aggregate of 100,000 shares of our preferred stock, with each such share having a stated value of $100.00 and consisting of (i) 83,000 shares of Series E Convertible Preferred Stock, (ii) 1,000 shares of Series F Convertible Preferred Stock and (iii) 16,000 shares of Series G Convertible Preferred Stock (collectively, the “Preferred Shares”). The purchase price of the Series E Convertible Preferred Stock and the Series F Convertible Preferred Stock was paid for by the investors’ canceling outstanding secured promissory notes in the principal amount of $8.4 million, whereas the purchase price of the shares of Series G Convertible Preferred Stock consisted of accrued but unpaid interest on these notes, as well as for other good and valuable consideration. The preferred stock sold in this private placement was convertible into shares of our common stock at the option of the holders equal to 85% of the closing sale price of our common stock on the trading day prior to the date of conversion, subject to a floor price of $0.10, and, in certain circumstances, convertible into shares of our common stock by the Company. The shares of preferred stock issued and sold in this private placement were issued in reliance upon an exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act.

On July 28, 2023, but effective as of August 3, 2023, the Company and certain institutional investors entered into an Exchange Agreement, pursuant to which such investors exchanged all of their Preferred Shares as well as their demand notes issued to such investors by the Company on or about May 20, 2023, with each demand note having a principal amount of approximately $888,000 for two new 10% Secured OID Promissory Notes, each with a principal face amount of $5,272,416 as of July 28, 2023 for an aggregate of amount owed of $10,544,832. The Preferred Shares were exchanged in reliance upon an exemption from the securities registration afforded by Sections 3(a)(9) and 4(a)(2) of the Securities Act.

On October 13, 2023, the Company entered into a Note Purchase Agreement with Ault & Company, pursuant to which the Company sold to Ault & Company a senior secured convertible promissory note in the principal face amount of $17,519,832 and warrants to purchase 54,498 shares of our common stock at an exercise price of $160.74, subject to adjustment, for a total purchase price of up to $17,519,832. The purchase price was comprised of the following: (i) cancellation of $4,625,000 of cash loaned by Ault & Company to the Company since June 8, 2023 pursuant to a short-term loan agreement; (ii) cancellation of $11,644,832 of term loans made by the Company to Ault & Company in exchange for Ault & Company assuming liability for the payment of $11,644,832 of secured notes; and (iii) the retirement of $1,250,000 stated value of 125,000 shares of our Series B Convertible Preferred Stock (representing all shares issued and outstanding of that series) transferred from Ault & Company to the Company. The notes, warrants and underlying shares of common stock were offered and sold to the investors in reliance upon an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

On December 14, 2023, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold, in three separate closings that occurred on December 14, 2023, an aggregate of 41,500 shares of Series C Convertible Preferred Stock and warrants to purchase 350,543 shares of our common stock to Ault & Company at an exercise price of $118.39, for a total purchase price of $41.5 million. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

II-2

On each of March 7, 2024 and March 8, 2024, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold 500 shares of Series C Convertible Preferred Stock and warrants to purchase 4,223 shares of our common stock to Ault & Company, for a purchase price of $500,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On each of March 18, 2024 and March 19, 2024, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold 500 shares of Series C Convertible Preferred Stock and warrants to purchase 4,223 shares of our common stock to Ault & Company, for a purchase price of $500,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On April 17, 2024, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold 500 shares of Series C Convertible Preferred Stock and warrants to purchase 4,223 shares of our common stock to Ault & Company, for a purchase price of $500,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On August 2, 2024, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold 300 shares of Series C Convertible Preferred Stock and warrants to purchase 2,534 shares of common stock to Ault & Company, for a purchase price of $300,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On October 4, 2024, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold 350 shares of Series C Convertible Preferred Stock and warrants to purchase 2,956 shares of common stock to Ault & Company, for a purchase price of $350,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On October 10, 2024, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold 500 shares of Series C Convertible Preferred Stock and warrants to purchase 4,223 shares of common stock to Ault & Company, for a purchase price of $500,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On October 18, 2024, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold 450 shares of Series C Convertible Preferred Stock and warrants to purchase 3,801 shares of common stock to Ault & Company, for a purchase price of $450,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On October 22, 2024, the Company, pursuant to a Securities Purchase Agreement entered into with Ault & Company on November 6, 2023, sold 100 shares of Series C Convertible Preferred Stock and warrants to purchase 845 shares of common stock to Ault & Company, for a purchase price of $100,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On November 13, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 95 shares of Series C Convertible Preferred Stock and warrants to purchase 802 shares of common stock to Ault & Company, for a purchase price of $95,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On November 15, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 735 shares of Series C Convertible Preferred Stock and warrants to purchase 6,208 shares of common stock to Ault & Company, for a purchase price of $735,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On November 19, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 400 shares of Series C Convertible Preferred Stock and warrants to purchase 3,379 shares of common stock to Ault & Company, for a purchase price of $400,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On November 21, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 50 shares of Series C Convertible Preferred Stock and warrants to purchase 422 shares of common stock to Ault & Company, for a purchase price of $50,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

II-3

On December 4, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 570 shares of Series C Convertible Preferred Stock and warrants to purchase 4,815 shares of common stock to Ault & Company, for a purchase price of $570,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On December 10, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 50 shares of Series C Convertible Preferred Stock and warrants to purchase 422 shares of common stock to Ault & Company, for a purchase price of $50,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On December 12, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 500 shares of Series C Convertible Preferred Stock and warrants to purchase 4,223 shares of common stock to Ault & Company, for a purchase price of $500,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On December 20, 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold 1,900 shares of Series C Convertible Preferred Stock and warrants to purchase 16,049 shares of common stock to Ault & Company, for a purchase price of $1,900,000. The Series C Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On January 3, 2025, pursuant to the December 2024 SPA we entered into with Ault & Company, we sold 495 shares of Series G Convertible Preferred Stock and warrants to purchase 83,643 shares of common stock to Ault & Company, for a purchase price of $495,000. The Series G Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

On January 6, 2025, pursuant to the December 2024 SPA we entered into with Ault & Company, we sold 365 shares of Series G Convertible Preferred Stock and warrants to purchase 61,676 shares of common stock to Ault & Company, for a purchase price of $365,000. The Series G Convertible Preferred Stock and warrants were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act.

Item 16.	Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated January 7, 2021. Incorporated by reference to the Current Report on Form 8-K filed on January 19, 2021 as Exhibit 3.1 thereto.

2.2	Agreement and Plan of Merger dated December 1, 2021. Incorporated by reference to the Current Report on Form 8-K filed on December 13, 2021 as Exhibit 2.1 thereto.

2.3	Agreement and Plan of Merger dated December 20, 2022. Incorporated by reference to the Current Report on Form 8-K filed on December 21, 2022 as Exhibit 2.1 thereto.

3.1	Certificate of Incorporation, dated September 22, 2017. Incorporated herein by reference to the Current Report on Form 8-K filed on December 29, 2017 as Exhibit 3.1 thereto.

3.2	Certificate of Designations of Rights and Preferences of 10% Series A Cumulative Redeemable Perpetual Preferred Stock, dated September 13, 2018. Incorporated herein by reference to the Current Report on Form 8-K filed on September 14, 2018 as Exhibit 3.1 thereto.

3.3	Certificate of Amendment to Certificate of Incorporation, dated January 2, 2019. Incorporated by reference to the Current Report on Form 8-K filed on January 3, 2019 as Exhibit 3.1 thereto.

3.4	Certificate of Amendment to Certificate of Incorporation (1-for-20 Reverse Stock Split of Common Stock), dated March 14, 2019. Incorporated herein by reference to the Current Report on Form 8-K filed on March 14, 2019 as Exhibit 3.1 thereto.

3.5	Certificate of Ownership and Merger. Incorporated by reference to the Current Report on Form 8-K filed on January 19, 2021 as Exhibit 2.1 thereto.

3.6	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on December 1, 2021. Incorporated by reference to the Current Report on Form 8-K filed on December 13, 2021 as Exhibit 3.1 thereto.

3.7	Certificate of Designation, Preferences and Rights relating to the 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, dated May 25, 2022. Incorporated by reference to the Registration Statement on Form 8-A filed on May 26, 2022 as Exhibit 3.6 thereto.

3.8	Certificate of Increase of the Designated Number of Shares of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, dated June 10, 2022. Incorporated by reference to the Current Report on Form 8-K filed on June 14, 2022 as Exhibit 3.1 thereto.

3.9	Certificate of Correction to the Certificate of Designation, Rights and Preferences of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, dated June 16, 2022. Incorporated by reference to the Current Report on Form 8-K filed on June 17, 2022 as Exhibit 3.1 thereto.

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3.10	Certificate of Amendment to Certificate of Incorporation (1-for-300 Reverse Stock Split of Common Stock), dated May 15, 2023. Incorporated herein by reference to the Current Report on Form 8-K filed on May 16, 2023 as Exhibit 3.1 thereto.

3.11	Certificate of Elimination of the Series E convertible redeemable preferred stock of Hyperscale Data, Inc. Incorporated herein by reference to the Current Report on Form 8-K filed on August 18, 2023 as Exhibit 3.1 thereto.

3.12	Certificate of Elimination of the Series F convertible redeemable preferred stock of Hyperscale Data, Inc. Incorporated herein by reference to the Current Report on Form 8-K filed on August 18, 2023 as Exhibit 3.2 thereto.

3.13	Certificate of Elimination of the Series G convertible redeemable preferred stock of Hyperscale Data, Inc. Incorporated herein by reference to the Current Report on Form 8-K filed on August 18, 2023 as Exhibit 3.3 thereto.

3.14	Certificate of Designation of Preferences, Rights and Limitations of Series C Cumulative Preferred Stock, dated November 15, 2023. Incorporated herein by reference to the Current Report on Form 8-K filed on November 21, 2023 as Exhibit 3.1 thereto.

3.15	Certificate of Elimination of the Series B convertible redeemable preferred stock of Hyperscale Data, Inc. Incorporated herein by reference to the Current Report on Form 8-K filed on December 12, 2023 as Exhibit 3.1 thereto.

3.16	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on January 12, 2024. Incorporated by reference to the Current Report on Form 8-K filed on January 12, 2024 as Exhibit 3.2 thereto.

3.17	Second Amended and Restated Bylaws, effective as of January 11, 2024. Incorporated by reference to the Current Report on Form 8-K filed on January 12, 2024 as Exhibit 3.1 thereto.

3.18	Certificate of Increase to Certificate Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock. Incorporated herein by reference to the Current Report on Form 8-K filed on April 4, 2024 as Exhibit 3.1 thereto.

3.19	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on September 6, 2024 and effective September 10, 2024. Incorporated herein by reference to the Current Report on Form 8-K filed on September 6, 2024 as Exhibit 3.1 thereto.

3.20	Certificate of Designation, Preferences and Rights relating to the 10.00% Series E Cumulative Redeemable Perpetual Preferred Stock, dated November 11, 2024. Incorporated by reference to the Current Report on Form 8-K filed on November 12, 2024 as Exhibit 3.1 thereto.

3.21	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on November 20, 2024. Incorporated herein by reference to the Current Report on Form 8-K filed on November 20, 2024 as Exhibit 3.1 thereto.

3.22	Certificate of Designation, Preferences and Rights relating to the Series F Exchangeable Preferred Stock, dated November 22, 2024. Incorporated by reference to the Current Report on Form 8-K filed on November 25, 2024 as Exhibit 3.1 thereto.

3.23

Form of Certificate of Designation of Preferences, Rights and Limitations of Series G Cumulative Preferred Stock, dated December 21, 2024. Incorporated herein by reference to the Current Report on Form 8-K filed on December 23, 2024 as Exhibit 4.1 thereto.

4.1	Form of Warrant, dated as of May 28, 2020. Incorporated by reference to the Current Report on Form 8-K filed on May 29, 2020 as Exhibit 4.3 thereto.

4.2	Form of Warrant, dated June 26, 2020. Incorporated by reference to the Current Report on Form 8-K filed on June 29, 2020 as Exhibit 4.2 thereto.

4.3	Form of Warrant. Incorporated by reference to the Current Report on Form 8-K filed on July 17, 2020 as Exhibit 4.2 thereto.

4.4	Form of Warrant, dated October 22, 2020. Incorporated by reference to the Current Report on Form 8-K filed on October 23, 2020 as Exhibit 4.2 thereto.

4.5	Form of Warrant dated October 27, 2020. Incorporated by reference to the Current Report on Form 8-K filed on October 27, 2020 as Exhibit 4.3 thereto.

4.6	Form of Warrant dated October 27, 2020. Incorporated by reference to the Current Report on Form 8-K filed on October 27, 2020 as Exhibit 4.4 thereto.

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4.7	Form of Warrant issued to Esousa Holdings, LLC, dated November 19, 2020. Incorporated by reference to the Current Report on Form 8-K filed on November 20, 2020 as Exhibit 4.3 thereto.

4.8	Form of Senior Indenture between BitNile Holdings, Inc. and the Trustee. Incorporated by reference to the Registration Statement on Form S-3 filed on October 29, 2021 as Exhibit 4.1 thereto.

4.9	Form of Subordinated Indenture between BitNile Holdings, Inc. and the Trustee. Incorporated by reference to the Registration Statement on Form S-3 filed on October 29, 2021 as Exhibit 4.2 thereto.

4.10	Form of Class A Warrant, dated December 29, 2021. Incorporated by reference to the Current Report on Form 8-K filed on January 3, 2022 as Exhibit 4.2 thereto.

4.11	Form of Class B Warrant, dated December 29, 2021. Incorporated by reference to the Current Report on Form 8-K filed on January 3, 2022 as Exhibit 4.3 thereto.

4.12	Form of Note. Incorporated by reference to the Current Report on Form 8-K filed on August 11, 2022 as Exhibit 4.1 thereto.

4.13	Form of Class A Warrant. Incorporated by reference to the Current Report on Form 8-K filed on November 8, 2022 as Exhibit 4.1 thereto.

4.14	Form of Class B Warrant. Incorporated by reference to the Current Report on Form 8-K filed on November 8, 2022 as Exhibit 4.2 thereto.

4.15	Form of Note. Incorporated by reference to the Current Report on Form 8-K filed on December 19, 2022 as Exhibit 4.1 thereto.

4.16	Form of amendment #1 to senior secured promissory note. Incorporated by reference to the Quarterly Report on Form 10-Q filed on May 22, 2023 as Exhibit 10.7 thereto.

4.17	Form of 7.00% Senior Note due 2024. Incorporated by reference to the Current Report on Form 8-K filed on September 1, 2023 as Exhibit 4.1 thereto.

4.18	Form of 8.50% Senior Note due 2026. Incorporated by reference to the Current Report on Form 8-K filed on September 1, 2023 as Exhibit 4.2 thereto.

4.19	Form of 10.50% Senior Note due 2028. Incorporated by reference to the Current Report on Form 8-K filed on September 1, 2023 as Exhibit 4.3 thereto.

4.20	Form of Note. Incorporated by reference to the Current Report on Form 8-K filed on September 28, 2023 as Exhibit 4.1 thereto.

4.21	Form of Warrant issued October 13, 2023. Incorporated by reference to the Current Report on Form 8-K filed on October 16, 2023 as Exhibit 4.2 thereto.

4.22	Form of Warrant. Incorporated by reference to the Current Report on Form 8-K filed on November 7, 2023 as Exhibit 10.2 thereto.

4.23	Securities Purchase Agreement, dated as of November 14, 2023, by and between Hyperscale Data, Inc. and RiskOn International, Inc. Incorporated by reference to the Current Report on Form 8-K filed on November 15, 2023 as Exhibit 10.1 thereto.

4.24	Form of Certificate of Designations of Rights, Preferences and Limitations of Series D Convertible Preferred Stock of RiskOn International, Inc. Incorporated by reference to the Current Report on Form 8-K filed on November 15, 2023 as Exhibit 10.2 thereto.

4.25	Note Purchase Agreement, dated March 11, 2024, by and among the Company and the Investors. Incorporated by reference to the Current Report on Form 8-K filed on March 12, 2024 as Exhibit 10.1 thereto.

4.26	Form of Note. Incorporated by reference to the Current Report on Form 8-K filed on March 12, 2024 as Exhibit 4.1 thereto.

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4.27	Form of Term Note. Incorporated by reference to the Current Report on Form 8-K filed on April 30, 2024 as Exhibit 4.1 thereto.

4.28	Form of Note. Incorporated by reference to the Current Report on Form 8-K filed on July 19, 2024 as Exhibit 4.1 thereto.

4.29	Note Purchase Agreement, dated July 18, 2024, by and among the Company and Esousa Group Holdings, LLC. Incorporated by reference to the Current Report on Form 8-K filed on July 19, 2024 as Exhibit 10.1 thereto.

4.30	Form of Forbearance Note. Incorporated by reference to the Current Report on Form 8-K filed on December 11, 2024 as Exhibit 4.1 thereto.

4.31	Securities Purchase Agreement, dated as of December 21, 2024, by and between the Company and Ault & Company, Inc. Incorporated by reference to the Current Report on Form 8-K filed on December 23, 2024 as Exhibit 10.1 thereto.

4.32	Form of Warrant. Incorporated by reference to the Current Report on Form 8-K filed on January 6, 2025 as Exhibit 10.2 thereto.

5.1***	Opinion of Olshan Frome Wolosky LLP, as to the legality of the shares being offered.

10.1	Loan and Security Agreement between the Company and Avalanche International Corp., dated August 21, 2017. Incorporated by reference to the Current Report on Form 8-K filed on September 7, 2017 as Exhibit 10.1 thereto.

10.2	Amendment to MTIX Limited Purchase Order Number 2121. Incorporated by reference to the Current Report on Form 8-K filed on February 25, 2020 as Exhibit 10.2 thereto.

10.3+	2021 Stock Incentive Plan. Incorporated by reference to the Company’s Definitive Proxy Statement on Form DEF 14A filed on July 6, 2021 as Appendix B thereto.

10.4+	2021 Employee Stock Purchase Plan. Incorporated by reference to the Company’s Definitive Proxy Statement on Form DEF 14A filed on July 6, 2021 as Appendix C thereto.

10.5+	Form of Stock Option Grants. Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on August 26, 2021 as Exhibit 99.3 thereto.

10.6+	Form of Restricted Stock Unit Grants. Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on August 26, 2021 as Exhibit 99.4 thereto.

10.7	Form of Construction Loan Agreement. Incorporated by reference to the Current Report on Form 8-K filed on December 23, 2021 as Exhibit 10.1 thereto.

10.8	Form of Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing. Incorporated by reference to the Current Report on Form 8-K filed on December 23, 2021 as Exhibit 10.2 thereto.

10.9	Form of Assignment of Leases, Rents and Profits. Incorporated by reference to the Current Report on Form 8-K filed on December 23, 2021 as Exhibit 10.3 thereto.

10.10	Form of Guaranty. Incorporated by reference to the Current Report on Form 8-K filed on December 23, 2021 as Exhibit 10.4 thereto.

10.11+	2022 Stock Incentive Plan. Incorporated by reference to the Company’s Definitive Proxy Statement on Form DEF 14A filed on September 23, 2022 as Annex B thereto.

10.12	Form of Securities Purchase Agreement. Incorporated by reference to the Current Report on Form 8-K filed on December 19, 2022 as Exhibit 10.1 thereto.

10.13	Form of Guaranty. Incorporated by reference to the Current Report on Form 8-K filed on December 19, 2022 as Exhibit 10.3 thereto.

10.14	Form of Amended and Restated Amendment to Securities Purchase Agreement. Incorporated by reference to the Current Report on Form 8-K filed on January 3, 2023 as Exhibit 10.4 thereto.

10.15	Form of Share Exchange Agreement, entered into February 8, 2023. Incorporated by reference to the Current Report on Form 8-K filed on February 10, 2023 as Exhibit 10.1 thereto.

10.16	Form of Series B Preferred Stock Certificate of Designations. Incorporated by reference to the Current Report on Form 8-K filed on February 10, 2023 as Exhibit 10.2 thereto.

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10.17	Form of Series C Preferred Stock Certificate of Designations. Incorporated by reference to the Current Report on Form 8-K filed on February 10, 2023 as Exhibit 10.3 thereto.

10.18	Form of Hyperscale Data, Inc. Investor Agreement relating to 7.00% Senior Notes due 2024, 8.50% Senior Notes due 2026 and 10.50% Senior Notes due 2028. Incorporated by reference to the Current Report on Form 8-K filed on September 1, 2023 as Exhibit 10.1 thereto.

10.19	Securities Exchange Agreement, dated September 27, 2023, by and between the Company and the Investor. Incorporated by reference to the Current Report on Form 8-K filed on September 28, 2023 as Exhibit 10.1 thereto.

10.20	Securities Purchase Agreement, dated November 6, 2023, by and between Hyperscale Data, Inc. and Ault & Company, Inc. Incorporated by reference to the Current Report on Form 8-K filed on November 7, 2023 as Exhibit 10.1 thereto.

10.21	Form of Loan and Guaranty Agreement, dated December 14, 2023. Incorporated by reference to the Current Report on Form 8-K filed on December 15, 2023 as Exhibit 10.1 thereto.

10.22	Form of Security Agreement. Incorporated by reference to the Current Report on Form 8-K filed on December 15, 2023 as Exhibit 10.2 thereto.

10.23	Form of Security Agreement. Incorporated by reference to the Current Report on Form 8-K filed on December 15, 2023 as Exhibit 10.3 thereto.

10.24	Form of Florida Mortgage. Incorporated by reference to the Current Report on Form 8-K filed on December 15, 2023 as Exhibit 10.4 thereto.

10.25	Form of Michigan Mortgage. Incorporated by reference to the Current Report on Form 8-K filed on December 15, 2023 as Exhibit 10.5 thereto.

10.26	Form of Aircraft Mortgage. Incorporated by reference to the Current Report on Form 8-K filed on December 15, 2023 as Exhibit 10.6 thereto.

10.27	Amendment to the Securities Purchase Agreement, Certificate of Designation and Series C Warrants, dated March 25, 2024. Incorporated by reference to the Current Report on Form 8-K filed on March 26, 2024 as Exhibit 10.3 thereto.

10.28	Luxor Mining Pool Service Level Agreement, dated March 28, 2023, by and between Bitnile Inc. (n/k/a Sentinum Inc.) and Luxor Technology Corporation. Incorporated by reference to the Annual Report on Form 10-K filed on April 16, 2024 as Exhibit 10.28 thereto.

10.29	Master Services Agreement, dated March 23, 2023, by and between Bitnile, Inc. (n/k/a Sentinum Inc.) and Core Scientific, Inc. Incorporated by reference to the Annual Report on Form 10-K filed April 16, 2024 as Exhibit 10.29 thereto.

10.30	Amendment to the Loan and Guaranty Agreement, dated April 15, 2024. Incorporated by reference to the Current Report on Form 8-K filed on April 16, 2024 as Exhibit 10.1 thereto.

10.31	Form of Guaranty. Incorporated by reference to the Current Report on Form 8-K filed on April 30, 2024 as Exhibit 10.1 thereto.

10.32	Form of Second Amendment to Loan and Guaranty Agreement, dated May 15, 2024. Incorporated by reference to the Current Report on Form 8-K filed on May 16, 2024 as Exhibit 10.1 thereto.

10.33	Form of Loan Agreement. Incorporated by reference to the Current Report on Form 8-K filed on June 5, 2024 as Exhibit 10.1 thereto.

10.34	Form of Guaranty. Incorporated by reference to the Current Report on Form 8-K filed on June 5, 2024 as Exhibit 10.2 thereto.

10.35	Purchase Agreement, dated June 20, 2024, by and between Hyperscale Data, Inc. and Orion Equity Partners, LLC. Incorporated by reference to the Current Report on Form 8-K filed on June 21, 2024 as Exhibit 10.1 thereto.

10.36**	Novation Agreement dated February 24, 2023 by and among Lower Yellowstone Rural electric Cooperative, TypeX, LLC and BNI Montana LLC, a subsidiary of Hyperscale Data, Inc.

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10.37**	Contract dated October 23, 2021 by and between Indiana Michigan Power Company and Alliance Cloud Services, a subsidiary of Hyperscale Data, Inc

10.38	First Supplement and Amendment dated November 1, 2024 by and among Hyperscale Data, Inc., Orion Equity Partners, LLC and Ascendiant Capital Markets, LLC. Incorporated by reference to the Current Report on Form 8-K filed on November 1, 2024 as Exhibit 10.1 thereto.

10.39	Form of Forbearance Agreement. Incorporated by reference to the Current Report on Form 8-K filed on December 11, 2024 as Exhibit 10.1 thereto.

10.40***

Second Supplement and Amendment to Purchase Agreement dated January 9, 2025 by and among Hyperscale Data, Inc., Orion Equity Partners, LLC, Ascendiant Capital Markets, LLC and Northland Securities, Inc.

10.41***	First Amendment to Loan Agreement dated January 9, 2025 by and among Hyperscale Data, Inc., OREE Lending Company, LLC and Helios Funds LLC.

21.1***	List of Subsidiaries.

23.1***	Consent of Marcum LLP.

23.2***	Consent of Ziv Haft, BDO member firm.

23.3***	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the Registration Statement).

107*	Calculation of Filing Fee Table.

____________________________

*	Previously filed with the SEC on Form S-1 on July 30, 2024.

**	Previously filed with the SEC on Form S-1/A on November 5, 2024.

***	Filed herewith.

+	Indicates a management contract or compensatory plan or arrangement.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” filed as an exhibit to the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred` or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on January 13, 2025.

HYPERSCALE DATA, INC.

By:	/s/ William B. Horne
William B. Horne
Chief Executive Officer (principal executive officer)

By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Milton C. Ault III	Executive Chairman	January 13, 2025
Milton C. Ault III

/s/ William B. Horne	Chief Executive Officer and Vice Chairman (Principal	January 13, 2025
William B. Horne	Executive Officer)

/s/ Henry Nisser	President, General Counsel and Director	January 13, 2025
Henry Nisser

/s/ Robert O. Smith*	Director	January 13, 2025
Robert O. Smith

/s/ Mordechai Rosenberg*	Director	January 13, 2025
Mordechai Rosenberg

/s/ Jeffrey A. Bentz*	Director	January 13, 2025
Jeffrey A. Bentz

*Pursuant to Power of Attorney

By:	/s/ William B. Horne
William B. Horne
Attorney-in-Fact